UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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SP PLUS CORPORATION
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING
AND
PROXY STATEMENT
2018
SP PLUS CORPORATION

SP PLUS CORPORATION
200 E. Randolph Street, Suite 7700
Chicago Illinois 60601-7702
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date:	May 8, 2018
Time:	4:00 p.m., local time
Place:	Radisson Blu Aqua Hotel, 221 N. Columbus Drive, Chicago, Illinois 60601
Proposals:	1.	To elect six directors, with the following being the Board’s nominees:
G Marc Baumann
Karen M. Garrison
Alice M. Peterson
Gregory A. Reid
Wyman T. Roberts
Douglas R. Waggoner;
	2.	To amend and restate the SP Plus Corporation Long-Term Incentive Plan;
	3.	To consider and cast a non-binding advisory vote on a resolution approving 2017 named executive officer compensation; and
	4.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2018.
Record Date:	March 30, 2018
Voting Methods:	Telephone
Internet
Written ballot—Complete and return proxy card in the mail
In person—Attend and vote at the meeting
Stockholders will also transact any other business properly brought before the meeting. At this time, our Board of Directors knows of no other proposals or matters to be presented.
The Board of Directors recommends a vote "FOR" items 1, 2, 3, and 4. The persons named as proxies will use their discretion to vote on other matters that may properly arise at the meeting.
Only stockholders of record at the close of business on March 30, 2018 will be entitled to notice of, and to vote at, any meeting or any adjournments or postponements thereof. A list of stockholders entitled to vote at the meeting will be available for inspection at our headquarters for at least 10 days prior to the meeting, and will also be available for inspection at the meeting.

On behalf of the Board of Directors:

Robert N. Sacks,
Chicago, April 2, 2018	Executive Vice President, General Counsel and Secretary
Important Notice Regarding the Availability of Proxy Materials for the Stockholders
Meeting to be Held on May 8, 2018
The Proxy Statement and the 2017 Annual Report to Stockholders are available at http://www.cstproxy.com/spplus/2018
YOUR VOTE IS IMPORTANT!
Please vote as promptly as possible by signing, dating, and returning the enclosed proxy card.

SP PLUS CORPORATION
200 E. Randolph Street, Suite 7700
Chicago, Illinois 60601-7702
PROXY STATEMENT
2018 ANNUAL MEETING OF STOCKHOLDERS

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GENERAL INFORMATION
We are one of the leading providers of parking management, ground transportation and other ancillary services to commercial, institutional and municipal clients in the United States, Canada and Puerto Rico. Our services include a comprehensive set of on-site parking management and ground transportation services, which include facility maintenance, event logistics services, security services, training, scheduling and supervising all service personnel as well as providing customer service, marketing, and accounting and revenue control functions necessary to facilitate the operation of our clients’ facilities or events. We also provide a range of ancillary services such as airport and municipal shuttle operations, valet services, taxi and livery dispatch services and municipal meter revenue collection and enforcement services. As of December 31, 2017 , we managed 3,623 parking facility locations containing approximately 2.0 million parking spaces in 350 cities, operated 76 parking-related service centers serving 70 airports, operated a fleet of approximately 700 shuttle buses carrying approximately 36.7 million passengers per year, operated 738 valet locations and employed a professional staff of approximately 20,800 people.
A copy of our 2017 Annual Report to Stockholders, which includes our Form 10-K for the year ended December 31, 2017, accompanies this Proxy Statement and has been posted on the Internet with this Proxy Statement.
Our main website address is www.spplus.com. We make available free of charge on the Investor Relations section of our website our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the Securities and Exchange Commission (the “SEC”). We also make available through our website other reports filed with or furnished to the SEC under the Securities Exchange Act of 1934 (the "Exchange Act"), including our proxy statements and reports filed by officers and directors under Section 16(a) of that Act, as well as our Senior Executive Officer Stock Ownership Guidelines, Governance Guidelines for the Board of Directors, Code of Business Conduct, Code of Ethics for Certain Executives, Related-Party Transaction Policy, Whistleblower Policy, Anti-Fraud Program, Insider Trading Policy and the charters of each of the Board’s committees. We do not intend for information made available through our website to be part of this Proxy Statement.
You also may read and copy any materials we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C., 20549, at prescribed rates. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-732-0330. The SEC also maintains an Internet site that contains reports, proxy statements and other information regarding issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.
We use the terms “SP Plus,” “our company,” “we,” “our” and “us” in this Proxy Statement to refer to SP Plus Corporation and its consolidated subsidiaries, including Central, unless the context otherwise requires.
Why am I receiving these materials?
Our Board of Directors (the “Board”) is soliciting your proxy for use at the 2018 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on May 8, 2018. Under rules adopted by the SEC, we are now furnishing proxy materials on the Internet at http://www.cstproxy.com/spplus/2018 in addition to mailing paper copies of the materials. These proxy materials are first being made available via the Internet on or about April 2, 2018, to holders of our common stock of record at the close of business on March 30, 2018 (the “Record Date”).
When is the Annual Meeting?
We will hold the Annual Meeting on May 8, 2018 at 4:00 p.m., local time, subject to any adjournments or postponements.
Where will the Annual Meeting be held?
The Annual Meeting will be held at Radisson Blu Aqua Hotel, 221 N. Columbus Drive, Chicago, Illinois 60601.

What is included in these materials?
These materials include:

•	This Proxy Statement for the Annual Meeting;

•	A copy of our Annual Report to Stockholders, which includes our Form 10-K for the year ended December 31, 2017, as filed with the SEC on February 22, 2018 (the “Annual Report”); and

•	A proxy card and vote instruction form for the Annual Meeting.
Stockholders may obtain a copy of the exhibits to our Form 10-K by making a written request to our Investor Relations Team at SP Plus Corporation, Investor Relations, 200 E. Randolph Street, Suite 7700, Chicago Illinois 60601-7702, or by email at investor_relations@spplus.com.
Where can I find the 2017 audited financial statements for SP Plus?
The financial statements for our year ended December 31, 2017 are included in our Annual Report, which is available at www.cstproxy.com/spplus/2018 together with this Proxy Statement. You may also access these materials through our main website at www.spplus.com.
What items will be voted on at the Annual Meeting?
Stockholders will vote on four items at the Annual Meeting:

•	to elect as directors to our Board of the six nominees named in this Proxy Statement (Proposal No. 1);

•	to amend and restate the SP Plus Corporation Long-Term Incentive Plan ("LTIP" or "Plan") (Proposal No. 2);

•	to consider and cast a non-binding advisory vote on a resolution approving 2017 named executive officer compensation (Proposal No. 3); and

•	to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2018 (Proposal No. 4).
What are the Board’s voting recommendations?
The Board recommends that you vote your shares:

•	“FOR” each of the nominees to the Board (Proposal No. 1);

•	“FOR” the amendment and restatement of the LTIP (Proposal No. 2);

•	“FOR” casting a non-binding advisory vote on a resolution approving our 2017 named executive officer compensation (Proposal No. 3); and

•	“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2018 (Proposal No. 4).
What happens if a director nominee is unable to stand for election?
If a nominee is unable to stand for election, the Board of Directors may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the proxy holders may vote your shares for the substitute nominee.

Where are our principal executive offices located and what is our main telephone number?
Our headquarters are located at 200 E. Randolph Street, Suite 7700, Chicago Illinois 60601-7702. Our telephone number in Chicago is 312-274-2000. You may contact our Investor Relations Team at this address or by email at investor_relations@spplus.com.
What is our company’s fiscal year?
Our fiscal year is the calendar year beginning on January 1 and ending on December 31.
Who may vote at the Annual Meeting?
Each share of our common stock has one vote on each matter. Only stockholders of record as of the close of business on March 30, 2018 are entitled to receive notice of, to attend, and to vote at the Annual Meeting. As of the Record Date, there were approximately 22,636,809 shares of our common stock outstanding, held by approximately 6,300 holders of record.
What is the difference between a stockholder of record and a beneficial owner of shares held in street name?
Stockholder of Record. If shares of our common stock are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to those shares of our common stock.
Beneficial Owners. If shares of our common stock are held by a broker, bank or other institution, serving as nominee, on your behalf, you are considered the beneficial owner of those shares (sometimes referred to as being held in “street name”). If you are a beneficial owner but not a stockholder of record, your broker or other nominee that is considered the stockholder of record of those shares is making these proxy materials available to you with a request for your voting instructions. As the beneficial owner, you have the right to direct your broker or other nominee on how to vote your shares using the voting methods that the broker or other nominee offers as options.
If I am a stockholder of record of the company’s shares, how do I vote?
Our stockholders may vote in person at the Annual Meeting or by proxy. There are three ways to vote by proxy:

•	By Telephone: by calling the toll-free telephone number (866) 894-0537;

•	By Internet: by visiting www.cstproxyvote.com and following the on-screen instructions; or

•	By Mail: by marking, signing and dating your proxy card and returning it to us in the envelope provided.
In order for your proxy to be validly submitted and for your shares to be voted in accordance with your proxy, we must receive the mailed proxy card prior to the start of the Annual Meeting. Additionally, telephone and Internet voting for stockholders will close at 11:59 p.m., Eastern Time, on May 7, 2018.
If you vote by proxy, the proxy will instruct the persons named in the proxy to vote your shares of our common stock at the Annual Meeting as you direct in the proxy. However, if you submit a proxy that does not indicate how you wish to vote with respect to the proposals, your shares will be voted as our Board recommends with respect to those proposals and in the proxy’s discretion with respect to any other matter that may properly be considered at the Annual Meeting.
What is the quorum requirement for the Annual Meeting?
A majority of the shares entitled to vote at the Annual Meeting must be present at the Annual Meeting in person or by proxy for the transaction of business. This is called a quorum. Your shares will be counted for purposes of determining if there is a quorum if you:

•	Are entitled to vote and you are present at the Annual Meeting; or

•	Have properly voted on the Internet, by telephone or by submitting a proxy card form by mail.
If a quorum is not present, the Annual Meeting will be adjourned until a quorum is obtained. For purposes of determining a quorum, abstentions and broker non-votes are counted as represented.

How are proxies voted?
All shares represented by valid proxies received prior to the Annual Meeting will be voted and, where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the stockholder’s instructions.
What happens if I do not give specific voting instructions?
Stockholders of Record. If you are a stockholder of record and you:

•	Indicated when voting on the Internet or by telephone that you wish to vote as recommended by the Board; or

•	Sign and return a proxy card without giving specific voting instructions;
then the persons named as proxy holders, Robert N. Sacks and Jerome L. Pate, and each of them, will vote your shares in the manner recommended by the Board on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.
Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, then, under applicable rules, the organization that holds your shares may generally vote on “routine” matters but cannot vote on “non-routine” matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.”
Which ballot measures are considered “routine” or “non-routine”?
The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2018 (Proposal No. 4) is a matter considered routine under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal No. 4.
The election of directors (Proposal No. 1), the amendment of our LTIP (Proposal No. 2), and the non-binding advisory resolution approving our executive compensation (Proposal No. 3) are matters considered non-routine under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore broker non-votes may exist in connection with Proposals No. 1, No. 2, and No. 3.
What is the voting requirement to approve each of the proposals?
With respect to the election of directors (Proposal No. 1), our bylaws currently provide for a plurality voting standard. Accordingly, under the plurality voting standard, the six nominees receiving the highest number of affirmative votes will be elected as directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified. A properly executed proxy marked “Withhold Authority” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated.
The affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote will be required to approve, LTIP amendment and restatement (Proposal No. 2) and to ratify the appointment of our independent registered public accounting firm (Proposal 4).
The affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote will be required to approve, by non-binding vote, executive compensation (Proposal No. 3). Although the advisory vote on Proposal 3 is non-binding, as provided by law, our Board will review the voting results and, consistent with our record of stockholder engagement, will take them into account in making a determination concerning executive compensation.
How are broker non-votes and abstentions treated?
Broker non-votes and abstentions are counted for purposes of determining whether a quorum is present. Only "FOR" and "AGAINST" votes are counted for purposes of determining the votes received in connection with each proposal. With respect to the election of directors (Proposal No. 1), under plurality voting, broker non-votes and abstentions would have no effect on determining the nominees elected. However, under majority voting (Proposals No. 2, No. 3, and No. 4), abstentions have the same effect as votes cast AGAINST such matter. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will be considered as present and entitled to vote, but will have no effect on the vote with respect to that matter.
Can I change my vote after I have voted?
You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting. You may change your vote on a later date via the Internet or by telephone (in which case only your latest Internet or telephone proxy submitted prior to the Annual Meeting will be counted), by signing and returning a new proxy card with a later date, or by attending the Annual Meeting and voting in person. However, your attendance at the Annual Meeting will not automatically revoke your proxy unless you properly vote at the Annual Meeting or specifically request that your prior proxy be revoked by delivering to our General Counsel at 200 E. Randolph Street, Suite 7700, Chicago Illinois 60601-7702, a written notice of revocation prior to the Annual Meeting.
As a stockholder do I have dissenters’ or appraisal rights if I object to any of the proposals?
No. Our stockholders do not have rights of appraisal or similar rights of dissenters with respect to any of the proposals.
Who will serve as the inspector of election?
Morrow & Co., LLC, our proxy solicitor, has agreed to send a representative to act as our Inspector of Election at the Annual Meeting and to assist us in tabulating the votes.
Is my vote confidential?
Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within our company or to third parties, except:

•	As necessary to meet applicable legal requirements;

•	To allow for the tabulation and certification of votes; and

•	To facilitate a successful proxy solicitation.
Occasionally, stockholders provide written comments on their proxy cards, which may be forwarded to our management and the Board.
Where can I find the voting results of the Annual Meeting?
The preliminary voting results will be announced at the Annual Meeting. The final voting results will be tallied by the inspector of election and published in our Current Report on Form 8-K, which we are required to file with the SEC within four business days following the Annual Meeting.
Who is paying for the cost of this proxy solicitation?
We are paying the costs of the solicitation of proxies. We have engaged Morrow & Co., LLC to assist in the solicitation of proxies for the Annual Meeting and will pay Morrow & Co., LLC an estimated fee of $6,000, plus reimbursement of out-of-pocket expenses. The address of Morrow & Co., LLC is 470 West Avenue, Stamford, Connecticut 06902.
We must also pay brokerage firms, banks, broker-dealers or other similar organizations representing beneficial owners of shares held in street name certain fees associated with:

•	Forwarding the Notice to beneficial owners;

•	Forwarding printed proxy materials by mail to beneficial owners who specifically request them; and

•	Obtaining beneficial owners’ voting instructions.

In addition to soliciting proxies by mail, certain of our directors, officers and regular employees, without any additional compensation, may solicit proxies on our behalf.
How can I attend the Annual Meeting?
Only stockholders as of the Record Date are entitled to attend the Annual Meeting. Admission will be on a first-come, first-served basis. You must present valid identification containing a photograph, such as a driver’s license or passport. If you are the stockholder of record, your name will be verified against a list of stockholders of record on the record date prior to being admitted to the Annual Meeting.
What is the deadline to propose actions for consideration or to nominate individuals to serve as directors at the next annual meeting of stockholders?
Requirements for Stockholder Proposals to Be Considered for Inclusion in our 2019 Proxy Materials. Stockholder proposals to be considered for inclusion in the form of proxy relating to the 2019 annual meeting of stockholders must be received no later than December 3, 2018. In addition, all proposals will need to comply with Rule 14a-8 under the Exchange Act , which lists requirements for the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals must be delivered to our company’s General Counsel by mail at 200 E. Randolph Street, Suite 7700, Chicago Illinois 60601-7702.
Requirements for Stockholder Proposals to Be Brought Before the Next Annual Meeting of Stockholders and Director Nominations. Notice of any proposal that a stockholder intends to present at the 2019 annual meeting of stockholders, but does not intend to have included in the proxy statement and form of proxy relating to the 2019 annual meeting of stockholders, as well as any director nominations, must be delivered to our company’s General Counsel by mail at 200 E. Randolph Street, Suite 7700, Chicago Illinois 60601-7702, not earlier than the close of business on December 9, 2018 and not later than the close of business on January 8, 2019. In addition, the notice must set forth the information required by our bylaws with respect to each director nomination or other proposal that the stockholder intends to present at our 2019 annual meeting.

PROPOSAL NO. 1: ELECTION OF DIRECTORS
The first proposal to be voted on at the Annual Meeting is the election of six directors. Our Board currently consists of seven members who are elected annually. On March 7, 2018, the Board set the number of directors to be elected at our 2018 Annual Meeting at six. The Nominating and Corporate Governance Committee recommended, and on March 7, 2018, our Board nominated, G Marc Baumann, Karen M. Garrison, Alice M. Peterson, Gregory A. Reid, Wyman T. Roberts, and Douglas R. Waggoner to serve as our directors. If elected, all nominees will serve a one-year term until our next annual meeting. You may cast your vote in favor of electing the nominees as directors or withhold your vote on one or more nominees.

OUR BOARD RECOMMENDS A VOTE “FOR” EACH OF THE BOARD’S SIX NOMINEES.
If any nominee is unwilling or unable to serve as a director, then the Board will propose another person in place of that original nominee, and the individuals designated as your proxies will vote to appoint that proposed person, unless the Board decides to reduce the number of directors constituting the full Board. It is currently anticipated that all of the nominees will be willing and able to serve as directors.

BOARD MATTERS
Nominees for Director
At the Annual Meeting, our stockholders will be asked to consider six nominees for election to our Board of Directors. Each nominee elected as a director will serve for a one-year term until the 2019 annual meeting of stockholders, his or her successor has been duly elected and qualified, or his or her resignation, retirement, disqualification or removal.
In evaluating these director nominees, the Nominating and Corporate Governance Committee has assessed the contribution that the nominee’s skills and expertise will make with respect to guiding and overseeing our strategy and operations. Each of these nominees has a deep understanding of our business and the time, good judgment and integrity to effectively carry out their responsibilities as a director. In addition, each nominee brings decades of leadership experience and an understanding of finance to our company.
The biographies of our six director nominees as of March 1, 2018 are set forth below.

G Marc Baumann Age: 62
Mr. Baumann has served as our President since March 2014 and as Chief Executive Officer and a director since January 1, 2015. Mr. Baumann served as our Chief Operating Officer from March 2014 through December 2014, Chief Financial Officer and Treasurer from October 2000 to March 2014, President of Urban Operations from October 2012 to March 2014, and Executive Vice President from October 2000 to October 2012. In addition to the qualifications described in the introductory paragraph of this section, our Board believes that Mr. Baumann’s experience in the parking management industry is a particularly important attribute for a director of our company. Mr. Baumann holds a B.S. degree from Northwestern University and an M.B.A. degree from the Kellogg School of Management at Northwestern University.

Karen M. Garrison Age: 69 Chairman of the Board Board Committees: Compensation, Executive (Chair), Nominating and Corporate Governance (Chair)
Ms. Garrison has served as a director since June 2004 and as our Chairman of the Board since January 1, 2017. She served as our Lead Independent Director from August 2015 through December 2016. She was president of Pitney Bowes Business Services from 1999 to 2004. In her 27 years with Pitney Bowes and its subsidiary, the Dictaphone Corporation, Ms. Garrison held a series of positions with increasing responsibilities, including vice president of operations, and vice president of finance and chief financial officer. She is also lead independent director, chair of the corporate governance committee and a member of the finance committee of The Kaman Corporation. She is a director of Tenet Healthcare Corporation and is a member of Tenet’s nominating and corporate governance committee; and its audit committee. Ms. Garrison is also chair of the board of advisors of the Unger Enterprises, Inc. and a member of its finance committee. In addition to the qualifications described in the introductory paragraph of this section, our Board believes that Ms. Garrison’s experience in the service industry is a particularly important attribute for a director of our company. Ms. Garrison holds a B.S. degree in accounting from Rollins College and an M.B.A. degree from the Florida Institute of Technology.

Alice M. Peterson Age: 65 Board Committee: Audit
Ms. Peterson has served as a director since March 2018. She is currently President of Loretto Group, a consultancy focused on sustainably profitable business growth. From 2012 through 2015, she served as Chief Operating Officer of PPL Group and Big Shoulders Capital, both private equity firms with common ownership. Ms. Peterson served as a director of RIM Finance, LLC, a wholly owned subsidiary of Research in Motion, Ltd., the maker of the Blackberry™ handheld device, from 2000 to 2013. From 2009 to 2010, Ms. Peterson served as the Chief Ethics Officer of SAI Global, a provider of compliance and ethics services, and was a special advisor to SAI Global until 2012. Ms. Peterson served as a director of Patina Solutions, which provides professionals on a flexible basis to help companies achieve their business objectives from 2012 to 2013. Ms. Peterson founded and served as the president of Syrus Global, a provider of ethics, compliance, and reputation management solutions from 2002 to 2009, when it was acquired by SAI Global. From 2000 to 2001, Ms. Peterson served as President and General Manager of RIM Finance, LLC. From 1998 to 2000, Ms. Peterson served as Vice President of Sears Online and from 1993 to 1998, as Vice President and Treasurer of Sears, Roebuck and Co. Ms. Peterson has served as a director of the general partner of Williams Partners L.P. and its predecessor (a diversified master limited partnership focused on natural gas transportation; gathering, treating and processing; storage; natural gas liquid fractionation; and oil transportation) from 2005 to the present and serves as the chairman of its audit committee and is a member of the conflicts committee. Ms. Peterson previously served as a director of Navistar Financial Corporation, a wholly owned subsidiary of Navistar International (a manufacturer of commercial and military trucks, diesel engines and parts), Hanesbrands Inc. (an apparel company), TBC Corporation (a marketer of private branded replacement tires), and Fleming Companies (a supplier of consumer package goods). In addition to the qualifications described in the introductory paragraph, our Board believes that Ms. Peterson’s financial and accounting, corporate governance, securities and capital markets, executive leadership, strategy development and risk management, and operating experience are particularly important attributes for a director of our company. Ms. Peterson holds a B.A. degree from the University of Louisville and an M.B.A in Finance from Vanderbilt University.

Gregory A. Reid Age: 65 Board Committee: Audit
Mr. Reid has served as president of BoomDeYada, LLC, a brand development consultancy group, since October 2011. Prior to founding BoomDeYada, Mr. Reid held various marketing and sales positions at YRC Worldwide, Inc., a transportation and global logistics company, since January 1997, most recently as executive vice president and chief marketing officer from January 2007 to December 2011. In addition to the qualifications described in the introductory paragraph, our Board believes that Mr. Reid’s strategic planning and marketing experience and leadership in the transportation and logistics industry are particularly important attributes for a director of our company. Mr. Reid holds a Bachelor of Business Administration degree in Marketing from the University of Cincinnati.

Wyman T. Roberts Age: 58 Board Committees: Audit, Compensation
Mr. Roberts has served as a director since April 2015. He currently serves as president and chief executive officer of Brinker International, Inc., a position he has held since January 2013. Mr. Roberts also serves as a director of Brinker, a position he has held since February 2013. Mr. Roberts also served as president of Chili’s Grill & Bar from November 2009 to June 2016. He served as senior vice president of Brinker and Maggiano’s Little Italy president from August 2005 to November 2009, and also served as Brinker’s, Maggiano’s and Chili’s chief marketing officer from March 2009 to November 2009. He served as executive vice president and chief marketing officer for NBC’s Universal Parks & Resorts from December 2000 until August 2005. From 1984 to December 2000, Mr. Roberts was employed by Darden Restaurants, Inc., where he most recently served as executive vice president, marketing. He is a member of the Brigham Young University School of Management Advisory Council. In addition to the qualifications described in the introductory paragraph of this section, our Board believes that Mr. Roberts’ understanding of technology-based marketing and experience managing a large workforce are particularly important attributes for a director of our company. Mr. Roberts has a Bachelor’s degree in Finance and an M.B.A from Brigham Young University.

Douglas R. Waggoner Age: 59 Board Committees: Audit, Nominating and Corporate Governance
Mr. Waggoner has served as a director since April 2015. He has served as chief executive officer of Echo Global Logistics, Inc., a provider of a wide range of transportation and logistics services, since December 2006; he has been a board member of that company since February 2008, and he was named its chairman of the board in June 2015. Prior to joining Echo, Mr. Waggoner founded SelecTrans, LLC, a freight management software provider based in Chicago, Illinois. From April 2004 to December 2005, Mr. Waggoner served as chief executive officer of USF Bestway, and from January 2002 to April 2004 he served as senior vice president of strategic marketing for USF Corporation. Mr. Waggoner served as president and chief operating officer of Daylight Transport from April 1999 to January 2002, executive vice president from October 1998 to April 1999, and chief information officer from January 1998 to October 1998. From 1986 to 1998, Mr. Waggoner held a variety of positions in sales, operations, marketing and engineering at Yellow Transportation before becoming vice president of customer service. He also serves as chairman of the Supply Chain Innovation Network of Chicago, a non-profit organization that connects supply chain practitioners in the private sector with political and governmental leaders to address items associated with supply chain infrastructure and workforce issues. In addition to the qualifications described in the introductory paragraph of this section, our Board believes that Mr. Waggoner’s software development experience and leadership in the transportation and logistics industry are particularly important attributes for a director of our company. Mr. Waggoner holds a Bachelor’s degree in Economics from San Diego State University.

When the accompanying proxy is properly executed and returned, the shares it represents will be voted in accordance with the directions indicated thereon or, if no direction is indicated, the shares will be voted in favor of the election of the six nominees identified above. We expect each nominee to be able to serve if elected, but if any nominee notifies us before the Annual Meeting that he or she is unable to do so, then the proxies will be voted for the remainder of those nominated and, as designated by the directors, may be voted (i) for a substitute nominee or nominees, or (ii) to elect such lesser number to constitute the whole Board as equals the number of nominees who are able to serve.
Nomination Process

Identifying Candidates
In evaluating candidates for Board membership, the Nominating and Corporate Governance Committee has assessed the contribution that the candidate’s skills and expertise will make with respect to guiding and overseeing our strategy and operations. This committee seeks candidates who have the ability to develop a deep understanding of our business and the time and the judgment to effectively carry out their responsibilities as a member of our Board.
The Nominating and Corporate Governance Committee charter provides that this committee should consider candidates for our Board who are gender and age diverse and also possess a diversity of professional experience, education and other individual qualities and attributes in an effort to contribute to Board heterogeneity.
All of the nominees are current SP Plus directors. Ms. Peterson joined our Board effective March 1, 2018. She was recommended to the Board by the Nominating and Corporate Governance Committee after an extensive and careful search was conducted by an executive search firm. The Nominating and Corporate Governance Committee retained this executive search firm to assist the Board with identifying and evaluating director candidates. The primary functions served by the executive search firm included identifying potential candidates who meet the key attributes, experience and skills described under "Criteria for Board Membership" below, as well as compiling information regarding each candidate's attributes, experience, skills and independence and conveying the information to the Nominating and Corporate Governance Committee. Numerous candidates were considered as a result of this search.
Mr. Roath, one of our current directors, notified our company that he is retiring after serving on our Board since 2004, so he is not being nominated for election at the Annual Meeting. We thank Mr. Roath for his many years of dedicated service to our company.
Board Designees
On October 2, 2012, we completed our acquisition (the “Central Merger”) of Central Parking Corporation (“Central”). As a condition to the closing of the Central Merger, we took actions to increase the size of our Board and appointed three individuals designated (the “Board Designees”) by an affiliate of Central on behalf of the former Central stockholders (the “Central Representative”) for election to our Board, to recommend unanimously that our stockholders vote in favor of their election to our Board, and to solicit proxies in favor of the election of the Board Designees. Each of Jonathan P. Ward, Gordon H. Woodward and Seth H. Hollander was previously designated by the Central Representative to serve on the Board until the expiration of his term at our 2017 annual meeting of stockholders (the "2017 Annual Meeting"). On or about March 3, 2017, as a result of a reduction in the aggregate number of shares of common stock held by former Central stockholders, the Central Representative was entitled to designate only two individuals to the Board and designated Messrs. Ward and Woodward to continue serving on the Board. Accordingly, each of Messrs, Ward and Woodward was elected to serve on the Board, and Mr. Hollander's term expired at our 2017 Annual Meeting on May 9, 2017. In connection with an offering of common stock by former Central stockholders, each of Messrs. Ward and Woodward delivered to the Board his resignation from the Board, effective upon the closing date of the offering, May 16, 2017. The Central representative no longer has the right to designate any Board Designees.

Stockholder Recommendations
If you would like to recommend a future nominee for Board membership, you can submit a written recommendation with the name and other pertinent information of the nominee to: Karen M. Garrison, Chair of the Nominating and Corporate Governance Committee, c/o SP Plus Corporation, 200 E. Randolph Street, Suite 7700, Chicago Illinois 60601-7702, Attention: General Counsel and Secretary.

Criteria for Board Membership
The Nominating and Corporate Governance Committee has established certain minimum qualification criteria for our director nominees, including:

•	The highest personal and professional ethics, integrity, and honesty, and a commitment to acting in the best interest of the stockholders;

•	An inquisitive and objective perspective and mature judgment;

•	Sufficient time available to fulfill all Board and committee responsibilities;

•	Diverse experience at policy-making levels in business, government, education and technology, and in areas that are relevant to our activities; and

•	Experience in positions with a high degree of responsibility and leadership roles in the companies or institutions with which they are affiliated.

OUR CORPORATE GOVERNANCE PRACTICES
General
Our business is managed by our employees under the direction and oversight of our Board. Except for Mr. Baumann, none of our directors is currently an employee of our company. We keep Board members informed of our business through discussions with management, materials we provide to them, visits to our offices, and their participation in Board and Board committee meetings.
Our Board has adopted Governance Guidelines for the Board of Directors ("Governance Guidelines") that, along with the charters of the principal Board committees and our Code of Business Conduct and Code of Ethics for Certain Executives, provide the framework for the governance of our company. A complete copy of our Governance Guidelines, the charters of our principal Board committees, our Code of Business Conduct, Code of Ethics and other corporate governance documents may be found on our Investor Relations page at www.spplus.com. Information contained on our website is not part of this Proxy Statement. Our Nominating and Corporate Governance Committee regularly reviews corporate governance developments and modifies these policies as warranted.
We believe that open, effective, and accountable corporate governance practices are key to our relationship with our stockholders. To help our stockholders understand our commitment to this relationship and our governance practices, our Governance Guidelines and certain other of our governance practices are summarized below.

Director Independence
The rules of the NASDAQ Stock Market LLC (“NASDAQ”) require listed companies to have a board of directors with at least a majority of independent directors. These rules have both objective tests and a subjective test for determining who is an “independent director.” The objective tests state, for example, that a director is not considered independent if he or she is an employee of our company, or is a partner in, or a controlling stockholder or executive officer of, an entity to which our company made, or from which our company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenue for that year. The subjective test requires our Board to affirmatively determine that a director does not have a relationship that would interfere with the director’s exercise of independent judgment in carrying out his or her responsibilities. On an annual basis, each member of our Board is required to complete a questionnaire designed to provide information to assist the Board in determining whether the director is independent under NASDAQ listing standards and our Governance Guidelines, and whether members of our Audit Committee and Compensation Committee satisfy additional SEC and NASDAQ independence requirements. Our Board has adopted guidelines setting forth certain categories of transactions, relationships, and arrangements that it has deemed immaterial for purposes of making its determination regarding a director’s independence, and does not consider any such transactions, relationships, and arrangements in making its subjective determination.
Our Board has determined that each of the following director nominees is independent under the applicable NASDAQ listing rules and under our Governance Guidelines: Karen M. Garrison, Alice M. Peterson, Gregory A. Reid, Wyman T. Roberts and Douglas R. Waggoner. Our Board has determined that Mr. Baumann is not considered independent because he is our President and Chief Executive Officer.
The Board limits membership on the Audit Committee, the Compensation Committee, Executive Committee, and the Nominating and Corporate Governance Committee to independent directors, and all directors serving on these committees have been determined to be independent. Our Governance Guidelines require any director who has previously been determined to be independent to inform the Chairman and our Corporate Secretary of any change in his or her principal occupation or status as a member of the Board of any other public company, or any change in circumstance that may cause his or her status as an independent director to change.

Board Leadership Structure
In accordance with our bylaws, our Board elects our Chairman and our Chief Executive Officer, or CEO. Our Governance Guidelines do not require that the roles of Chairman and CEO be held by separate individuals, giving the Board flexibility to make a determination when it elects a new Chairman or CEO. Ms. Garrison currently serves as our Chairman and Mr. Baumann currently serves as our CEO. The Board believes that the separation of the offices of the Chairman and CEO is appropriate at present as it aids in the Board’s oversight of management and it allows our CEO to focus primarily on his management responsibilities.

Committee Responsibilities
Board committees help our Board run effectively and efficiently, but do not replace the oversight of our Board as a whole. There are currently four principal Board committees: the Audit Committee, the Compensation Committee, the Executive Committee and the Nominating and Corporate Governance Committee. The Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance meet regularly; the Executive Committee meets on an as-needed basis. Each committee has a written charter that has been approved by our Board. In addition, at each regularly scheduled Board meeting, a member of each committee reports on any significant matters addressed by the committee since the last Board meeting. Each committee performs an annual self-assessment to evaluate its effectiveness in fulfilling its obligations.

Board’s Role in Risk Oversight
Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including economic, financial, legal and regulatory, operational, and other risks, such as the impact of competition. Management is responsible for the day-to-day management of the risks that we face, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board is responsible for satisfying itself that the risk management framework and supporting processes as implemented by management are adequate and functioning as designed.

Audit Committee’s Role in Risk Oversight
While the Board is ultimately responsible for risk oversight, the Board has delegated to the Audit Committee the primary responsibility for the oversight of risks facing our business. The Audit Committee’s charter provides that it will discuss our major risk exposures, including financial, operational, privacy, security, competition, legal, and regulatory risks, and the steps we have taken to detect, monitor, and actively manage such exposures. The Audit Committee reviews with our Director of Internal Audit significant legal, compliance, and regulatory matters that could have a material impact on our financial statements or our business, including material notices to, or inquiries received from, governmental agencies.

In addition to the general oversight responsibility that has been delegated to the Audit Committee, other committees review the risks within their areas of responsibility and expertise. For example, the Compensation Committee reviews the risks associated with our compensation policies and practices and our succession planning process, and the Nominating and Corporate Governance Committee reviews the risks associated with our overall corporate governance.

Management’s Role in Risk Oversight
Our Director of Internal Audit, or DIA, is responsible for our internal audit function and our risk governance framework, which includes risk assessment, monitoring, and reporting. The DIA reports directly to the Audit Committee. The DIA facilitates the Audit Committee’s review and approval of the internal audit plan and provides regular reporting on audit activities. In addition, through consultation with management, the DIA periodically assesses the major risks facing our company and coordinates with the executives responsible for such risks through the risk governance process. The DIA periodically reviews with the Audit Committee the major risks facing our company and the steps management has taken to detect, monitor, and manage those risks within the agreed risk tolerance. The executive responsible for managing a particular risk may also report to the Audit Committee on how the risk is being managed and progress towards agreed mitigation goals.

Risk Assessment of Compensation Policies and Practices
We have assessed the compensation policies and practices for our employees and concluded that they do not create risks that are reasonably likely to have a material adverse effect on our company. This analysis was presented to the Audit Committee and the Compensation Committee, both of which agreed with this conclusion.

Attendance at Annual Meetings
All directors are expected to attend our annual meeting of stockholders unless a Board meeting is not scheduled immediately following the annual meeting of stockholders. Our last annual meeting of stockholders was held on May 9, 2017, and all director nominees who were serving on our Board as of that date attended this annual meeting.

Formal Closed Sessions of Outside Directors
As part of each regularly scheduled Board meeting, the outside directors have the opportunity to meet without our management or the other directors. The Chairman leads these sessions.

Board Compensation
Board compensation is determined by the Compensation Committee, and it consists of a mixture of equity compensation and cash compensation. The Compensation Committee reviews Board compensation annually. A more detailed description of current Board compensation can be found under the heading “Director Compensation” below.

Stock Ownership Guidelines
In March 2011 our Board adopted stock ownership guidelines to better align the interests of our non-employee directors with the interests of our stockholders and further promote our commitment to sound corporate governance. Under these guidelines, our directors are required to own SP Plus common stock valued at three times the annual cash retainer paid to directors within three years of joining our Board, or in the case of directors serving at the time the guidelines were adopted, within three years of the date of adoption of the guidelines. Once established, a director’s guideline requirement is not adjusted for changes to the annual retainer or fluctuations in our common stock price. See "Non-Employee Director Compensation–Non-Employee Director Stock Ownership Requirements" for additional information.

Effective January 2007, in connection with the implementation of the new performance restricted stock plan for our senior executive officers, our Board adopted stock ownership guidelines to align the interest of its key executives with the interest of our stockholders. Subject to limited exceptions, these guidelines require our key executives to maintain ownership of at least sixty percent (60%) of the “net” shares they acquire from the exercise of stock options or the vesting of restricted stock or restricted stock units granted under our Long-Term Incentive Plan after January 2007. “Net” shares are deemed to be those shares that remain after any acquired shares are sold or netted to pay (if applicable) any associated withholding taxes. See "Compensation Discussion and Analysis–Executive Stock Ownership Requirements" for additional information.
A more detailed summary of our stock ownership guidelines can be found through our Investor Relations page at www.spplus.com. The ownership levels of our executive officers and directors as of March 12, 2018 are set forth in the section entitled “Security Ownership–Beneficial Ownership of Directors and Executive Officers” below.

Outside Advisors
Our Board and each of its principal committees may retain outside advisors and consultants of their choosing at our company’s expense. Our Board need not obtain management’s consent to retain outside advisors. In addition, the principal committees need not obtain either our Board’s or management’s consent to retain outside advisors.

Conflicts of Interest
We expect our directors, executive officers, and other employees to conduct themselves with the highest degree of integrity, ethics, and honesty. Our credibility and reputation depend upon the good judgment, ethical standards, and personal integrity of each director, executive, and employee. Our Governance Guidelines prohibit directors from serving on the board, or in a senior executive role, of another company that would create a significant conflict of interest. In order to better protect our stockholders and us, we regularly review our Governance Guidelines, Code of Business Conduct, Code of Ethics and other corporate governance policies to ensure that they provide clear guidance to our directors, executives, and employees. In addition, on an annual basis, each director and executive officer is obligated to complete a questionnaire that requires disclosure of any transaction with us in which the director or executive officer, or any member of his or her immediate family, have a direct or indirect material interest.

Board Effectiveness and Director Performance Reviews
It is important that the Board and its committees are performing effectively and in the best interests of our company and our stockholders. The Board typically performs an annual self-assessment, led by the Chairman, to evaluate its effectiveness in fulfilling its obligations. As part of this annual self-assessment, directors are able to provide feedback on the performance of other directors. The Chairman then follows up on this feedback and takes such further action as he or she deems appropriate.

Succession Planning
Our Board recognizes the importance of effective executive leadership to our success, and we review succession plans for our senior leadership positions at least annually. As part of this process, our Board reviews and discusses the capabilities of our senior leadership, as well as succession planning and potential successors for members of our executive staff, including the CEO. In conducting this review, the Board considers, among other factors, organizational and operational needs, competitive challenges, leadership/management potential and development, and emergency situations. The Board has also developed a set of guiding principles relating to Board membership, including the addition of directors with highly relevant professional experience.

Independent Registered Public Accounting Firm Independence
We have taken a number of steps to ensure continued independence of our outside independent registered public accounting firm. Our independent registered public accounting firm reports directly to the Audit Committee, and we limit the use of our independent registered public accounting firm for non-audit services. The fees for services provided by our independent registered public accounting firm in 2017 and 2016 and our policy on pre-approval of non-audit services are described under “Audit Committee Disclosure” below.

Related-Party Transaction Policy
As part of its oversight responsibilities, the charter of our Audit Committee requires that the Audit Committee review all related-party transactions for potential conflicts of interest. In addition, our Board has adopted a formal policy for related-party transactions that requires the Audit Committee to review all transactions between our company and our executive officers, directors, nominees, principal stockholders and other related persons for potential conflicts involving amounts in excess of $5,000. This policy is available on the Investor Relations portion of our website.

Codes of Conduct and Ethics
We have adopted a code of ethics as part of our compliance program. The code of ethics applies to our Chief Executive Officer, Chief Financial Officer and Corporate Controller. In addition, we have adopted a code of business conduct that applies to all of our officers and employees. Any amendments to, or waivers from, our code of ethics will be posted on our website www.spplus.com. These codes are available on the Investor Relations portion of our website and copies will be provided to you without charge upon request to investor_relations@spplus.com.

Insider Trading Restrictions
Our insider trading policy prohibits directors, employees and certain of their family members from purchasing or selling any type of security whether issued by us or another company, while such person is aware of material non-public information relating to the issuer of the security or from providing such material non-public information to any person who may trade while aware of such information. Trades in our securities by directors and executive officers are prohibited during certain prescribed blackout periods and are required to be pre-cleared by appropriate company personnel.

Hedging and Pledging Policy
Our insider trading policy prohibits directors, executive officers, and other employees from entering into any hedging or monetization transactions relating to our securities or otherwise trading in any instrument relating to the future price of our securities, such as a put or call option, futures contract, short sale, collar, or other derivative security. The policy also prohibits directors and executive officers from pledging SP Plus common stock as collateral for any loans.

Swap Policies
Our swap policy provides that we shall only enter into derivative instruments for the purpose of cash flow hedging through interest rate swap transactions, and we shall not enter into interest rate swaps for speculative purposes. This policy provides that we may rely on the so-called “end-user exception” created by Commodity Futures Trading Commission (“CFTC”) and enter into uncleared swaps as opposed to cleared swaps. We recognize that there are certain risks associated with interest rate swap transactions that we will consider prior to entering into each transaction. Finally, we make every reasonable effort to comply with regulatory requirements imposed at the state and federal level, including the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and related CFTC regulations that define business conduct among participants in swap transactions.

Transparency
We believe it is important that stockholders understand our governance practices. In order to help ensure the transparency of our practices, we have posted information regarding our corporate governance policies and practices on our Investor Relations page at www.spplus.com.

Communicating with our Board
Our Board welcomes your questions and comments. If you would like to communicate directly with our Board, or our independent directors as a group, then you may submit your communication to our General Counsel and Secretary, SP Plus Corporation, 200 E. Randolph Street, Suite 7700, Chicago Illinois 60601-7702. All appropriate communications and concerns will be forwarded to our Chairman or our independent directors as a group, as applicable.

Corporate Hotline
We have established a corporate hotline and an internal web-based reporting application to allow any employee to confidentially and anonymously lodge a complaint about any accounting, internal control, auditing, or (where legally permissible) other matters of concern. A copy of our whistleblower policy is set forth on the Investor Relations section of our website.

BOARD COMMITTEES AND MEETINGS
The Board
Our Board expects that its members will diligently prepare for, attend and participate in all Board and applicable committee meetings. Directors are also expected to become familiar with our management team and operations as a basis for discharging their oversight responsibilities. During 2017 our Board held nine meetings, three of which were held by teleconference. Directors who served during 2017 attended 100% of our Board meetings, except for Ms. Garrison and Mr. Reid who each missed one meeting.

Committees of the Board
In 2017 our Board had four standing committees to facilitate and assist our Board in the execution of its responsibilities: the Audit Committee, the Compensation Committee, the Executive Committee and the Nominating and Corporate Governance Committee. Each of these committees operates pursuant to a written charter, which is available in the Corporate Governance section of our website, accessible through our Investor Relations page at www.spplus.com.

Audit Committee
The Audit Committee has five members: Alice M. Peterson, Gregory A. Reid, Robert S. Roath, who serves as Chair, Wyman T. Roberts and Douglas R. Waggoner. Our Board has determined that each of its members meets NASDAQ’s financial literacy and independence requirements, and that Messrs. Reid, Roath, Roberts and Waggoner and Ms. Peterson each qualify as an “audit committee financial expert” for purposes of the rules and regulations of the SEC. We limit the number of public-company audit committees on which any Audit Committee member may serve to three. Our Board will continue to monitor and assess the audit committee memberships of our Audit Committee members on a regular basis.
The Audit Committee’s primary duties and responsibilities are to:

•
meet with our independent registered public accounting firm to review the results of the annual audit and to discuss our financial statements, including the independent registered public accounting firm’s judgment about the quality of accounting principles, the reasonableness of significant judgments, the clarity of the disclosures in our financial statements, our internal control over financial reporting, and management’s report with respect to internal control over financial reporting;

•	meet with our independent registered public accounting firm to review the interim financial statements prior to the filing of our Quarterly Reports on Form 10-Q;

•	recommend to our Board the independent registered public accounting firm to be retained by us;

•	oversee the independence of the independent registered public accounting firm;

•	evaluate the independent registered public accounting firm’s performance;

•	review and approve the services of the independent registered public accounting firm;

•
receive and consider the independent registered public accounting firm’s comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls, including our system to monitor and manage business risks and legal and ethical compliance programs;

•	approve the Audit Committee Report for inclusion in our proxy statement;

•	approve audit and non-audit services provided to us by our independent registered public accounting firm;

•	consider conflicts of interest and review all transactions with related persons involving executive officers or Board members that are reasonably expected to exceed specified thresholds;

•
meet with our General Counsel to discuss legal matters that may have a material impact on our financial statements or our compliance policies and with other members of management to discuss other areas of risk to our company; and

•	review and approve our policies and decisions about using and entering into swaps.
A complete description of the Audit Committee’s function may be found in its charter, which is attached to the Proxy Statement as Appendix C, and may also be accessed through the Corporate Governance section of our main website, accessible through our Investor Relations page at www.spplus.com.
The Audit Committee held six meetings in 2017, five of which were held by teleconference and one in-person. Directors who served on the Audit Committee during 2017 attended 100% of the meetings held during their tenure.

Compensation Committee
The Compensation Committee consists of three directors: Karen M. Garrison, Robert S. Roath, who serves as Chair, and Wyman T. Roberts. Our Board has determined that all members of this committee are independent. The Compensation Committee’s primary duties and responsibilities are to:

•	review and discuss with management the Compensation Discussion and Analysis section of the proxy statement;

•
assist in defining a total compensation policy for our executives that supports our overall business strategy and objectives, attracts and retains key executives, links total compensation with business objectives and organizational performance, and provides competitive total compensation opportunities at a reasonable cost;

•
act on behalf of our Board in setting executive compensation policy, administer compensation plans approved by our Board and stockholders, and make decisions or develop recommendations for our Board with respect to the compensation of key executives;

•
review and determine the annual base salary levels, annual incentive opportunity levels, long-term incentive opportunity levels, executive perquisites, employment agreements, change in control and severance provisions/agreements, benefits, and supplemental benefits of the named executive officers;

•
review and approve corporate goals and objectives relevant to the Chief Executive Officer’s compensation, evaluate the Chief Executive Officer’s performance in light of those goals and objectives, and determine the Chief Executive Officer’s compensation level based on this evaluation; evaluate the Chief Executive Officer’s and other key executives’ compensation levels and payouts against pre-established performance goals and objectives, an appropriate peer group, and the awards given to the Chief Executive Officer or other executives in past years;

•
review compensation policies and practices applicable to all employees as they relate to risk management and determine whether the risks arising from these compensation policies and practices are reasonably likely to have a material adverse effect;

•	approve all compensation consultant engagement fees and terms, including engagements with compensation consultants involving services in addition to executive and director compensation; and

•	prepare a report to be included in our proxy statement and provide other regular reports to our Board.
A complete description of the Compensation Committee’s function may be found in its charter, which may be accessed through the Corporate Governance section of our main website, accessible through our Investor Relations page at www.spplus.com.
The Compensation Committee held four meetings in 2017, three of which were held by teleconference. Directors who served on the Compensation Committee during 2017 attended 100% of the meetings held during their tenure, except for Ms. Garrison who missed one meeting.
Compensation Committee Interlocks and Insider Participation. During 2017, none of the members of the Compensation Committee served, or has at any time served, as an officer or employee of our company or any of our subsidiaries. In addition, none of our executive officers has served as a member of a board of directors or a compensation committee, or other committee serving an equivalent function, of any other entity, one of whose executive officers served as a member of the Board or the Compensation Committee. Accordingly, the Compensation Committee members have no interlocking relationships required to be disclosed under SEC rules and regulations.
In addition, no two directors serve together on both the SP Plus Board and any other public company boards or any committee thereof.

Executive Committee
The Executive Committee currently consists of two directors: Karen M. Garrison, who serves as Chair, and Robert S. Roath. Our Board has determined that all members of this committee are independent. The Executive Committee’s primary duties and responsibilities include:

•	exercising some or all powers of our Board between regularly scheduled meetings;

•	conducting the evaluation of the performance of the Chief Executive Officer, reviewing his compensation and making recommendations regarding changes in compensation to the Compensation Committee;

•	serving as a sounding board for management on emerging issues, problems and initiatives; and

•	reporting to our Board at the Board’s next meeting on any official actions it has taken.
Notwithstanding the foregoing, the Executive Committee does not have the powers of our Board for:

•	those matters which are expressly delegated to another committee of our Board;

•	matters which, under the General Corporation Law of Delaware (“DGCL”), our Certificate of Incorporation (the “Certificate”) or bylaws cannot be delegated by our Board to a committee;

•	approving or adopting, or commending to the stockholders, any action or matter expressly required by the DGCL or the Certificate to be submitted to the stockholders;

•	adopting, amending or repealing any of our bylaws;

•	electing officers or filling vacancies on our Board or any committee of our Board; and

•	declaring a dividend, authorizing the issuance of stock (except pursuant to specific authorization by our Board), or such other powers as our Board may from time to time eliminate.
A complete description of the Executive Committee’s function may be found in its charter, which may be accessed through the Corporate Governance section of our main website, accessible through our Investor Relations page at www.spplus.com.
The Executive Committee held seven meetings in 2017, five of which were held by teleconference. Directors who served on the Executive Committee during 2017 attended 100% of the meetings held during their tenure.

Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee consists of three directors: Karen M. Garrison, who serves as Chair, Robert S. Roath and Douglas R. Waggoner. Our Board has determined that all members of this committee are independent. Ms. Garrison currently serves as a member of the nominating committee of Tenet Healthcare. The Nominating and Corporate Governance Committee’s primary duties and responsibilities are to:

•
have general responsibility for Board selection, including the identification of qualified candidates for Board membership, taking into account gender and age diversity as well as diversity of professional experience, education and other individual qualities and attributes that will contribute to Board heterogeneity;

•	recommend to our Board the directors to serve on each committee of our Board;

•	develop and recommend to our Board for its approval a set of corporate governance guidelines that it will review at least annually and recommend any proposed changes to our Board for its approval;

•	approve all director search firm engagement fees and terms; and

•	prepare a report to be included in our proxy statement and provide reports to our Board.
A complete description of the Nominating and Corporate Governance Committee’s function may be found in its charter, which may be accessed through the Corporate Governance section of our main website, accessible through our Investor Relations page at www.spplus.com.
The Nominating and Corporate Governance Committee held six meetings in 2017, two of which were held by teleconference. Each of the directors who served on the Nominating and Corporate Governance Committee during 2017 attended 100% of the meetings held during their tenure, except for Ms. Garrison who missed one meeting.

EXECUTIVE OFFICERS
The table below sets forth certain information as of March 1, 2018 regarding our executive officers that are not identified in the table under “Board and Corporate Governance Matters-Nominees for Director.”

Name	Age	Position
Thomas L. Hagerman	57	Executive Vice President, Operations
Vance C. Johnston	48	Executive Vice President; Chief Financial Officer; Treasurer
Gerard M. Klaisle	64	Executive Vice President; Chief Administrative Officer
John Ricchiuto	61	Executive Vice President, Operations
Robert N. Sacks	65	Executive Vice President; General Counsel; Secretary
Robert M. Toy	61	President of Commercial Operations
Thomas L. Hagerman has served as Executive Vice President, Operations since July 2004. He served as Chief Business Development Officer from October 2012 through February 2017 and Chief Operating Officer from October 2007 to

October 2012. He also served as a Senior Vice President from March 1998 through June 2004. In addition, Mr. Hagerman serves on the board of directors of The Ronald McDonald House of Central Ohio. Mr. Hagerman holds a B.A. degree in marketing from The Ohio State University in 1984, and a B.A. degree in business administration and finance from Almeda University in 2004.
Vance C. Johnston has served as Executive Vice President, Chief Financial Officer and Treasurer since March 2014. Prior to joining our company, Mr. Johnston held various positions with Furniture Brands International, Inc. since March 2010, including chief financial officer from May 2012 to December 2013, and he was chief financial officer of Furniture Brands when it filed for protection under Chapter 11 of the bankruptcy code on September 9, 2013. Prior to Furniture Brands, he was chief financial officer for Miami Jewish Health Systems from March 2009 through March 2010, and vice president, corporate strategy at Royal Caribbean Cruises, Ltd. from December 2005 through August 2009. Mr. Johnston has also held various positions in strategy, finance and operations with OfficeMax, Inc. from 2002 to 2005 and Burger King Corp. from 2001 to 2002. He began his career at KPMG and is a Certified Public Accountant. Mr. Johnston holds a B.S. degree from University of San Diego and an M.B.A. degree from the University of Chicago’s Booth School of Management.
Gerard M. Klaisle has served as Executive Vice President since February 2010 and as Chief Administrative Officer since January 2015. He served as our Chief Human Resource Officer from February 2010 through December 2014 and Senior Vice President-Human Resources from April 2005 through January 2010. Prior to joining our company, Mr. Klaisle was senior vice president of human resources for USF Corporation, a trucking and logistics company, from April 2001 through December 2004. Prior to joining USF Corporation, Mr. Klaisle served 18 years with Midas, Inc. where he rose from director of labor relations to senior vice president, human resources. Mr. Klaisle holds a B.S. degree from LeMoyne College and an M.B.A. from Loyola University in Chicago.
John Ricchiuto has served as Executive Vice President, Operations since December 2002. Mr. Ricchiuto joined SP Plus in 1980 as a management trainee. He served as Vice President-Airport Properties Central from 1993 until 1994, and as Senior Vice President-Airport Properties Central and Eastern United States from 1994 until 2002. Mr. Ricchiuto holds a B.S. degree from Bowling Green University.
Robert N. Sacks has served as Executive Vice President, General Counsel and Secretary since March 1998. Mr. Sacks joined SP Plus in 1988, and served as General Counsel and Secretary since 1988, as Vice President, Secretary, and General Counsel from 1989, and as Senior Vice President, Secretary and General Counsel from 1997 to March 1998. Mr. Sacks became a director of the USO of Illinois in 2012. Mr. Sacks holds a B.A. degree, cum laude, from Northwestern University and a J.D. degree from Suffolk University where he was a member of the Suffolk University Law Review.
Robert M. Toy has served as President of Commercial Operations since March 2017 and as President of Urban Operations from January 2016 through February 2017. Mr. Toy also served as Executive Vice President from October 2012 through February 2017. Prior to joining our company, Mr. Toy served as senior vice president of field operations of Central Parking Corporation from 2010 to October 2012, and in other capacities since 1999. He began his career with Central as executive vice president of USA Parking System, Inc. Mr. Toy attended the University of Kentucky from 1974 to 1978 where he majored in Business Administration.

COMPENSATION DISCUSSION AND ANALYSIS
Executive Summary

Overview
Our compensation program is designed to reward employees for producing sustainable growth for our stockholders and to attract, motivate and retain top talent in the industry. Like most companies, we use a combination of fixed and variable, “at-risk” compensation programs to help align the interests of our executives with our stockholders. This “pay-for-performance” philosophy forms the foundation of our Compensation Committee’s decisions regarding compensation. Underlying these decisions is the Compensation Committee’s belief that the labor market for the type of talent we require is limited, and that our executives are among the most capable and highest performing in the industry.

Business Performance and Impact on Pay
The compensation realized by our executives is closely related to our business performance. The impact of such business performance upon pay actually realized by our Chief Executive Officer and other named executive officers is described below to help our stockholders to better understand our executive compensation program and the key business factors that impact the design and ultimate payments made under our executive compensation program.

2017 Business Performance

	Year Ended December 31, 2017			Year Ended December 31, 2016
In millions except per share	Reported	Adjusted (1)		Reported	Adjusted (1)
Gross profit (2)	$185.3		$176.9	$176.4		$177.2
General and administrative expenses (2)	$82.9		$81.6	$90.0		$83.0
Net income attributable to SP Plus (2)	$41.2		$38.2	$23.1		$29.8
Earnings per share (2)	$1.83		$1.70	$1.03		$1.32
EBITDA (1)(2)	$99.2		$92.1	$83.6		$91.3
Net cash provided by operating activities	$45.2	$	NA	$59.7	$	NA
Free cash flow (1)	$39.7	$	NA	$42.4	$	NA

(1)	Refer to the financial tables set forth in Appendix A for a reconciliation of all non-GAAP financial measures to U.S. GAAP.

(2)
Adjusted gross profit, adjusted general and administrative expenses, adjusted net income attributable to SP Plus, adjusted earnings per share attributable to SP Plus (“adjusted EPS"), and adjusted earnings before interest, income taxes, depreciation and amortization (“adjusted EBITDA") are all non-GAAP financial measures that exclude, among other things, (a) restructuring, merger and integration costs, (b) non-routine structural and other repairs at legacy Central Parking lease locations, (c) non-routine settlements, (d) the net impact of non-routine asset sales or dispositions, (e) the net loss or gains and the financial results related to sold businesses, (f) the equity in income or losses from investment in unconsolidated entities, and (g) non-routine tax items, including the overall net impact of the U.S. Tax Cuts and Jobs Act of 2017 on 2017.  Please refer to the accompanying financial tables for a reconciliation of these adjusted items to U.S. GAAP.

Our solid performance was reflected in the following elements of compensation earned or awarded to executives in 2017:

•
Our annual bonus plan primarily rewards a combination of budget attainment and year-over-year growth in Company Adjusted EBITDA, and the annual bonus awards paid an average of 50.6% of the target for our named executive officers, prior to adjustments.

•
Each named executive officer earned a significant amount of compensation tied to the performance of our stock through a performance-based incentive program under our Long-Term Incentive Plan that began in 2014 (the “Performance Share Program”), whereby we issue performance share units (“PSUs”) to named executive officers and others that represent shares potentially issuable in the future based on cumulative adjusted free cash flow over a three-year period, as well as previous grants and required stock holdings.

•
As part of 2017 named executive officer compensation, the Compensation Committee approved and paid out shares of SP Plus common stock under the Performance Share Program that vest at the end of three-year performance periods. The realized value was 115.3% of target based upon adjusted free cash flow of $208.4 million over the 2015-2017 performance cycle.

Reasonableness of Compensation
We manage our pay structure and make compensation decisions using a combination of policies, practices and inherent logic. We have a “pay-for-performance” culture as exemplified by our management of salaries, bonus compensation and equity compensation. Base salaries may be adjusted to provide market-based increases, and our executives’ true upside potential has been provided through bonuses and stock-based award opportunities available under our annual cash and long-term incentive plans. After considering all components of the compensation paid to the named executive officers, the Compensation Committee has determined that the compensation arrangements are reasonable and appropriate given our overall performance, market for talent, executive retention and business strategy.

Say-on-Pay Advisory Vote
The Dodd-Frank Act requires public companies to provide their stockholders with an advisory vote to approve executive compensation at least once every three years. We are providing this stockholder advisory vote on our executive compensation in accordance with Section 14A of the Exchange Act and Exchange Act Rule 14a-21(a).
This proposal, commonly known as a “Say-on-Pay” proposal, gives stockholders the opportunity to endorse or not endorse our executive pay program and policies. At our annual meeting of stockholders in 2017, our stockholders approved a proposal to hold a stockholder advisory vote on executive compensation every year. In connection with Proposal 3 set forth in this Proxy Statement, the Board has again recommended that stockholders approve an annual advisory vote on executive compensation.

Prior Say-on-Pay Vote
Our Board values our stockholders’ feedback and pays careful attention to communications from our stockholders regarding our executive compensation practices. Our executive compensation program is designed to pay for performance and to align the long-term interests of our named executive officers and other members of our management team with the long-term interests of our stockholders, as discussed in more detail throughout this Proxy Statement. We believe these design and alignment principles help to ensure an appropriate balance between risk and reward; while our incentive compensation arrangements do not encourage employees to take unnecessary or excessive risks, our employees are rewarded for executing on our financial and strategic objectives. Further, the Compensation Committee and the Board believe that the compensation policies and procedures articulated in this Proxy Statement are effective in furthering our achievement of short-term, medium-term and long-term business goals, and that the compensation of our named executive officers reported in this Proxy Statement, which is structured to motivate superior individual performance, has supported and contributed to our success.
At our last annual meeting, our advisory vote to approve named executive officer 2016 compensation received the strong support of our stockholders (approximately 93.6% of the shares represented in person or by proxy and entitled to vote). Based on the results of last year’s Say-on-Pay vote, our Compensation Committee determined to keep the structure of our executive compensation program for 2017 substantially similar to the structure of the executive compensation program for 2016, including the Performance Share Program described below. As we continue to refine our compensation program, policies and practices going forward, we will continue to consider stockholder feedback.

Role of the Compensation Committee
Our Compensation Committee has administered our executive compensation program since this committee was established in conjunction with our initial public offering. Broadly stated, the Compensation Committee’s overall role is to oversee all of our compensation plans and policies, administer our equity plans and policies, approve equity grants to our executive officers and review and approve all compensation decisions relating to the named executive officers. As in the past, our Compensation Committee engaged Willis Towers Watson in 2017 as a consultant to assist in addressing and discharging its duties and obligations. As required by the SEC, the Compensation Committee has determined Willis Towers Watson has no conflicts of interest with our company and is independent.
Role of Management
Our Chief Executive Officer and Chief Administrative Officer regularly and routinely work with our Compensation Committee throughout the year, with input as appropriate from our outside legal counsel, as well as from the Compensation Committee’s compensation consultant. Our Chief Executive Officer plays an integral and instrumental role in making specific recommendations to the Compensation Committee regarding the compensation for all of the named executive officers other than the Chief Executive Officer himself. Our Board decides the compensation of our Chief Executive Officer following recommendations made by the Compensation Committee.
Compensation Objectives
Our overall compensation philosophy is governed by three fundamental objectives:

•	attracting and retaining qualified key executives, many of whom are responsible for developing, nurturing and maintaining the client relationships that are critical to our business;

•	motivating performance to achieve specific strategic and operating objectives of our company; and

•	aligning executives’ interests with the long-term interests of our stockholders.

The primary elements of our executive compensation program are:

Compensation Element	Compensation Objective	Performance Metric	Characteristics	Time Horizon
Base Salary	• Attract and retain qualified executives	• None	• Market-competitive, fixed level of compensation	• Annual
Management Incentive Compensation Program	• Attract and retain qualified executives • Motivate performance to achieve specific strategies and operating objectives in the short term	• Adjusted Company EBITDA	• At target, annual incentive provides market-competitive total cash opportunity • At-risk compensation	• Annual
Performance Share Program
•
Attract and retain qualified executives
•
Motivate performance to achieve specific strategies and operating objectives in the medium term
•
Align named executive officers’ and stockholders’ long-term interests
		• Cumulative Company Adjusted Free Cash Flow	• PSU awards paid in shares of SP Plus common stock • At-risk compensation	• Three Years
Stock-Based Grants
•
Attract and retain qualified executives
•
Motivate performance to achieve specific strategies and operating objectives over the long term
•
Align named executive officers’ and stockholders’ long-term interests
		• None	• Typically restricted stock units (“RSUs”) are granted with cliff vesting	• Five years
Career Restricted Stock Units (closed)
•
Attract and retain qualified executives
•
Motivate performance to achieve specific strategies and operating objectives over the long term
•
Align named executive officers’ and stockholders’ long-term interests
		• None	• One-time grants in 2008 to help retain, for their full careers, high-caliber senior management • RSUs granted with restrictions generally removed in three equal tranches	• Ten-twelve years
The Compensation Committee reviews the executive compensation program and named executive officer compensation on an annual basis. The use and relative contribution of each compensation element is based on a discretionary determination by the Compensation Committee of the importance of each compensation element in supporting our financial and strategic objectives, after taking into consideration the recommendations of our Chief Executive Officer.

Compensation Philosophy and Competitive Positioning
Our Compensation Committee believes that the compensation of our named executive officers must be closely aligned with our performance, on both a short- and long-term basis, at responsible levels that are consistent with our cost-conscious culture. At the same time, this Committee recognizes that our compensation programs must be designed to attract and retain key executives, many of whom are responsible for developing, nurturing and maintaining the client relationships that are important to producing superior results for our stockholders.
As the independent consultant to the Compensation Committee, Willis Towers Watson periodically conducts market-based assessments as to the competitiveness of our officers’ total pay opportunities. In 2017, this competitive analysis found, for both the named executive officers and the broader management team, the following:

•	Our cash compensation (base and target bonus) is generally competitive with market norms with the exception of the CEO and CFO, which fell below market median.

•	Annualized long-term incentive compensation is generally below market median for all named executive officers.

•
Total direct compensation levels (both actual and target) vary in competitiveness from individual to individual. Two out of five named executive officers, our CEO and CFO, are positioned well below the market median, largely due to the lower annualized long-term incentive values. Two of our named executives fall modestly below market median and one is at market median.

We continue to use published survey data as a broad indicator of market performance, but we do not benchmark against specific companies through a “peer group” or within such surveys. We operate in a large and fragmented industry with no direct public competitors. Accordingly, we do not use data that are specific to any company within the surveys. These surveys represent a broad group of general industry and service industry companies. We believe that the aforementioned survey sample is appropriate because it provides a significant sample size, includes reasonably accurate executive position matches for benchmarking purposes, and includes companies from other industries from which we might potentially recruit.
For compensation planning purposes, Willis Towers Watson has recommended that the most reasonable approach is to evaluate our pay practices for senior executives against this survey data scoped to reflect companies with revenues of approximately $2.1 billion. While this is larger than our reported revenue, the revenue we manage for clients is more than double our reported revenue, and the corresponding infrastructure necessary to support the business model more closely resembles a company with more than $2.1 billion in revenue.
Given the information obtained from the current and previous compensation studies, the Compensation Committee has informally adopted a guideline that targets total cash compensation in the 50th percentile range for executive officers. This range, however, is merely a guideline because the Compensation Committee does not believe in fixing compensation levels based only on market comparables. Rather, the Compensation Committee believes that other factors should be considered and weighted appropriately, including, but not limited to:

•	the history underlying our current compensation levels;

•	relative compensation levels among our senior executives;

•	pay levels in the parking industry; and

•	our overall performance in relation to the performance of other parking companies.
Our actual cash compensation practice is to target the market median when our company performance is in line with our financial goals.

Compensation Program Components
Our compensation to the named executive officers consists primarily of the following elements: base salary; Management Incentive Compensation Program; compensation under our Long-Term Incentive Plan, which includes the Performance Share Program, stock-based grants and Career Restricted Stock Units; perquisites and personal benefits; and retirement benefits and deferred compensation opportunities.

Base Salary
Base salary is a critical element of named executive officer compensation because it is the source of an officer’s consistent income stream and is the most visible barometer of evaluation vis-à-vis the employment market. In establishing and reviewing base salaries, the Compensation Committee considers various factors that include the executive’s qualifications and experience, scope of responsibilities, internal pay equity, past performance and achievements, future expectations that include the executive’s ability to impact short-term and long-term results, as well as the salary practices at other comparable companies. We strive to provide our named executive officers with a competitive base salary that is in line with their roles and responsibilities when compared to companies of comparable size.

Management Incentive Compensation Program
Our named executive officers participate in our Management Incentive Compensation Program, which provides for an annual cash incentive bonus. Our Compensation Committee oversees this program, and it creates annual performance criteria that are flexible and that change with the needs of our business. By creating target awards and setting performance objectives at the beginning of each fiscal year, our named executive officers have the proper incentives to attain key performance metrics. The target bonus opportunities are fixed and subject to change only via approval of the Compensation Committee.
The target bonuses, metrics, weightings, level of achievement and awards are reported in the tables set forth under “2017 Annual Incentive Compensation Payouts and Performance Analysis”, below.

Long-Term Incentive Plan
Because one of our basic compensation objectives is to align our executives’ interests with the long-term interests of our stockholders, all shares issued under our Long-Term Incentive Plan since January 2007 have holding restrictions once the shares vest. Once shares are issued upon vesting, the executive may sell enough unrestricted shares to enable payment of the state and federal income taxes. Of the remaining unrestricted shares, individuals are expected to comply with the Senior Executive Officer Stock Ownership Guidelines. See “Executive Stock Ownership Requirements”, below.

Performance Share Program. The objective of granting performance share units is to link compensation to business performance, encourage ownership of our common stock, retain executive talent, and incentivize and reward executive performance. The Performance Share Program provides participating executives with the opportunity to earn vested common stock if performance targets for pre-tax free cash flow are achieved over the cumulative three-year period and recipients satisfy service-based vesting requirements. In September 2014 the Compensation Committee authorized our first grants of performance share units under our Long-Term Incentive Plan for the cumulative three-year period of 2014 through 2016. In 2015, 2016, and 2017, additional PSU grants were made for the 2015-2017 cycle, the 2016-2018 cycle, and the 2017-2019 cycle, respectively. Another three-year performance period will start in 2018 and will be linked to a new adjusted free cash flow performance target for the cumulative three-year 2018-2020 cycle, a process that is expected to occur in succeeding years. The Board may choose to discontinue the plan or change the performance measures in future performance periods.
For purposes of the Performance Share Program, reported free cash flow for each performance period will be adjusted for any one-time expenses, benefits, cash payments or receipts made for acquisitions, joint ventures or other transactions; one-time expenses and benefits related to the sale or disposition of assets; legal costs for one-time, non-recurring items that are non-core; cash taxes paid; significant refinancing costs and expenses (e.g., credit agreement); and expenses, benefits and cash payments related to the Central Merger indemnification obligations, including expenses or cash payments for structural repairs.
The number of performance shares set aside at the onset of the performance period is determined by dividing the stock price at the beginning of the performance period into the annual award values established for our named executive officers. The performance share units issued under the Performance Share Program do not vest until the end of the performance period upon attainment of the performance goals. However, once the performance shares vest they are no longer subject to forfeiture unless the executive is in violation of the non-compete provisions of the Performance Share Unit Agreement.
The target bonuses, metrics and awards are reported in the tables set forth under “2017 Long-Term Incentive Plan Payouts and Performance Analysis”, below.

Stock-Based Grants. Periodically when senior executives are hired or promoted, awards may be made in the form of restricted stock units depending on individual performance and the environment for senior executive leadership talent. These RSUs represent the right to receive one share of common stock upon vesting. All RSUs issued to executive officers in the last three years vest five years from the date of issuance. The final value of the RSU depends on the change in stock price over the vesting period. The Compensation Committee believes that these RSUs help to retain executives because they have value upon vesting regardless of stock price. Although stock options may also be issued under our Long-Term Incentive Plan, in the last ten years our company has not issued any options and no options are currently outstanding. The Long-Term Incentive Plan expressly forbids option repricing without stockholder approval and expressly forbids exchanges of underwater options for cash.

Career Restricted Stock Units. In 2008 the Compensation Committee and our Board approved a one-time grant of career restricted stock units to our senior management team designed to help retain, for their full careers, the caliber of senior leaders needed to position our company for growth in the future. To discourage these leaders from joining competitors, one-third of these RSUs vest after ten years of continuous service, one-third vest after eleven years of continuous service, and the final one-third vest after twelve years of continuous service. Anyone reaching retirement age (typically age 65) before the expiration of the twelve-year period is entitled to have all restrictions removed at the time of retirement. No additional career restricted stock units have been issued since 2008.

Perquisites and Personal Benefits
We provide our named executive officers with certain perquisites and personal benefits. We believe that perquisites are often a way to provide the named executive officers with additional annual compensation that supplements their base salaries and bonus opportunities and are intended to ensure productivity. Perquisites include such things as parking and club memberships. When determining each named executive officer’s base salary, we take the value of each named executive officer’s perquisites and personal benefits into consideration.
The perquisites and personal benefits paid to each named executive officer in 2017 are reported in column (i) of the Summary Compensation Table, below, and further described in the footnotes thereto.

Retirement Benefits and Deferred Compensation Opportunities
Deferred compensation is a tax-advantaged means of providing certain named executive officers with additional compensation that supplements their base salaries and bonus opportunities, including our 401(k) plan. In addition, we have entered into various agreements over the years with certain named executive officers that provide for various retirement benefits and deferred compensation opportunities. These plans grew out of a perceived need to provide some form of retirement income to executives and are intended to provide a modest payment towards retirement.

Employment Agreements
Historically, we have maintained employment agreements with all of our named executive officers. It is customary in our industry for senior executives to have employment agreements because it encourages employment continuity and is a practical means to insure that client relationships are protected through the legal enforcement of protective covenants, including the covenant not to compete and the covenant not to solicit customers and employees. Moreover, these agreements were created in part to ensure executive continuity because we had no programs with substantial executive retention value through the creation of forfeiture risk (e.g., pension plan, restricted stock, etc.) until 2007. Hence, executive retention and protection of our interests have been created in part through the use of employment agreements.

In general, the employment agreements of the named executive officers have provisions that are triggered if they are terminated for various reasons. Please see the “Payments and Potential Payments Upon Termination or Change-in-Control” section below for a description of the potential payments that may be made to the named executive officers in connection with their termination of employment or a change-in-control, and “Executive Compensation—Employment Agreements” for a more detailed description of the employment agreements of our named executive officers.

Determination of 2017 Compensation
General
The Compensation Committee approved the following principal compensation elements for 2017: base salary, annual incentive bonus target, performance share unit grants, and performance share unit awards under the Long-Term Incentive Plan.

Compensation of Our Chief Executive Officer
The Compensation Committee made recommendations to the Board for Mr. Baumann’s 2017 compensation following the process and using the pay components described above. Mr. Baumann’s 2017 compensation was governed largely by his employment agreement with us. Following the issuance of a compensation study, by Willis Towers Watson, the Compensation Committee approved an increase in Mr. Baumann's base salary from $700,000 to $800,000 effective September 2017, an increase of 14.3%. His salary was $700,000 throughout 2016. The Compensation Committee also approved an annual incentive payment of $211,600 for 2017, a decrease of $161,600, or 43.3%, from 2016 as described in detail below under “2017 Annual Incentive Compensation Payouts and Performance Analysis.” In addition, the Compensation Committee approved the issuance of common stock valued at $461,227 under the 2015-2017 PSU cycle as described below under “2017 Long-Term Incentive Plan Payouts and Performance Analysis.” Other compensation, including perquisites, totaled $127,869.
Taking into consideration his actual salary, actual annual incentive payout and actual long-term incentive award for the 2015-2017 PSU cycle, Mr. Baumann earned 93.50% of his annual total target compensation in 2017.

For 2017, Mr. Baumann earned 93.5% of his total target annual compensation.
Performance Share Units
Annual Incentive
Salary
$400,000
$400,000
$700,000
$461,227
$211,600
$729,195
2017 Target Annual Compensation
2017 Actual Annual Compensation

In addition, pursuant to the terms of Mr. Baumann’s employment agreement, we have agreed to pay the premiums on certain insurance policies owned by Mr. Baumann that will provide an annual retirement benefit equal to $150,000 for a period of 15 years, beginning in the year in which Mr. Baumann attains age 65. The current amount of the annual premium is $105,901. If Mr. Baumann’s employment is terminated (other than for cause or other than by Mr. Baumann without good reason), we will continue to pay the premiums on the insurance policies until the earlier of Mr. Baumann’s death or his attainment of age 65.

Compensation of Our Other Named Executive Officers
The Compensation Committee made 2017 compensation recommendations to the Board for the four other named executive officers following the process and using the pay components described above. All of our other named executive officers have entered into employment agreements with us, and their compensation is governed largely by their respective employment agreements. The 2016 and 2017 base salary earned and annual incentive compensation payout for these named executive officers is set forth below together with the percentage increase/decrease.

Name	2016 Salary($)	2017 Salary($)	% Increase (Decrease)	2016 Annual Incentive Payout	2017 Annual Incentive Payout	% Increase (Decrease)
Vance C. Johnston	440,000	500,000	13.6	186,600	105,800	(43.3)
Thomas L. Hagerman	467,388	400,000	(14.4)	139,950	53,958	(61.4)
John Ricchiuto	434,595	434,595	—	142,399	106,131	(25.5)
Robert M. Toy	525,000	550,000	4.8	168,873	79,086	(53.2)
For more detailed information, see “2017 Annual Incentive Compensation Payouts and Performance Analysis.”
In addition, the Compensation Committee approved the issuance of common stock to these named executive officers under the 2015-2017 PSU cycle ranging in value from $115,307 to $461,227. For more detailed information, see “2017 Long-Term Incentive Plan Payouts and Performance Analysis.”
Taking into consideration the actual salary, actual annual incentive payout and actual long-term incentive award for the 2015-2017 PSU cycle, these named executive officers earned the following percentage of their total annual target compensation in 2017: Mr. Johnston—93.2%, Mr. Hagerman—91.9%, Mr. Ricchiuto 95.8%, and Mr. Toy—86.7%.

2017 Annual Incentive Compensation Payouts and Performance Analysis
Awards made to our named executive officers in 2017 under the Management Incentive Compensation Program were based on the weightings and metrics set forth in the table below:

					Actual Results
Name	Metrics	Weighting	Threshold Metrics($)	Target Metrics($)	Maximum Metrics($)	Actual Metrics($)
G Marc Baumann	Adjusted Company EBITDA	100%	90,014,562	91,918,962	97,291,362	90,377,319
Chief Executive Officer; President
Vance C. Johnston	Adjusted Company EBITDA	100%	90,014,562	91,918,962	97,291,362	90,377,319
Executive Vice President;
Chief Financial Officer
Thomas L. Hagerman	Adjusted Company EBITDA	(1)	90,014,562	91,918,962	97,291,362	90,377,319
Executive Vice President, Operations	Adjusted Business Unit EBITDA		16,771,854	20,964,818	34,854,010	18,492,989
John Ricchiuto	Adjusted Company EBITDA	(1)	90,014,562	91,918,962	97,291,362	90,377,319
Executive Vice President, Operations	Adjusted Business Unit EBITDA		19,656,632	24,570,790	40,848,938	28,322,762
Robert M. Toy	Adjusted Company EBITDA	(1)	90,014,562	91,918,962	97,291,362	90,377,319
President of Commercial Operations	Adjusted Business Unit EBITDA		85,336,641	106,670,801	177,340,207	97,053,596

(1)
The target bonus for Messrs. Toy, Hagerman and Ricchiuto are first multiplied by the Company Adjusted EBITDA attainment percentage. If this calculation produces an “adjusted” bonus opportunity, then the adjusted bonus amount is subject to the business unit EBITDA attainment percentage to determine the final bonus.

EXAMPLE: Target Bonus ($150,000) multiplied by our company EBITDA achievement percentage (70%) = adjusted bonus target ($105,000) multiplied by the business unit attainment percentage (110%) = $115,500 total bonus.
Payouts can range from 0% to 150% of “adjusted” target (after applying the company performance factor) with the lowest non-zero payout of 50% of the “adjusted” target, depending on a combination of corporate and business unit financial performance:
Awards made to our named executive officers in 2017 under the Management Incentive Compensation Program, based on their individual achievement of their respective performance goals, ranged from $53,958 to $211,600, as set forth in the table below:

Name	Base Salary ($)	Target Bonus ($)	Target Bonus (%)	Metrics	Weighting (%)	Threshold Bonus ($)	Maximum Bonus ($)	Actual Bonus ($)	Actual Bonus as % of Target (%)
G Marc Baumann	700,000	400,000	57.1	Adjusted Company EBITDA	100	40,000	600,000	211,600	52.9
Vance C. Johnston	440,000	200,000	45.5	Adjusted Company EBITDA	100	20,000	300,000	105,800	52.9
Thomas L. Hagerman	400,000	150,000	37.5	Adjusted Company EBITDA	(1)	15,000	337,500	53,958	36.0
John Ricchiuto	434,595	150,000	34.5	Adjusted Company EBITDA	(1)	15,000	337,500	106,131	70.8
Robert M. Toy	550,000	200,000	36.4	Adjusted Company EBITDA	(1)	20,000	450,000	79,086	39.5
(1)    See explanation in footnote (1) above.
The Compensation Committee believes that the Adjusted Company EBITDA measure for our Chief Executive Officer and the other named executive officers that participate in the program is the appropriate measure of performance at this time. This measure will likely evolve and ultimately be modified as circumstances warrant, including possible adjustments due to acquisitions and other atypical events.

2017 Long-Term Incentive Plan Payouts and Performance Analysis
Payouts under the Performance Share Program, which was first adopted under the Plan in 2014, vest at the end of three-year performance periods. Payouts for the 2015-2017 performance share unit cycle were based upon our Cumulative Adjusted Free Cash Flow during 2015-2017 cycle.

•	The target value and target number of shares were determined at the start of the performance period.

•	The realized value is a function of the number of shares earned, adjusted for cumulative adjusted free cash flow and the stock price when shares are released.

•	For the three-year performance period from 2015-2017, Cumulative Adjusted Free Cash Flow was $208.4 million, placing the award at 75% of the target shares.

•	As a result, the realized value of performance share awards was 115.3% of target value.

Name	Target Value ($)	Target Shares(1)	Shares Awarded	Actual Value ($)(2)	Realized Value as % of Target (%)
G Marc Baumann	400,000	16,576	12,432	461,227	115.3
Vance C. Johnston	150,000	6,216	4,662	172,960	115.3
Thomas L. Hagerman	100,000	4,144	3,108	115,307	115.3
John Ricchiuto	100,000	4,144	3,108	115,307	115.3
Robert M. Toy	100,000	4,144	3,108	115,307	115.3

(1)
Target shares are calculated by dividing the stock price at the beginning of the performance period ($24.13 on January 2, 2015) into the target value established for our named executive officers, rounded down to the nearest full share.

(2)	Based on the closing price per share of our common stock on December 29, 2017 ($37.10).

2017-2019 Performance Share Unit Cycle
The Performance Share Program provides participating executives with the opportunity to earn vested common stock if performance targets for Cumulative Adjusted Free Cash Flow are achieved over the cumulative three-year period and recipients satisfy service-based vesting requirements. On March 10, 2017, the Compensation Committee established the following metrics and payout schedule for the 2017-2019 performance share unit cycle under the Performance Share Program.

2017-2019 Cumulative Company Adjusted Free Cash Flow	Percentage of Target Shares
$222.0 million to $242.0 million	50%
$242.0 million to $262.0 million	75%
$262.0 million to $282.0 million	100%
$282.0 million to $297.0 million	125%
$297.0 million to $312.0 million	150%
$312.0 million or more	200%
On March 10, 2017, the Compensation Committee also established the threshold, target and maximum payout levels for the 2017-2019 performance share unit awards granted pursuant to our Long-Term Incentive Plan. The performance share units will vest, if at all, at the completion of the 2017-2019 performance period depending on whether the performance target is met. The threshold award is 50% of the target and the maximum award is 200% of the target. The table below provides information about the value of the awards based on threshold and maximum payout levels for the cumulative three years of the performance period:

Name	2017-2019 Threshold ($)	2017-2019 Threshold (#)(1)	2017-2019 Target ($)	2017-2019 Target (#)(1)	2017-2019 Maximum ($)	2017-2019 Maximum (#)(1)
G Marc Baumann	200,000	6,920	400,000	13,840	800,000	27,681
Vance C. Johnston	75,000	2,595	150,000	5,190	300,000	10,380
Thomas L. Hagerman	50,000	1,730	100,000	3,460	200,000	6,920
John Ricchiuto	50,000	1,730	100,000	3,460	200,000	6,920
Robert M. Toy	75,000	2,595	150,000	5,190	300,000	10,380

(1)
The number of performance shares set aside at onset of the performance period is determined by dividing the stock price at the beginning of the performance period ($28.90 on January 3, 2017) into the annual award values established for our five named executive officers.

Executive Stock Ownership Requirements
In order to align the interests of our senior executives with those of our stockholders, we implemented stock ownership guidelines for our senior executives in January 2007. Subject to limited exceptions, these guidelines require our key executives to maintain ownership of at least sixty percent (60%) of the “net” shares they acquire from the exercise of stock options or the vesting of restricted stock, restricted stock units or performance share units granted under our Long-Term Incentive Plan after January 2007. “Net” shares are deemed to be those shares that remain after any acquired shares are sold or netted to pay (if applicable) any associated withholding taxes.

Name	Net Shares Acquired Under LTIP since January 2007	60% Requirement	Proportion of Requirement Met (%)
G Marc Baumann	44,586	26,752	159%
Vance C. Johnston	4,888	2,933	167%
Thomas L. Hagerman	14,921	8,953	100%
John Ricchiuto	13,408	8,045	103%
Robert M. Toy	3,473	2,084	167%

Tax and Accounting Considerations
We measure stock-based compensation expense at the grant date, based on the fair value of the award, and the expense is recognized over the requisite employee service period (generally, the vesting period) for awards expected to vest (considering estimated forfeitures). Accounting rules also require us to record cash compensation as an expense at the time the obligation is accrued.
Section 162(m) of the Internal Revenue Code limits the deductibility of compensation paid to certain executive officers to $1 million per year. Historically, compensation that qualified as “performance-based compensation” under Section 162(m) of the Internal Revenue Code was not subject to this $1 million limit and, although we reserved the right to pay compensation that did not qualify as performance based from time to time, our compensation programs were designed to permit us to deduct compensation expense under Section 162(m) of the Internal Revenue Code. The ability to rely on this performance-based exception was eliminated in 2017 (generally, and subject to certain transition rules, effective in 2018 and beyond), and the limitation on deductibility was generally expanded to include all named executive officers. The Compensation Committee has and will continue to take into consideration Section 162(m) in establishing compensation of our executives but considers other factors and business needs as well. Interpretations of and changes in applicable tax laws and regulations as well as other factors beyond our control also can affect deductibility of compensation. For these and other reasons, the Compensation Committee has determined that it will not necessarily seek to limit executive compensation to the amount that is deductible under Section 162(m) of the Code.
Relationship Between Compensation Plans and Risk
The Compensation Committee has concluded that it is not reasonably likely that the risks arising from our compensation policies and practices would have a material adverse effect on our company. In reaching this conclusion, the Compensation Committee considered the following factors:

•	Our compensation program is designed to provide a mix of both fixed and variable incentive compensation with no one component of pay providing a disproportionate segment of the whole; and

•	Our compensation is balanced between a variety of different measures and both short-term and long-term incentives are designed to reward execution of our short-term and long-term corporate strategies.

Clawback Policy
As required under Section 304 of the Sarbanes-Oxley Act of 2002, the annual bonus and other incentive compensation must be forfeited by our company’s chief executive officer and the chief financial officer if, during the 12-month period following the issuance of financial statements, those financial statements must be restated due to material noncompliance as a result of misconduct in the preparation of those financial statements. In addition, our Restricted Stock Unit Agreements and Performance Share Unit Agreements entered into with each of the named executive officers contain a clawback provision that allows us to recover shares if the participant violates certain protective provisions.
At this time, the Compensation Committee has not adopted a formal clawback policy for the executive management team. While in full support of such a policy, the Committee is waiting for the anticipated adoption of final rules by the SEC before adoption and implementation of a specific policy.

COMPENSATION COMMITTEE REPORT
The Compensation Committee of the Board of Directors has reviewed and discussed with management the foregoing “Compensation Discussion and Analysis,” and based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in this Proxy Statement on Schedule 14A for filing with the SEC.

By the Compensation Committee,
Robert S. Roath (Chair) Karen M. Garrison Wyman T. Roberts

EXECUTIVE COMPENSATION
Summary Compensation Table
The following table sets forth the compensation earned, awarded or paid for services rendered to us in all capacities for the fiscal years ending December 31, 2017, 2016 and 2015 by our Principal Executive Officer (PEO), our Principal Financial Officer (PFO), and the three other highest paid executive officers other than the PEO and PFO. These persons are referred to, collectively, as the “named executive officers.”

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(i)	(j)
G Marc Baumann	2017	729,195	—	470,560	—	211,600	127,869(4)	1,539,224
Chief Executive Officer;	2016	700,027	—	393,984	—	373,200	125,759	1,592,943
President (PEO)	2015	694,395	—	366,993	—	274,000	132,025	1,467,413
Vance C. Johnston	2017	457,517	—	176,460	—	105,800	13,682(5)	753,459
Executive Vice President;	2016	438,350	—	147,750	—	186,600	13,424	786,124
Chief Financial Officer (PFO)	2015	400,015	—	137,622	—	137,000	17,716	692,353
Thomas L. Hagerman	2017	428,087	—	117,640	—	53,958	125,309(6)	724,994
Exec. Vice President, Operations	2016	467,388	—	98,484	—	139,950	19,541	725,363
	2015	467,388	—	91,748	—	98,902	21,807	679,845
John Ricchiuto	2017	434,612	—	117,640	—	106,131	11,681(7)	670,064
Executive Vice President, Operations
Robert M. Toy	2017	542,729	—	176,460	—	79,086	12,060(8)	810,335
President of Commercial Operations	2016	521,895	—	123,117	—	168,873	11,332	825,547

(1)
The amounts shown in column (e) represent the aggregate grant date fair value of performance share units computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, not the actual amounts paid to or realized by the named executive officers during our 2017, 2016 and 2015 fiscal years. An explanation of the methodology for payouts under performance stock awards is discussed in the footnotes to the “Grants of Plan-Based Awards for 2017” and “Outstanding Equity Awards at Fiscal Year-End 2017” tables below.

The amounts shown in column (e) for 2017 represent the grant date fair value of the 2017-2019 performance share unit awards granted under the Long-Term Incentive Plan. The fair value of these awards is based on the closing price of our common stock ($34.00) on March 10, 2017 (grant date), and is calculated at the target share payout for the cumulative three years of the performance period. For information about the threshold and maximum payout amounts under these awards, see the “Grants of Plan-Based Awards for 2017” table below.
The performance share units for 2017 were granted effective January 1, 2017, and they may vest on December 31, 2019 upon the attainment of a three-year adjusted free cash flow target. See “Compensation Discussion and Analysis” for more information about the Performance Share Program.

(2)	No named executive officer held stock options or stock appreciation rights as of December 31, 2017.

(3)	The amounts for 2017 shown in column (g) reflect cash bonuses paid pursuant to our Management Incentive Compensation Program.

(4)
The amount for 2017 shown in column (i) for Mr. Baumann reflects contributions made by us under our 401(k) plan in the amount of $8,100, $5,940 for group term life insurance, $5,820 in company-paid parking, $1,608 in club dues and $500 for airline clubs. Also included are payments in the amount of $105,901 made in 2017 for insurance policies on behalf of Mr. Baumann.

(5)
The amount for 2017 shown in column (i) for Mr. Johnston reflects contributions made by us under our 401(k) plan in the amount of $8,100, $810 for group term life insurance, $4,272 in company-paid parking, and $500 for airline clubs.

(6)
The amount for 2017 shown in column (i) for Mr. Hagerman reflects contributions made by us under our 401(k) plan in the amount of $2,140, includes $101,612 for reimbursed moving expenses, $6,601 for reimbursed medical expenses, $8,400 for club dues, $1,806 for group term life insurance, and insurance premium payments made on Mr. Hagerman’s behalf in the amount of $4,750.

(7)
The amount for 2017 shown in column (i) for Mr. Ricchiuto reflects contributions made by us under our 401(k) plan in the amount of $8,082, $3,049 for group term life insurance, and $550 for airline clubs.

(8)	The amount for 2017 shown in column (i) for Mr. Toy reflects contributions made by us under our 401(k) plan in the amount of $8,100 and $3,960 for group term life insurance.
Grants of Plan-Based Awards for 2017
The following table sets forth summary information regarding performance share units granted to our named executive officers pursuant to our Long-Term Incentive Plan and bonus amounts achievable pursuant to our Management Incentive Compensation Program during 2017.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			Grant Date Fair Value of Stock
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Awards ($)(3)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
G Marc Baumann	1/1/2017	40,000	400,000	600,000
	3/10/2017				6,920	13,840	27,681	470,560
Vance C. Johnston	1/1/2017	20,000	200,000	300,000
	3/10/2017				2,595	5,190	10,380	176,460
Thomas L. Hagerman	1/1/2017	15,000	150,000	337,500
	3/10/2017				1,730	3,460	6,920	117,640
John Ricchiuto	1/1/2017	15,000	150,000	337,500
	3/10/2017				1,730	3,460	6,920	117,640
Robert M. Toy	1/1/2017	20,000	200,000	450,000
	3/10/2017				2,595	5,190	10,380	176,460

(1)
The amounts included in columns (c), (d) and (e) reflect the cash bonus amounts achievable pursuant to our Management Incentive Compensation Program. See “Compensation Discussion and Analysis” for a discussion of timing of various pay decisions.

(2)
On March 10, 2017, the Compensation Committee established the threshold, target and maximum payout levels for the 2017-2019 PSUs granted pursuant to our Long-Term Incentive Plan. The PSUs will vest, if at all, at the completion of the 2017-2019 performance period depending on whether the performance target is met. The threshold award is 50% of the target and the maximum award is 200% of the target. The table below provides additional information about the value of the awards based on threshold, target and maximum payout levels for the cumulative three years of the performance period based on the price of our common stock on January 2, 2017, the first trading day of the 2017-2019 performance cycle:

Name	2017-2019 Threshold ($)	2017-2019 Target ($)	2017-2019 Maximum ($)
G Marc Baumann	200,000	400,000	800,000
Vance C. Johnston	75,000	150,000	300,000
Thomas L. Hagerman	50,000	100,000	200,000
John Ricchiuto	50,000	100,000	200,000
Robert M. Toy	75,000	150,000	300,000
The Performance Share Program provides participating executives with the opportunity to earn vested common stock if performance targets for pre-tax free cash flow are achieved over the cumulative three-year period and recipients satisfy service-based vesting requirements.

(3)
Column (i) sets forth the grant date fair value of the target performance share units based on the closing price of our common stock ($34.00) on March 10, 2017 (grant date) and is computed in accordance with ASC 718. There can be no assurance that ASC 718 amounts shown in the table will ever be realized by the named executive officer. Amounts for grants of PSUs are based on the target amount payable if the performance condition is met.

Outstanding Equity Awards at Fiscal Year-End 2017
The following table shows stock awards subject to certain restrictions and other contingencies outstanding on December 31, 2017, the last day of our fiscal year, for our named executive officers. No named executive officer held stock options or stock appreciation rights as of December 31, 2017.

		Stock Awards
Name	Grant Date/ Performance Share Unit Period(1)	Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested($)(2)
G Marc Baumann	1/1/15-12/31/17 (4)			12,432	461,227
	1/1/16-12/31/18 (5)			16,666	618,309
	1/1/17-12/31/19 (6)			13,840	513,464
Vance C. Johnston	3/25/14	7,518(7)	278,918
	1/1/15-12/31/17 (4)			4,662	172,960
	1/1/16-12/31/18 (5)			6,250	231,875
	1/1/17-12/31/19 (6)			5,190	192,549
Thomas L. Hagerman	7/1/2008	42,000(8)	1,558,200
	1/1/15-12/31/17 (4)			3,108	115,307
	1/1/16-12/31/18 (5)			4,166	154,559
	1/1/17-12/31/19 (6)			3,460	128,366
John Ricchiuto	7/1/2008	42,000(8)	1,558,200
	1/1/15-12/31/17 (4)			3,108	115,307
	1/1/16-12/31/18 (5)			4,166	154,559
	1/1/17-12/31/19 (6)			3,460	128,366
Robert M. Toy		16,495(9)	611,965
	1/1/15-12/31/17 (4)			3,108	115,307
	1/1/16-12/31/18 (5)			5,208	193,217
	1/1/17-12/31/19 (6)			5,190	192,549

(1)	For a better understanding of this table, we have included an additional column showing the grant dates of RSUs and the associated performance periods for the PSUs.

(2)	Based on the closing price per share of our common stock on December 29, 2017 ($37.10).

(3)	The shares in the Equity Incentive Plan Awards column represent performance share unit awards based on target payout.

(4)
The performance period for these PSUs ended on December 31, 2017 and the payout was made in the first quarter of 2018 based upon cumulative adjusted free cash flow for the 2015-2017 performance period.

(5)	The performance period for these PSUs is scheduled to end on December 31, 2018, and the payout, if any, is scheduled to be made in the first quarter of 2019.

(6)	The performance period for these PSUs is scheduled to end on December 31, 2019, and the payout, if any, is scheduled to be made in the first quarter of 2020.

(7)	These RSUs will vest on March 25, 2019.

(8)	These RSUs will vest annually in three equal tranches commencing on July 1, 2018.

(9)	These RSUs will vest on December 3, 2018.

Stock Vested During 2017
The following table provides information on the vesting of performance share units during 2017. Our company has no outstanding option awards.

	Stock Awards
Name	Number of Shares Acquired on Vesting(#)(1)	Value Realized on Vesting($)(2)
G Marc Baumann	12,432	461,227
Vance C. Johnston	4,662	172,960
Thomas L. Hagerman	3,108	115,307
John Ricchiuto	3,108	115,307
Robert M. Toy	3,108	115,307

(1)	PSUs that converted to shares of common stock on a one-for-one basis upon vesting on December 31, 2017.

(2)	Based on the closing price per share of our common stock on December 29, 2017 ($37.10).

Equity Award Modifications and Re-Pricings
We have not engaged in any modifications to, or re-pricings of, any outstanding equity awards during the last three fiscal years.

Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans
Our named executive officers participated in a Deferred Compensation Plan that provided each with the opportunity to defer an amount which, when combined with his 401(k) plan deferral, will equal the maximum allowable deferral pursuant to the IRS section 415 limits. The following table sets forth the nonqualified deferred compensation of our named executive officers that received such compensation for the fiscal year ending December 31, 2017.

Name	Executive Contributions in 2017 ($)(1)	Registrant Contributions in 2017 ($)(2)	Aggregate Earnings (loss) in 2017 ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at 12/31/17 ($)(4)
(a)	(b)	(c)	(d)	(e)	(f)
G Marc Baumann	18,230	7,450	8,343	—	229,729
Vance C. Johnston	27,451	7,450	6,168	—	111,392
Thomas L. Hagerman	4,281	2,140	613	17,526	18,944
John Ricchiuto	32,596	7,432	11,848	—	320,950
Robert M. Toy	35,941	7,450	8,583	—	192,409

(1)	The amounts included in column (b) are included as Salary in column (c) of the Summary Compensation Table.

(2)	The amounts included in column (c) are included as All Other Compensation in column (i) of the Summary Compensation Table.

(3)	None of the amounts reported in column (d) are reported in the Summary Compensation Table.

(4)
Amounts reported in column (f) for each named executive officer include amounts previously reported in the Summary Compensation Table in previous years when earned if that executive’s compensation was required to be disclosed in a previous year.

CEO Pay Ratio
As is permitted under the SEC rules, to determine our median employee, we chose “gross wages” as our consistently applied compensation measure.  Using a determination date of December 31, 2017, our employee population comprised 20,767 employees.  Under the 5% de Minimis rule, we excluded Canada that comprised of 1.6% of our global workforce with 330 employees.  From the remaining 20,437 employees, we identified our median employee.  We determined that employee’s (Summary Compensation Table) total compensation was $20,567, while our CEO’s SCT total compensation was $1,539,224. Accordingly, our estimated CEO pay ratio is 75:1.

This ratio is a reasonable estimate calculated using a methodology consistent with the SEC rules.  As the SEC rules allow for companies to adopt a wide range of methodologies, to apply country exclusions and to make reasonable estimates and assumptions that reflect their compensation practices to identify the median employee and calculate the CEO pay ratio, the ratio may not be comparable to the CEO pay ratios presented by other companies.

Employment Agreements
Mr. Baumann
We entered into an Amended and Restated Executive Employment Agreement with Mr. Baumann dated November 19, 2014, effective as of January 1, 2015, to serve as our Chief Executive Officer. The employment agreement has a two-year term from the effective date, and automatically renews for two-year periods each January 1st unless either party provides at least 90-day notice of an intention not to renew the employment agreement. As of April 1, 2018, Mr. Baumann's employment agreement terminates on January 1, 2020.
The employment agreement provides Mr. Baumann with the following compensation and benefits:

•
Annual base salary of no less than $700,000, subject to review annually in accordance with our company’s review policies and practices then in effect (at December 31, 2017, his annual base salary was $800,000);

•	Participation in any annual bonus program maintained by our company for its senior executives with a target of not less than $400,000;
•Participation in the LTIP;

•
Participation in all compensation and employee benefit plans or programs, and all benefits or perquisites, for which any member of our company’s senior management is eligible under any existing or future plan or program; and

•
Payment of the premiums on certain insurance policies owned by Mr. Baumann until he reaches the age of 65 that will provide an annual cash benefit of $150,000 payable to him for a period of 15 years, beginning in the year in which Mr. Baumann attains age 65. The current amount of the annual premium is $105,901.

The employment agreement provides that Mr. Baumann is entitled to continuation of certain salary and benefits upon termination of employment depending upon the reason for termination as described below under "Payments and Potential Payments upon Termination or Change in Control—Mr. Baumann." The employment agreement also provides that Mr. Baumann may not disclose or use any of our company’s confidential information during the term of the employment agreement. During his employment with our company and for a period of 24 months following his termination for any reason, he is precluded from engaging or assisting in any business that is in competition with our company and from soliciting our company's clients, customers, business referral sources, employees or representatives.

Messrs. Johnston, Hagerman, Ricchiuto and Toy
We also have employment agreements with each of our other named executive officers. Each executive’s compensation is governed largely by his respective employment agreement, subject to annual review. Each of the employment agreements automatically renews for one-year periods unless either party provides advanced notice of an intention not to renew the employment agreement. As of April 1, 2018, the employment agreements terminate on the following dates, subject automatic renewal unless termination notice is provided by either party: Mr. Johnston—March 3, 2019, Mr. Hagerman—December 31, 2018, Mr. Ricchiuto—December 31, 2018, and Mr. Toy—October 2, 2018.
Each of the employment agreements provides the named executive officer with the following compensation and benefits:

•	A minimum annual base salary, subject to review annually in accordance with our company’s review policies and practices then in effect;

•	Participation in any annual bonus program maintained by our company for its senior executives;
•Participation in the LTIP; and

•
Participation in all compensation and employee benefit plans or programs, and all benefits or perquisites, for which any member of our company’s senior management is eligible under any existing or future plan or program.

The annual salary for each as of December 31, 2017 was as follows: Mr. Johnston—$500,000, Mr. Hagerman—$400,000, Mr. Ricchiuto—$434,595, and Mr. Toy—$550,000.
The employment agreement provides each of these named executive officers is entitled to continuation of certain salary and benefits upon termination of employment depending upon the reason for termination as described below under "Payments and Potential Payments upon Termination or Change in Control—Potential Payments to Other Executive Officers." The employment agreements for each of these named executive officers also provide that they may not disclose or use any confidential information of our company during or after the term of the employment agreement. During their employment with us and for a period of 24 months following their termination of employment for any reason, each of these employees is precluded from engaging or assisting in any business that is in competition with our company and from soliciting any of our company's clients, customers, business referral sources, officers, employees or representatives.
Payments and Potential Payments upon Termination or Change in Control

Potential Payments to Mr. Baumann
Our employment agreement with Mr. Baumann is terminable by us for cause. If his employment is terminated by reason of his death, we are obligated to pay his estate an amount equal to the base salary earned through the end of the calendar month in which death occurs, plus any earned and unpaid annual bonus, vacation pay and other benefits earned through the date of death. If Mr. Baumann’s employment is terminated by reason of disability, we are obligated to pay him or his legal representative an amount equal to his annual base salary for the duration of the employment period in effect on the date of termination, reduced by amounts received under any disability benefit program, plus any earned and unpaid annual bonus, vacation pay and other benefits earned through the date of termination. Upon Mr. Baumann’s termination of employment for cause or by reason of the executive’s voluntary resignation not for good reason, we must pay him the sum of $50,000 over a 12-month period.
If Mr. Baumann voluntarily resigns for “good reason” (as defined in his employment agreement) or upon our termination of his employment for any reason other than cause, we must (i) pay him, for a period of 24 months following termination, payments at the rate of his most recent annual base salary and annual target bonus, and (ii) provide him and/or his family with certain other benefits. We will continue to pay the premiums on certain insurance policies owned by Mr. Baumann until the earlier of his death or his attainment of age 65.
Mr. Baumann is subject to non-competition and non-solicitation agreements for 24 months following termination of his employment.

Post-Employment Payments. The following table describes certain potential payments and benefits payable to Mr. Baumann, our President and Chief Executive Officer, if his employment terminated and a change of control occurred on December 31, 2017, the last day of the fiscal year.

Compensation Component	Voluntary Resignation Not for Good Reason ($)	Voluntary Resignation for Good Reason ($)	Termination by Company Not for Cause ($)	Termination by Company for Cause ($)	Change in Control ($)
Compensation
Base salary	50,000(1)	1,600,000(2)	1,600,000(2)	50,000(1)	1,600,000(2)
Target cash incentive	—	800,000(2)	800,000(2)	—	800,000(2)
Performance Share Units-Accelerated	—	—	—	—	1,593,000(3)
Benefits and Perquisites
Health Benefits	—	27,805(4)	27,805(4)	—	27,805(4)
Insurance funding	—	293,002(5)	293,002(5)	—	293,002(5)
Total	50,000	2,720,807	2,720,807	50,000	4,313,807

(1)	Payable as salary continuation for 12 months, subject to compliance with covenants not to solicit or compete for 24 months.

(2)	Payable as salary continuation for 24 months, subject to compliance with covenants not to solicit or compete for 24 months.

(3)
Represents the value of all outstanding PSUs, the vesting of which will be accelerated upon the occurrence of a “change of control” under the LTIP and Performance Share Unit Agreements. The value is calculated by multiplying the closing price per share of our common stock on December 29, 2017 ($37.10) by the sum of the actual shares issued under the 2015-2017 PSU cycle plus the target shares issuable under the 2016-2018 and 2017-2019 PSU cycles.

(4)	Estimated cost of health insurance coverage continuation for 18 months computed at current premium.

(5)	Estimated cost of certain life insurance policy payments computed based on 2017 premiums.

Potential Payments to Other Named Executive Officers
Each of our employment agreements with Messrs. Johnston, Hagerman, Ricchiuto and Toy is terminable by us for cause. If their employment is terminated by reason of their death, we are obligated to pay their respective estates an amount equal to the base salary earned through the end of the calendar month in which death occurs, plus any earned and unpaid annual bonus, vacation pay and other benefits earned through the date of death. If the employment of Messrs. Johnston, Hagerman, Ricchiuto, or Toy is terminated by reason of disability, we are obligated to pay the named executive officer or his legal representative an amount equal to his annual base salary for the duration of the employment period in effect on the date of termination, reduced by amounts received under any disability benefit program, plus any earned and unpaid annual bonus, vacation pay and other benefits earned through the date of termination. Upon termination of the employment of Messrs. Johnston, Hagerman, Ricchiuto or Toy for cause or by reason of the executive’s voluntary resignation not for good reason, we must pay the executive the sum of $50,000 over a 12-month period.
If Messrs. Johnston, Hagerman, Ricchiuto and Toy voluntarily resigns for “good reason” (as defined in the respective employment agreement) or upon our termination of their employment for any reason other than cause, we must (i) pay the executive, for a period of 24 months following termination, payments at the rate of the executive’s most recent annual base salary and annual target bonus, and (ii) provide the executive and/or his family with certain other benefits. Messrs. Johnston, Hagerman, Ricchiuto and Toy are subject to non-competition and non-solicitation agreements for 24 months following termination of their employment.

Post-Employment Payments. The following table describes certain potential payments and benefits payable to Mr. Johnston, an Executive Vice President and our Chief Financial Officer, if his employment terminated and a change of control occurred on December 31, 2017, the last day of the fiscal year.

Compensation Component	Voluntary Resignation Not for Good Reason ($)	Voluntary Resignation for Good Reason ($)	Termination by Company Not for Cause ($)	Termination by Company for Cause ($)	Change in Control ($)
Compensation
Base salary	50,000(1)	1,000,000(2)	1,000,000(2)	50,000(1)	1,000,000(2)
Target cash incentive	—	400,000(2)	400,000(2)	—	400,000(2)
Restricted Stock Units-Accelerated	—	—	—	—	278,918(3)
Performance Share Units-Accelerated	—	—	—	—	597,384(4)
Benefits and Perquisites
Health Benefits	—	27,805(5)	27,805(5)	—	27,805(5)
Total	50,000	1,427,805	1,427,805	50,000	2,304,107

(1)	Payable as salary continuation over 12 months, subject to compliance with covenants not to solicit or compete for 24 months.

(2)	Payable as salary continuation over 24 months, subject to compliance with covenants not to solicit or compete for 24 months.

(3)	Based on the closing price per share of our common stock on December 29, 2017 ($37.10).

(4)
Represents the value of all outstanding PSUs, the vesting of which will be accelerated upon the occurrence of a “change of control” under the LTIP and Performance Share Unit Agreements. The value is calculated by multiplying the closing price per share of our common stock on December 29, 2017 ($37.10) by the sum of the actual shares issued under the 2015-2017 PSU cycle plus the target shares issuable under the 2016-2018 and 2017-2019 PSU cycles.

(5)	Estimated cost of health insurance coverage continuation for 18 months computed at current premium.
Post-Employment Payments. The following table describes certain potential payments and benefits payable to Mr. Hagerman, an Executive Vice President, if his employment terminated and a change of control occurred on December 31, 2017, the last day of the fiscal year.

Compensation Component	Voluntary Resignation Not for Good Reason ($)	Voluntary Resignation for Good Reason ($)	Termination by Company Not for Cause ($)	Termination by Company for Cause ($)	Change in Control ($)
Compensation
Base salary	50,000(1)	800,000(2)	800,000(2)	50,000(1)	800,000(2)
Target cash incentive	—	300,000(2)	300,000(2)	—	300,000(2)
Restricted Stock Units-Accelerated					1,558,200(3)
Performance Share Units-Accelerated	—	0	0	—	398,232(4)
Benefits and Perquisites
Health Benefits	—	18,724(5)	18,724(5)	—	18,724(5)
Total	50,000	1,118,724	1,118,724	50,000	3,075,156

(1)	Payable as salary continuation over 12 months, subject to compliance with covenant not to solicit.

(2)	Payable as salary continuation over 24 months, subject to compliance with covenant not to solicit.

(3)	Based on the closing price per share of our common stock on December 29, 2017 ($37.10).

(4)
Represents the value of all outstanding PSUs, the vesting of which will be accelerated upon the occurrence of a “change of control” under the LTIP and Performance Share Unit Agreements. The value is calculated by multiplying the closing price per share of our common stock on December 29, 2017 ($37.10) by the sum of the actual shares issued under the 2015-2017 PSU cycle plus the target shares issuable under the 2016-2018 and 2017-2019 PSU cycles.

(5)	Estimated cost of health insurance coverage continuation through December 31, 2018 computed at current premium.
Post-Employment Payments. The following table describes certain potential payments and benefits payable to Mr. Ricchiuto, an Executive Vice President, if his employment terminated and a change of control occurred on December 31, 2017, the last day of the fiscal year.

Compensation Component	Voluntary Resignation Not for Good Reason ($)	Voluntary Resignation for Good Reason ($)	Termination by Company Not for Cause ($)	Termination by Company for Cause ($)	Change in Control ($)
Compensation
Base salary	50,000(1)	869,190(2)	869,190(2)	50,000(1)	869,190(2)
Target cash incentive	—	300,000(2)	300,000(2)	—	300,000(2)
Restricted Stock Units-Accelerated	—	—	—	—	1,558,200(3)
Performance Share Units-Accelerated	—	—	—	—	398,232(4)
Benefits and Perquisites
Health Benefits	—	13,582(5)	13,582(5)	—	13,582(5)
Total	50,000	1,182,772	1,182,772	50,000	3,139,204

(1)	Payable as salary continuation over 12 months, subject to compliance with covenants not to solicit or compete for 24 months.

(2)	Payable as salary continuation over 24 months, subject to compliance with covenants not to solicit or compete for 24 months.

(3)	Based on the closing price per share of our common stock on December 29, 2017 ($37.10).

(4)
Represents the value of all outstanding PSUs, the vesting of which will be accelerated upon the occurrence of a “change of control” under the LTIP and Performance Share Unit Agreements. The value is calculated by multiplying the closing price per share of our common stock on December 29, 2017 ($37.10) by the sum of the actual shares issued under the 2015-2017 PSU cycle plus the target shares issuable under the 2016-2018 and 2017-2019 PSU cycles.

(5)	Estimated cost of health insurance coverage continuation through December 31, 2018 computed at current premium.
Post-Employment Payments. The following table describes certain potential payments and benefits payable to Mr. Toy, President of Commercial Operations, if his employment terminated and a change of control occurred on December 31, 2017, the last day of the fiscal year.

Compensation Component	Voluntary Resignation Not for Good Reason ($)	Voluntary Resignation for Good Reason ($)	Termination by Company Not for Cause ($)	Termination by Company for Cause ($)	Change in Control ($)
Compensation
Base salary	50,000(1)	1,100,000(2)	1,100,000(2)	50,000(1)	1,100,000(2)
Target cash incentive	—	400,000(2)	400,000(2)	—	400,000(2)
Restricted Stock Units-Accelerated	—	—	—	—	611,965(3)
Performance Share Units-Accelerated	—	—	—	—	501,073(4)
Benefits and Perquisites
Health Benefits	—	13,582(5)	13,582(5)	—	13,582(5)
Total	50,000	1,513,582	1,513,582	50,000	2,626,620

(1)	Payable as salary continuation over 12 months, subject to compliance with covenants not to solicit or compete for 24 months.

(2)	Payable as salary continuation over 24 months, subject to compliance with covenants not to solicit or compete for 24 months.

(3)	Based on the closing price per share of our common stock on December 29, 2017 ($37.10).

(4)
Represents the value of all outstanding PSUs, the vesting of which will be accelerated upon the occurrence of a “change of control” under the LTIP and Performance Share Unit Agreements. The value is calculated by multiplying the closing price per share of our common stock on December 29, 2017 ($37.10) by the sum of the actual shares issued under the 2015-2017 PSU cycle plus the target shares issuable under the 2016-2018 and 2017-2019 PSU cycles.

(5)	Estimated cost of health insurance coverage continuation through December 31, 2018 computed at current premium.

NON-EMPLOYEE DIRECTOR COMPENSATION
The following table sets forth the compensation earned for services rendered to us for the fiscal year ending December 31, 2017 by our non-executive directors.
Non-Employee Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)	All Other Compensation ($)	Total ($)
Karen M. Garrison	121,080	125,000	—	—	246,080
Seth H. Hollander	19,466	—	—	—	19,466
Gregory A. Reid	45,053	85,000	—	—	130,053
Robert S. Roath	112,500	85,000	—	—	197,500
Wyman T. Roberts	77,500	85,000	—	—	162,500
Douglas R. Waggoner	75,000	85,000	—	—	160,000
Jonathan P. Ward	25,459	—	—	—	25,459
James A. Wilhelm	21,479	—	—	—	21,479
Gordon H. Woodward	24,512	—	—	—	24,512

(1)	Represents the aggregate grant date fair value computed in accordance with accounting rules.

Non-Employee Director Fees Earned or Paid in Cash
2017 directors’ fees paid in cash as stated below are paid only to directors who are not employees of our company.

Fee Category	Annual Rate($)
Annual Cash Retainer (exclusive of Chairman)	60,000
Chairman of the Board Service	95,000
Audit Committee Membership (exclusive of Chair)	10,000
Audit Committee Chair	30,000
Compensation Committee Membership (exclusive of Chair)	7,500
Compensation Committee Chair	17,500
Nominating and Corporate Governance Committee Membership (exclusive of Chair)	5,000
Nominating and Corporate Governance Committee Chair	15,000

Non-Employee Director Stock Grants
Messrs. Reid, Roath, Roberts and Waggoner each received a fully vested stock grant of 3,003 shares of common stock on May 18, 2017 for their service as directors. Ms. Garrison received a grant of 4,416 shares of common stock on May 18, 2017 for her service as a director and Chairman of the Board.

Non-Employee Director Stock Ownership Requirements
Our non-employee directors are subject to a stock ownership guideline requirement equal to three times their annual cash retainer. Information regarding shares held as a multiple of the annual cash retainer for existing directors who are nominated for reelection is set forth in the table below:

Non-Employee Director(1)	Required 3x Stock Ownership (#)(2)	Shares Held as a Multiple of Annual Cash Retainer
K. Garrison	4,700	11.6
G. Reid(3)	5,700	0.5
R. Roath	7,900	4.7
W. Roberts	8,100	1.3
D. Waggoner	8,100	1.3

(1)	Alice M. Peterson was appointed a director in March 2018 and her stock ownership guideline requirement will not be established until her election as a director at the Annual Meeting.

(2)
The number of shares of stock required to be held by non-employee directors is determined on the date that the director is first elected to the Board, or in the case of Ms. Garrison and Mr. Roath, the date the stock ownership guidelines were adopted (March 3, 2011). The ownership guideline requirement equals three times the director’s annual cash retainer divided by the closing stock price, rounded to the nearest 100 shares. Once established, a director’s guideline requirement is not adjusted for changes to the annual retainer or fluctuations in our common stock price.

(3)	Became a member of our Board in May 2017. Directors have three years from the date of their first election as director to satisfy the stock ownership requirement.

EQUITY COMPENSATION PLAN INFORMATION
This table provides information about our common stock subject to equity compensation plans as of December 31, 2017:
Equity Compensation Plan Information Table

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by securities holders	513,599	__	248,534
Equity compensation plans not approved by securities holders	__	__	__
Total	513,599	__	248,534
If any stock award expires or otherwise terminates, in whole or in part, without having been exercised in full (or vested in the case of restricted stock), the stock not acquired under such stock award reverts to and again becomes available for issuance under the Plan. If any common stock acquired pursuant to the exercise of an option for any reason is repurchased by us under an unvested share repurchase option provided under the Plan, the stock repurchased by us under such repurchase option will revert to and again become available for issuance under the Plan. The foregoing notwithstanding, common stock that is withheld from an award to pay the exercise price with respect to such award or to pay a participant’s tax obligations with respect to an award shall not again be available for issuance under the Plan.

TRANSACTIONS WITH RELATED PERSONS AND CONTROL PERSONS
Our Board recognizes that related person transactions present a heightened risk of conflicts of interest and/or improper valuation (or the perception thereof) and has determined that the Audit Committee is best suited to review and approve related person transactions. Our Audit Committee’s charter requires it to review, on an ongoing basis, related party transactions required to be disclosed in our public filings for potential conflict of interest situations and requires all such transactions to be approved by the committee or another independent body of the Board.

SECURITY OWNERSHIP
Beneficial Ownership of Directors and Executive Officers
The following table sets forth information regarding the beneficial ownership of our common stock as of March 12, 2018, by:

•	each of the executive officers named in the “Summary Compensation Table” above;

•	each of our directors and nominees for director; and

•	all current directors and executive officers as a group.
Beneficial ownership is determined in accordance with SEC rules. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of March 12, 2018, are deemed issued and outstanding. These shares, however, are not deemed outstanding for purposes of computing percentage ownership of any other stockholder.
Except as indicated in the footnotes to this table and subject to applicable community property laws, each stockholder named in the table has sole voting and investment power with respect to the shares shown as beneficially owned by them. This table also includes shares owned by a spouse as community property.
Percentage beneficially owned is based on 22,636,809 shares of common stock outstanding on March 12, 2018, and is calculated in accordance with SEC rules. Unless otherwise indicated, the address of each of the individuals named below is:
c/o SP Plus Corporation, 200 E. Randolph Street, Suite 7700, Chicago Illinois 60601-7702.

		Beneficial Ownership
Name	Current Shares Beneficially Owned(1)	Rights to Acquire Beneficial Ownership of Shares within 60 days(2)	Percent of Shares Beneficially Owned (%)
G Marc Baumann	42,565(3)	—	*
Vance C. Johnston	4,888(4)	4,662(5)	*
Thomas L. Hagerman	9,106(6)	—	*
John Ricchiuto	8,304(7)	3,108(8)	*
Robert M. Toy	3,473(9)	3,108(8)	*
Karen M. Garrison	54,602(10)	—	*
Alice M. Peterson	—	—	*
Gregory A. Reid	3,003	—	*
Robert S. Roath	36,936	—(11)	*
Wyman T. Roberts	10,622	—	*
Douglas R. Waggoner	10,622	—	*
All current directors and executive officers as a group (13 persons)	219,284(12)	10,878	1.0

*	Less than 1.0% of the outstanding shares of common stock.

(1)
Except as otherwise noted and for shares held by a spouse and other members of the person’s immediate family who share a household with the named person, the named persons have sole voting and investment power over the indicated number of shares. Shares represented by restricted stock units cannot be voted at the Annual Meeting.

(2)	This column includes any shares that the person could acquire pursuant to our Long-Term Incentive Plan within 60 days of March 12, 2018.

(3)	Held jointly with Mr. Baumann’s wife.

(4)	Does not include 7,518 RSUs that vest on March 25, 2019.

(5)	Comprised of 4,662 shares earned under the 2015-2017 PSU program that remain unissued as of March 12, 2018.

(6)
Held jointly with Mr. Hagerman’s wife. Does not include 42,000 RSUs that will vest annually in three equal tranches commencing on July 1, 2018. Includes 160 shares of common stock held by Mr. Hagerman’s wife. Mr. Hagerman disclaims beneficial ownership of the shares held by his wife.

(7)	Held jointly with Mr. Ricchiuto’s wife. Does not include 42,000 RSUs that will vest annually in three equal tranches commencing on July 1, 2018.

(8)	Comprised of 3,108 shares earned under the 2015-2017 PSU program that remain unissued as of March 12, 2018.

(9)	Does not include 16,495 RSUs that vest on December 3, 2018.

(10)	Held jointly with Ms. Garrison's husband.

(11)
Does not include 8,021 shares of phantom stock, each of which is the economic equivalent of one share of common stock. The shares of phantom stock become payable, at the election of Mr. Roath, upon a qualifying distribution event.

(12)	Does not include 130,013 RSUs held by executive officers that vest at various times over the next three years.
Change in Control
We are unaware of any arrangements, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change of control of our company.

Beneficial Ownership of More than Five Percent of Common Stock
The following table sets forth information regarding the beneficial ownership of our common stock as of March 12, 2018, by each person (or group of affiliated persons) who is known by us to own beneficially 5% or more of our common stock.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percent Beneficially Owned (%)*
ArrowMark Colorado Holdings LLC	1,174,996(1)	5.2
100 Filmore Street, Suite 325
Denver, CO 80206
The Vanguard Group	1,293,132(2)	5.7
100 Vanguard Blvd.
Malvern, PA 19355
Wellington Management Group LLP	1,441,966(3)	6.4
280 Congress Street
Boston, MA 02210

*	Percentages based on 22,636,809 shares of common stock outstanding on March 12, 2018.

(1)
Based solely on information obtained from a Schedule 13G filed by ArrowMark Colorado Holdings LLC with the SEC on or about February 9, 2018. The foregoing has been included solely in reliance upon, and without independent investigation of, the disclosures contained in ArrowMark Colorado Holdings LLC’s Schedule 13G.

(2)
Based solely on information obtained from a Schedule 13G filed by Vanguard Group Inc. with the SEC on or about February 9, 2018. The foregoing has been included solely in reliance upon, and without independent investigation of, the disclosures contained in Vanguard Group Inc.’s Schedule 13G.

(3)
Based solely on information obtained from a Schedule 13G/A filed by Wellington Management Group LLP with the SEC on or about February 8, 2018. The foregoing has been included solely in reliance upon, and without independent investigation of, the disclosures contained in Wellington Management Group LLP’s Schedule 13G/A.

PROPOSAL NO. 2: APPROVAL OF THE AMENDED AND RESTATED LONG-TERM INCENTIVE PLAN
Overview of the Plan and the Plan Amendment
The Board adopted our Long-Term Incentive Plan (the "Plan") on January 23, 2002, and adopted amendments to our Plan on May 25, 2004, February 27, 2008 and March 13, 2013. Our stockholders approved the Plan by consent on January 23, 2002, and approved the amendments to our Plan on May 25, 2004, April 22, 2008 and April 24, 2013.
On March 7, 2018 and March 20, 2018, the Board adopted, subject to stockholder approval, an amendment and restatement of the Plan ("Restated Plan") to (i) increase the number of shares available for awards under the Plan from 2,975,000 to 3,775,000, an increase of 800,000 shares; (ii) eliminate certain provisions related to “performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”); and (iii) make certain updates to the basic form of the Plan document. As of March 16, 2018, 166,503 shares were available for future awards under the Plan. If our stockholders approve the Restated Plan, there will be 966,503 shares available for future awards under the Plan.
Our Board and our Compensation Committee believe that long-term performance is achieved through an ownership culture that encourages such long-term performance by our employees, directors and consultants through the use of stock and stock-based awards. The Plan was established to provide our employees, directors and consultants with incentives to help align their interests with the interests of our stockholders.
Our Board and our Compensation Committee believe that approval of the Restated Plan is in the best interests of our company and our stockholders because it will:
•encourage selected salaried employees to acquire a proprietary interest in our growth and performance;

•	generate an increased incentive to contribute to our future success and prosperity, thereby enhancing our value; and

•	enhance our ability to attract and retain exceptionally qualified individuals upon whom our sustained progress, growth and profitability depend.
We expect that the proposed share pool for new grants under the Restated Plan (i.e., the 966,503 shares available for grants after March 16, 2018, if stockholders approve this proposal) will last four to five years.

Section 162(m) of the Internal Revenue Code
Section 162(m) of the Code imposes a $1 million limit on the amount that a public company may deduct for compensation paid to certain of its executives. Historically, compensation that qualified as "performance-based compensation" under Section 162(m) of the Code was not subject to this $1 million limit and, although we reserved the right to pay compensation that did not qualify as performance-based from time to time, our compensation programs were designed to permit us to deduct compensation expense under Section 162(m) of the Code. The ability to rely on this performance-based exception was eliminated by Congress in 2017 under tax reform legislation (generally, and subject to certain transition rules, effective in 2018 and beyond ) and the limitation on deductibility was generally expanded to include all named executive officers. As a result, we may no longer take a deduction for any compensation paid to our named executive officers in excess of $1 million (subject to certain transition rules as may apply). Therefore, we have amended the Plan to remove the provisions related to the performance-based compensation exception that formerly applied under Section 162(m) of the Code.
Description of the Plan

The following is a summary of the Plan. This summary is qualified in its entirety by reference to the complete text of the Restated Plan document. You are urged to read the actual text of the Restated Plan, which is set forth as Appendix B.
Purpose
The purpose of the Plan is to enhance long-term profitability and stockholder value by offering common stock and common stock-based and other performance incentives to those employees, directors and consultants who are key to our growth and success. We also view the Plan as a vehicle to attract and retain experienced employees and to align our employees' economic incentives with those of our stockholders.
Eligible Participants
Participation in the Plan is limited to our employees, consultants, advisors, independent contractors and directors.
Updated Equity Plan Information
Currently, a total of 2,975,000 shares of common stock may be issued pursuant to stock awards under the Plan. If stockholders approve the Restated Plan, the total number of shares of common stock that may be issued pursuant to stock awards under the Plan will increase to 3,775,000. The closing price of our common stock as reported on the NASDAQ Global Market on March 16, 2018 was $37.50 per share.
This table provides information about our common stock subject to equity compensation plans as of March 16, 2018:
Updated Equity Compensation Plan Information

Plan Category	Number of Securities to be Based Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by securities holders	501,493	—	166,503
Equity compensation plans not approved by securities holders	—	—	—
Total	501,493	—	166,503

Administration of the Plan
If any stock award expires or otherwise terminates, in whole or in part, without having been exercised in full (or vested in the case of restricted stock or restricted stock units), the stock not acquired under such stock award reverts to and again becomes available for issuance under the Plan. If any common stock acquired pursuant to the exercise of an option for any reason is repurchased by us under a share repurchase option provided under the Plan, the stock repurchased by us under such repurchase option will revert to again become available for issuance under the Plan. The foregoing notwithstanding, common stock which is withheld from an award to pay the exercise price with respect to such award or to pay a participant's tax obligations with respect to an award shall not again be available for issuance under the Plan.

Amendment to the Plan and Awards
Our Board at any time, and from time to time, may amend the Plan. However, no amendment will be effective unless approved by our stockholders to the extent stockholder approval is necessary to satisfy the requirements of the Code, any federal or state law or regulation or any securities exchange listing requirements. Further, no award under the Plan may be amended or canceled for the purpose of repricing, replacing or re-granting such award with an exercise price that is less than the exercise price of the original award unless otherwise approved by our stockholders.

Termination of the Plan
Our Board or stockholders may terminate the Plan at any time. Unless sooner terminated, the Plan currently terminates on April 22, 2028. No stock awards may be granted under the Plan after it is terminated.
Types of Awards

Stock Options
A stock option is the right to purchase shares of our common stock at a fixed exercise price for a fixed period of time. The Plan administrator determines the exercise price of nonstatutory options granted under the Plan, but with respect to incentive stock options, the exercise price must be at least equal to the fair market value of our common stock on the date of grant. In addition, the exercise price for any incentive stock option granted to any employee owning more than 10% of our common stock may not be less than 110% of the fair market value of our common stock on the date of grant. Additional terms including term, vesting and early exercise will be determined by the Plan administrator at the time of grant. Effective as of January 23, 2012, no further incentive stock options may be granted under the Plan.
Restricted Stock and Restricted Stock Units
The Plan administrator has the authority to grant restricted stock and restricted stock units awards pursuant to the terms of an award agreement. Each award agreement will be in such form and will contain such terms and conditions as the Plan administrator will deem appropriate.
Performance Awards
These awards may be denominated in either cash or shares, and are subject to the achievement of performance goals set over performance periods, as established by the Plan administrator.
Other Awards
In addition, the Plan provides for awards in the form of stock appreciation rights, dividend equivalents, other stock-based awards and cash awards.
Awards Granted
As of March 16, 2018, we have granted common stock, restricted stock, performance stock units, restricted stock units and options for 2,808,497 shares of common stock and 166,503 shares remain available for future awards under the Plan. The table below sets forth the number of awards granted though March 16, 2018 under the Plan to (i) our named executive officers, (ii) our current executive officers as a group, (iii) all current directors who are not executive officers as a group, and (iv) all employees, including all current officers who are not executive officers, as a group:

SP Plus Corporation Long-Term Incentive Plan
Name and Position	Number of Awards Granted(1)
G Marc Baumann Chief Executive Officer; President	204,750
Vance C. Johnston Executive Vice President; Chief Financial Officer	36,003
Thomas L. Hagerman Executive Vice President	89,349
John Ricchiuto Executive Vice President	100,837
Robert M. Toy President of Commercial Operations	40,222
Executive Officers as a Group (total of 7)	693,178
Non-Executive Directors as a Group (total of 6)	141,360
Non-Executive Officer Employees as a Group (total of 19)	297,815
(1) Represents number of shares of common stock, restricted stock, performance stock units, restricted stock units, and common stock subject to options granted through March 16, 2018.
It is not possible for us to determine at this time how we will allocate the additional 800,000 shares available for awards.
Federal Income Tax Consequences of Awards
The following is general summary as of the date of this proxy statement of the federal income tax consequences to us and to U.S. participants for awards granted under the Plan. The summary does not purport to be legal or tax advice. The federal tax laws may change and the federal, state and local tax consequences for any participant will depend upon his or her individual circumstances. Tax consequences for any particular individual may be different.
Incentive Stock Options
For federal income tax purposes, the holder of an incentive stock option receives no taxable income at the time of the grant or exercise of the incentive stock option. If such person retains the common stock for a period equal to the longer of at least two years after the option is granted and one year after the option is exercised, any gain upon the subsequent sale of the common stock will be taxed as a long-term capital gain. A participant who disposes of shares acquired by exercise of an incentive stock option prior to the expiration of two years after the option is granted or one year after the option is exercised will realize ordinary income in the year of disposition equal to the difference between the exercise price and fair market value of the share on the exercise date (or, if less, the excess of the amount realized on the disposition of the shares over the exercise price). If the amount realized on the disposition of the common stock is greater than the common stock's fair market value on the date of exercise and the capital gain holding period has been satisfied, the excess of the gain will be subject to long-term capital gain treatment. Notwithstanding the foregoing, the difference between the option exercise price and the fair market value of the shares on the exercise date of an incentive stock option is an adjustment in computing the holder's alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year.
Non-Statutory Stock Options
A participant who receives a non-statutory stock option with an exercise price not less than the fair market value of the stock on the grant date generally will not realize taxable income on the grant of such option, but will realize ordinary income at the time of exercise of the option equal to the difference between the option exercise price and the fair market value of the shares on the date of exercise. Any additional gain or loss recognized upon any later disposition of shares would be capital gain or loss. Any taxable income recognized in connection with an option exercise by an employee or former employee of our company is subject to tax withholding by us.
Stock-Based Grants
There are generally no immediate tax consequences of receiving an award of restricted stock units or performance share units under the Plan. A participant who is awarded restricted stock units or performance share units will generally be required to recognize ordinary income in an amount equal to the fair market value of shares issued to such participant at the end of the restriction period or, if later, the payment date, subject to the requirements of Section 409A of the Code.
Stock Awards
A restricted stock award is subject to a substantial risk of forfeiture within the meaning of Section 83 of the Code to the extent the award will be forfeited in the event that the participant ceases to provide services to us. As a result of this substantial risk of forfeiture, the participant will not recognize ordinary income at the time of award. Instead, the participant will recognize ordinary income on the dates when the stock is no longer subject to a substantial risk of forfeiture, or when the stock becomes transferable, if earlier. The participant's ordinary income is measured as the difference between the amount paid for the stock, if any, and the fair market value of the stock on the date the stock is no longer subject to forfeiture.
The participant may accelerate his or her recognition of ordinary income, if any, and begin his or her capital gains holding period by timely filing an election pursuant to Section 83(b) of the Code with respect to a restricted stock award. In such event, the ordinary income recognized, if any, is measured as the difference between the amount paid for the stock, if any, and the fair market value of the stock on the date of award, and the capital gain holding period commences on such date. The ordinary income recognized by an employee or former employee will be subject to tax withholding by us.
Section 409A
Section 409A of the Code provides that non-qualified deferred compensation arrangements must meet certain requirements to avoid additional income taxes for those deferring compensation, including providing that distributions must be made on or following the occurrence of certain events (e.g., the individual's separation from service, a predetermined date, or the individual's death). Awards granted under the Plan are intended to comply with or be exempt from the requirements of Section 409A, however we make no representations or warranties to that effect.
Tax Effect for Our Company
Unless limited by Section 162(m) of the Code, we generally will be entitled to a tax deduction in connection with an award under the Plan in an amount equal to the ordinary income realized by a participant at the time the participant recognizes such income.
Section 162(m) Limits
Section 162(m) of the Code places a limit of $1,000,000 on the amount of compensation that we may deduct in any one year with respect to our named executive offices. For years prior to 2018, the Plan was intended to be qualified such that certain awards under the Plan would constitute performance-based compensation not subject to Section 162(m) of the Code. However, with the elimination of the exception for performance-based compensation under Section 162(m) in 2017, this exception is no longer available. The rules and regulations promulgated under Section 162(m) are complicated and subject to change from time to time. There can be no assurance that any compensation awarded or paid under the Plan will be fully deductible under all circumstances.

OUR BOARD RECOMMENDS A VOTE “FOR” PROPOSAL NO. 2, APPROVAL OF THE AMENDED AND RESTATED LONG-TERM INCENTIVE PLAN.

PROPOSAL NO. 3: ADVISORY VOTE ON THE 2017 COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
As noted in the preceding extensive and comprehensive discussion, executive compensation is an important matter both to us and, we believe, to our stockholders. At our 2017 annual meeting of stockholders, the affirmative vote of the holders of approximately 96.7% of the shares represented in person or by proxy and entitled to vote represented in person or by proxy and entitled to vote approved, by non-binding vote, the 2016 executive compensation of our named executive officers. In 2018 we are again seeking input from stockholders with this advisory vote on the 2017 compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis section and the accompanying compensation tables contained in this Proxy Statement in accordance with the executive compensation disclosure rules of the SEC.
The Compensation Committee has overseen the development and implementation of our executive compensation programs. We have designed our compensation programs to directly link a significant portion of the compensation of our named executive officers to defined performance standards that promote balance between the drive for near-term growth and long-term increase in stockholder value. The Compensation Committee also designed our compensation programs to attract, retain and motivate key executives who are essential to the implementation of our strategic growth and development strategy.
The Compensation Committee bases its executive compensation decisions on our core compensation principles, including the following:
•incentivizing our executives to perform with stockholders’ interests in mind;

•
assembling and maintaining a senior leadership team with the skills necessary to successfully execute our business strategy, maintain our competitiveness, and continue increasing the long-term market value of our company; and

•	balancing awards earned for short-term results with awards earned for strategic decisions that we expect to sustain our long-term performance.
We believe that our existing compensation programs have been effective at motivating our key executives, including our named executive officers, to achieve superior performance and results for our company, effectively aligning compensation with performance results, giving our executives an ownership interest in our company so their interests are aligned with our stockholders, and enabling us to attract and retain talented executives whose services are in key demand in our industry and market sectors. Our 2017 compensation programs were built on the same general and conservative principles that we have historically followed.
With our core compensation principles in mind, the Compensation Committee took compensation actions in 2017 including the following:

•
continuing the Performance Share Program under which future equity awards will be earned by achieving established three-year free cash flow targets, making this program the primary vehicle for new equity awards for existing executive officers; and

•	placing more emphasis on variable pay (annual incentive) with respect to growth in executive compensation opportunity.
Compensation actions like those described above evidence our philosophy of aligning executive compensation with our performance and increasing long-term stockholder value. We will continue to design and implement our executive compensation programs and policies in line with this philosophy to promote superior performance results and generate greater value for our stockholders.
Although this advisory vote on the compensation of our named executive officers is not binding on us, as provided by law, our Board or the Compensation Committee will review and consider the outcome of this advisory vote and, consistent with our record of stockholder engagement, will take it into account when making future compensation decisions for our named executive officers.

This non-binding advisory vote on the compensation of our named executive officers allows our stockholders to express their opinions about our executive compensation programs. The vote on this resolution is not intended to address any specific element of compensation; rather, the vote is intended to provide our stockholders with the opportunity to approve, on an aggregate basis and in light of our corporate performance, the compensation program for our named executive officers as described in this Proxy Statement. The following resolution will be submitted for a stockholder vote at the Annual Meeting:
“RESOLVED, that the stockholders of the Company approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers listed in the 2017 Summary Compensation Table included in the proxy statement for the 2018 Annual Meeting, as such compensation is disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the section titled “Compensation Discussion and Analysis,” as well as the compensation tables and other narrative executive compensation disclosures thereafter.”

OUR BOARD RECOMMENDS A VOTE “FOR” PROPOSAL NO. 3, THE ADVISORY (NON-BINDING) VOTE APPROVING 2017 NAMED EXECUTIVE OFFICER COMPENSATION.

PROPOSAL NO. 4: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

At its meeting on March 7, 2018, the Board approved the Audit Committee’s recommendation to appoint Ernst & Young LLP as the independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2018. At the Annual Meeting, our stockholders will be asked to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018. You may cast your vote in favor of or against this proposal, or you may elect to abstain from voting your shares.
We expect that one or more representatives of Ernst & Young LLP will be present at the Annual Meeting. Each of these representatives will have the opportunity to make a statement, if he or she desires, and is expected to be available to respond to any appropriate questions.

OUR BOARD RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL NO. 4, THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR COMPANY’S INDEPENDENT PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2018.

AUDIT COMMITTEE DISCLOSURE
General
The Audit Committee of our Board is primarily responsible for the oversight of the quality and integrity of our accounting and reporting practices and controls, and our financial statements and reports; compliance with legal and regulatory requirements; the assessment of our independent registered public accounting firm’s qualifications and independence; and the performance of our internal audit function and independent registered public accounting firm. A complete description of the Audit Committee’s functions may be found in its charter, which is attached to this Proxy Statement as Appendix C. The charter may also be accessed through the Corporate Governance section of our website, accessible through our Investor Relations page at www.spplus.com.
Principal Accounting Fees and Services
The Audit Committee, with the approval of the stockholders, engaged Ernst & Young LLP to perform an annual audit of our financial statements for the fiscal year ended December 31, 2017. The following table presents fees for professional services rendered by Ernst & Young LLP for the audit of our annual consolidated financial statements for the years ended December 31, 2017 and December 31, 2016, the review of our interim consolidated financial statements for each quarter in the fiscal year 2017 and 2016 and for tax and all other services rendered by Ernst & Young LLP during these periods.

Type of Fee	2017	2016
Audit Fees(1)(4)	$1,874,000	$1,556,000
Audit-Related Fees	—	—
Tax Fees(2)	—	—
All Other Fees(3)	2,000	2,000
Total	$1,876,000	$1,558,000

(1)
Audit Fees include fees associated with the annual audit, including the audit of internal control, the reviews of our quarterly reports on Form 10-Q and audit services provided in connection with other regulatory or statutory filings in which we have engaged Ernst & Young LLP.

(2)	Tax Fees include fees associated with tax compliance including preparation, review and filing of tax returns and assistance with tax audits and appeals.

(3)	All Other Fees include fees associated with products and services (on-line research tools) provided by Ernst & Young LLP.

(4)	The Audit Fees for 2016 were updated to include fees related to the 2016 audit received after the filing of the 2017 Proxy Statement.

Procedures for Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of our Independent Registered Public Accounting Firm
Pursuant to our pre-approval policy and procedures, the Audit Committee was responsible for reviewing and approving, in advance, all audit services and permissible non-audit services or relationships between our company and our independent registered public accounting firm. The Audit Committee has responsibility for appointing, setting compensation for and overseeing the work of our independent registered public accounting firm, and has established a policy concerning the pre-approval of services performed by our independent registered public accounting firm. Each proposed engagement not specifically identified by the SEC as impairing independence is evaluated for independence implications prior to entering into a contract with the independent registered public accounting firm for such services. The Audit Committee has approved in advance certain permitted services whose scope is consistent with maintaining registered public accounting firm independence.
We have been advised by Ernst & Young LLP that substantially all of the work done in conjunction with its 2017 audit of our financial statements for the most recently completed year was performed by permanent, full-time employees and partners of Ernst & Young LLP and affiliated entities. We have received confirmation and a letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young LLP’s communication with the Audit Committee concerning independence, and discussed with Ernst & Young LLP its independence.

AUDIT COMMITTEE REPORT
The following is the report of the Audit Committee with respect to our audited financial statements for the year ended December 31, 2017. The information contained in this report shall not be deemed “soliciting material” or otherwise considered “filed” with the SEC, and such information shall not be incorporated by reference into any future filing under the Exchange Act except to the extent that we specifically incorporate such information by reference in such filing.
In connection with the financial statements for the fiscal year ended December 31, 2017, our Audit Committee has been focused on several topics, including:
(i)    overseeing our Section 404 internal controls project, including a review and assessment of the scope, principles, plans, risk areas and budget for the project and direct discussions with our independent registered public accounting firm and our internal audit department;
(ii)    reviewing and assessing our internal audit, controllership and finance functions;
(iii)    reviewing our risk management efforts, including our insurance and our compliance and cyber-security programs and related investigations;
(iv)    discussing with Ernst & Young LLP and management accounting topics, proposed rules of the Public Company Accounting Oversight Board, and a review of our critical accounting policies;
(v)    monitoring the processes by which our Chief Executive Officer, Chief Financial Officer and Corporate Controller certify the information contained in our quarterly and annual filings;
(vi)    reviewing and approving our policy regarding the retention of an independent registered public accounting firm and considering and approving such retentions as appropriate;
(vii)    reviewing our approach toward establishing reserves;
(viii)    reviewing and discussing with management each of our quarterly financial statements and our audited financial statements for 2017, and related issues and disclosure items, along with a discussion with Ernst & Young LLP of those matters identified by the Statement on Auditing Standards No. 61, as amended, (AICPA, Professional Standards, Vol. 1 AU Section 380), as adopted by the Public Company Accounting Oversight Board (United States) in Rule 3200T regarding “Communication with Audit Committees”; and
(ix)    receiving and reviewing the written disclosures and the letter from Ernst & Young LLP, as required by the Public Company Accounting Oversight Board, regarding Ernst & Young LLP’s communications with the Audit Committee concerning independence, and discussing with Ernst & Young LLP its independence from our company.
As part of its oversight role and in reliance upon its reviews and discussions as outlined above, the Audit Committee recommended, and the Board approved, the inclusion of our audited financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 for filing with the SEC and presentation to our stockholders. The Audit Committee also recommended that Ernst & Young LLP be re-appointed as our independent public accounting firm to serve for the 2018 fiscal year, and that the Board submit this appointment to our stockholders for approval at the Annual Meeting.
THE AUDIT COMMITTEE

Alice M. Peterson*
Gregory A. Reid
Robert S. Roath (Chair)
Wyman T. Roberts
Douglas R. Waggoner

*Ms. Peterson joined the Audit Committee effective March 1, 2018; accordingly, she did not participate in decisions of this committee made prior to that date.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires our directors, executive officers and persons who beneficially own more than 10% of our equity securities to file with the SEC initial reports of beneficial ownership of the common stock and reports of changes in their beneficial ownership and to furnish us with copies of those reports. As a matter of practice, our company’s administrative staff assists its executive officers and directors in preparing initial reports of ownership and reports of changes in ownership and filing such reports with the SEC.
To our knowledge, based solely upon a review of copies of reports furnished to us or written representations from certain reporting persons, we believe that during 2017, all Section 16(a) filing requirements applicable to our officers, directors and 10% stockholders were met in a timely manner, except in the following instances: Form 4s were inadvertently filed one day late on March 1, 2017 on behalf of Messrs. Baumann, Johnston, Hagerman, Klaisle, Ricchiuto, Sacks and Toy and Hector O. Chevalier in connection with grants of common stock underlying their vested PSUs; and Form 3s were inadvertently filed late on behalf of Messrs. Hollander and Reid upon their becoming a director.

INCORPORATION BY REFERENCE
To the extent that this Proxy Statement is incorporated by reference into any other filing under the Securities Act or the Exchange Act, the sections of this Proxy Statement entitled “Report of the Audit Committee” (to the extent permitted by the rules of the SEC) and “Report of the Compensation Committee” will not be deemed incorporated, unless specifically provided otherwise in that other filing.
THE BOARD OF DIRECTORS
SP PLUS CORPORATION

Chicago, April 2, 2018

APPENDIX A SP PLUS CORPORATION RECONCILIATIONS

RECONCILIATION OF NET INCOME ATTRIBUTED TO SP PLUS TO ADJUSTED NET INCOME
ATTRIBUTABLE TO SP PLUS AND ADJUSTED NET INCOME PER SHARE
(millions, except for share and per share data, unaudited)

	Year Ended December 31,
	2017	2016
Net income attributable to SP Plus, as reported	$41.2	$23.1
Add: Non-routine structural and other repairs	0.1	1.1
Add: Restructuring, merger and integration costs and non-routine settlements	1.3	9.3
Add (subtract): Pre-tax income related to asset sales or dispositions	(8.5)	(0.2)
Add (subtract): (Gain)/loss on sale of a business	(0.1)	—
Add: Equity in losses (income) from investment in unconsolidated entity	0.7	0.9
Net tax effect of adjustments	2.7	(4.5)
Add (subtract): Non-routine income tax	0.8	0.1
Other, rounding	—	—
Adjusted net income attributable to SP Plus	$38.2	$29.8
Net income per share, as reported
Basic	$1.86	$1.04
Diluted	$1.83	$1.03
Adjusted net income per share
Basic	$1.72	$1.34
Diluted	$1.70	$1.32
Weighted average shares outstanding
Basic	22,195,350	22,238,021
Diluted	22,508,288	22,528,122

SP PLUS CORPORATION
RECONCILIATION OF NET INCOME ATTRIBUTABLE TO SP PLUS TO EBITDA, ADJUSTED EBITDA
(millions, unaudited)

	Year Ended December 31,
	2017	2016
Net income attributable to SP Plus, as reported	$41.2	$23.1
Add (subtract):
Income tax expense	27.7	15.8
Interest expense, net	8.6	10.0
Gain on sale of a business	(0.1)	—
Equity in losses (income) from investment in unconsolidated entity	0.7	0.9
Depreciation and amortization expense	21.0	33.7
Other, rounding	0.1	0.1
Earnings before interest, taxes, depreciation and amortization (EBITDA)	$99.2	$83.6
Add: Non-routine structural and other repairs	0.1	1.1
Add: Restructuring, merger and integration costs and non-routine settlements	1.3	6.8
Add (subtract): EBITDA related to asset sales or dispositions	(8.5)	(0.2)
Other, rounding	—	—
Adjusted EBITDA	$92.1	$91.3

SP PLUS CORPORATION
RECONCILIATION OF FREE CASH FLOW
(millions, unaudited)

	Year Ended December 31,
	2017	2016
Net cash provided by operating activities	$45.2	$59.7
Net cash provided by investing activities	2.3	(13.8)
less: Proceeds from sale of business or equity method investee's sale of assets, net (a)	(5)	—
Distribution to noncontrolling interest	(3.2)	(3.3)
Effect of exchange rate changes on cash and cash equivalents	0.3	(0.3)
Other, rounding	0.1	0.1
Free cash flow	$39.7	$42.4
SP PLUS CORPORATION
RECONCILIATION OF ADJUSTED GROSS PROFIT AND ADJUSTED G&A
(millions, unaudited)

	Year Ended December 31,
	2017	2016
Gross profit
Gross profit, as reported	$185.3	$176.4
Add: Non-routine structural repairs and other	0.1	1.1
Add (subtract): Gross profit related to asset sales or dispositions	(8.6)	(0.2)
Other, rounding	0.1	(0.1)
Adjusted gross profit	$176.9	$177.2

General and administrative expenses
General and administrative expenses, as reported	$82.9	$90.0
Subtract: Restructuring, merger and integration costs and non-routine settlements	(1.3)	(6.8)
Subtract: G&A related to asset sales or dispositions	(0.1)	—
Other, rounding	0.1	(0.2)
Adjusted G&A	$81.6	$83.0

APPENDIX B SP PLUS CORPORATION LONG-TERM INCENTIVE PLAN, AS AMENDED AND RESTATED

XVII.	WITHHOLDING.....................................................................................................	18

XVIII.	SAVINGS CLAUSE................................................................................................	18

XIX.	ADJUSTMENTS UPON CHANGES IN CAPITALIZATION; CORPORATE TRANSACTIONS.......................................................................................	19

XX.	DISSOLUTION OR LIQUIDATION OF THE COMPANY..................................	20

XXI.	TERMINATION OF THE PLAN............................................................................	20

XXII.	AMENDMENT OF THE PLAN AND AWARDS..................................................	20

XXIII.	EMPLOYMENT RELATIONSHIP.........................................................................	21

XXIV.	INDEMNIFICATION OF COMMITTEE...............................................................	21

XXV.	UNFUNDED PLAN................................................................................................	21

XXVI.	MITIGATION OF EXCISE TAX............................................................................	22

XXVII.	EFFECTIVE DATE.................................................................................................	22

XXVIII.	RECOVERY.............................................................................................................	22

XXIX.	FOREIGN JURISDICTIONS................................................................................	22

XXX.	DEFERRAL OF AWARDS.....................................................................................	22

XXXI.	GOVERNING LAW................................................................................................	23

I.	PURPOSE

The SP Plus Corporation Long-Term Incentive Plan was originally adopted effective May 1, 2004 (the “Prior Plan”) as an amendment and restatement of the APCOA/Standard Parking, Inc. 2001 Stock Option Plan (the “Original Plan”). Notwithstanding the terms of the Plan, Awards granted under the Prior Plan and the Original Plan shall continue to be subject to the terms of the Award Agreements pursuant to which they were originally granted. The Plan is now again amended and restated to incorporate all previously adopted amendments to the Prior Plan, increase the number of Shares available for issuance under the Plan, eliminate certain provisions related to Section 162(m) of the Code and make certain updates to the basic form of the Plan. Notwithstanding the elimination of the provisions related to Section 162(m) of the Code from the Plan, the terms of the Prior Plan, as amended and in effect immediately prior to the date of this amendment and restatement, shall continue to govern any Awards granted prior to the date hereof to the extent such Awards are otherwise eligible to satisfy the requirements of performance-based compensation under Section 162(m) of the Code under applicable transition rules promulgated in connection with the elimination of the performance-based compensation exception from Section 162(m) of the Code.

The Plan is designed to attract, retain and motivate selected Eligible Employees and Key Non-Employees of the Company and its Affiliates, and reward them for making major contributions to the success of the Company and its Affiliates. These objectives are accomplished by making long-term incentive awards under the Plan that will offer Participants an opportunity to have a greater proprietary interest in, and closer identity with, the Company and its Affiliates and their financial success.

The Awards may consist of:

1.	Incentive Options;

2.	Nonstatutory Options;

3.	Restricted Stock;

4.	Rights;

5.	Dividend Equivalents;

6.	Other Stock-Based Awards;

7.	Performance Awards; or

8.	Cash Awards;

or any combination of the foregoing, as the Committee may determine.

The amendment and restatement of the Plan, and the subsequent grant of Awards hereunder, are expressly conditioned upon the approval of the amendment and restatement of the Plan by the stockholders of the Company. If such approval is not obtained, then this amendment and restatement of the Plan and all Awards subsequently granted hereunder shall be null and void AB INITIO.

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II.     DEFINITIONS

A.AFFILIATE means any individual, corporation, partnership, association, limited liability company, joint-stock company, trust, unincorporated association or other entity (other than the Company) that, for purposes of Section 424 of the Code, is a parent or subsidiary of the Company, direct or indirect.

B.AWARD means the grant to any Eligible Employee or Key Non-Employee of any form of Option, Restricted Stock, Right, Dividend Equivalent, Other Stock-Based Award, Performance Award, or Cash Award, whether granted singly, in combination, or in tandem, and pursuant to such terms, conditions, and limitations as the Committee may establish in order to fulfill the objectives of the Plan.

C.AWARD AGREEMENT means a written agreement entered into between the Company and a Participant under which an Award is granted and which sets forth the terms, conditions, and limitations applicable to the Award.

D.BOARD means the Board of Directors of the Company.

E.CASH AWARD means an Award of cash, subject to the requirements of Article XIII and such other restrictions as the Committee deems appropriate or desirable.

F.CODE means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto. References to any provision of the Code shall be deemed to include regulations thereunder and successor provisions and regulations thereto.

G.COMMITTEE means the committee to which the Board delegates the power to act under or pursuant to the provisions of the Plan, or the Board if no committee is selected. If the Board delegates powers to a committee, and if the Company is or becomes subject to Section 16 of the Exchange Act, then, if necessary for compliance therewith, such committee shall consist initially of not less than two (2) members of the Board, each member of which must be a “non-employee director,” within the meaning of the applicable rules promulgated pursuant to the Exchange Act. If the Company is or becomes subject to Section 16 of the Exchange Act, no member of the Committee shall receive any Award pursuant to the Plan or any similar plan of the Company or any Affiliate while serving on the Committee, unless the Board determines that the grant of such an Award satisfies the then current Rule 16b-3 requirements under the Exchange Act.

H.COMMON STOCK means the common stock of the Company.

I.COMPANY means SP Plus Corporation, a Delaware corporation, and includes any successor or assignee entity or entities into which the Company may be merged, changed, or consolidated; any entity for whose securities the securities of the Company shall be exchanged; and any assignee of, or successor to, substantially all of the assets of the Company.

J.DISABILITY OR DISABLED means a permanent and total disability as defined in Section 22(e)(3) of the Code.

K.DIVIDEND EQUIVALENT means an Award subject to the requirements of Article X.

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L.ELIGIBLE EMPLOYEE means an employee of the Company or of an Affiliate who is designated by the Committee as being eligible to be granted one or more Awards under the Plan.

M.EXCHANGE ACT means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute thereto. References to any provision of the Exchange Act shall be deemed to include rules promulgated thereunder and successor provisions and rules thereto.

N.FAIR MARKET VALUE means, if the Shares are listed on any national securities exchange or quoted on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”), the closing sales price, if any, on the largest such exchange or on NASDAQ, as applicable, on the valuation date, or, if none, on the most recent trade date immediately prior to the valuation date provided such trade date is no more than thirty (30) days prior to the valuation date. If the Shares are not then either listed on any such exchange or quoted on NASDAQ, or there has been no trade date within such thirty (30) day period, the fair market value shall be the mean between the average of the “Bid” and the average of the “Ask” prices, if any, as reported by the Electronic Quotation Service or OTC Markets Group, Inc. (or such equivalent reporting service) for the valuation date, or, if none, for the most recent trade date immediately prior to the valuation date, provided such trade date is no more than thirty (30) days prior to the valuation date. If the fair market value cannot be determined under the preceding three sentences, it shall be determined in good faith by the Committee.

O.INCENTIVE OPTION means an Option that, when granted, is intended to be an “incentive stock option,” as defined in Section 422 of the Code.

P.KEY NON-EMPLOYEE means a Non-Employee Board Member, consultant, advisor or independent contractor of the Company or of an Affiliate who is designated by the Committee as being eligible to be granted one or more Awards under the Plan.

Q.NON-EMPLOYEE BOARD MEMBER means a director of the Company who is not an employee of the Company or any of its Affiliates. For purposes of the Plan, a Non-Employee Board Member shall be deemed to include the employer or other designee of such Non-Employee Board Member, if the Non-Employee Board Member is required, as a condition of his or her employment, to provide that any Award granted hereunder be made to the employer or other designee.

R.NONSTATUTORY OPTION means an Option that, when granted, is not intended to be an “incentive stock option,” as defined in Section 422 of the Code, or that subsequently fails to comply with the requirements of Section 422 of the Code.

S.OPTION means a right or option to purchase Common Stock, including Restricted Stock if the Committee so determines.

T.OTHER STOCK-BASED AWARD means a grant or sale of Common Stock that is valued in whole or in part based upon the Fair Market Value of Common Stock.

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U.PARTICIPANT means an Eligible Employee or Key Non-Employee to whom one or more Awards are granted under the Plan.

V.PERFORMANCE AWARD means an Award subject to the requirements of Article XII, and such performance conditions as the Committee deems appropriate or desirable.

W.PLAN means the SP Plus Corporation Long-Term Incentive Plan, as amended and restated, and as may be further amended from time to time.

X.RESTRICTED STOCK means an Award made in Common Stock or denominated in units of Common Stock and delivered under the Plan, subject to the requirements of Article VIII, such other restrictions as the Committee deems appropriate or desirable, and as awarded in accordance with the terms of the Plan.

Y.RIGHT means a stock appreciation right delivered under the Plan, subject to the requirements of Article IX and as awarded in accordance with the terms of the Plan.

Z.SHARES means the following shares of the capital stock of the Company as to which Options or Restricted Stock have been or may be granted under the Plan and upon which Rights, units of Restricted Stock or Other Stock-Based Awards may be based: treasury or authorized but unissued Common Stock, $.001 par value, of the Company, or any shares of capital stock into which the Shares are changed or for which they are exchanged within the provisions of Article XIX of the Plan.

III.     SHARES SUBJECT TO THE PLAN

The aggregate number of Shares as to which Awards may be granted from time to time shall be 3,775,000 (subject to adjustment for stock splits, stock dividends, and other adjustments described in Article XIX hereof).

From time to time, the Committee and/or appropriate officers of the Company shall take whatever actions are necessary to file required documents with governmental authorities and/or stock exchanges so as to make Shares available for issuance pursuant to the Plan. Shares subject to Awards that expire unexercised or are forfeited, terminated, canceled by agreement of the Company and the Participant, settled in cash in lieu of Common Stock or in such manner that all or some of the Shares covered by such Awards are not issued to a Participant (or, if issued to the Participant, are returned to the Company by the Participant pursuant to a right of repurchase or right of first refusal exercised by the Company), or are exchanged for Awards that do not involve Common Stock, shall immediately become available for Awards. Awards payable in cash shall not reduce the number of Shares available for Awards under the Plan. The foregoing notwithstanding, if the exercise price of any Award is satisfied by tendering Shares to the Company, or if Shares are withheld from an Award to pay a Participant’s tax withholding obligations in connection with the Award, the Shares so tendered or withheld shall not again become available for Awards.

IV.     ADMINISTRATION OF THE PLAN
The Plan shall be administered by the Committee. A majority of the Committee shall constitute a quorum at any meeting thereof (including by telephone conference) and the acts of a majority of the members present, or acts approved in writing by a majority of the entire Committee without a meeting,

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shall be the acts of the Committee for purposes of this Plan. The Committee may authorize one or more of its members or an officer of the Company to execute and deliver documents on behalf of the Committee. A member of the Committee shall not exercise any discretion respecting Awards to himself or herself under the Plan, other than as applies to the Participants or a class of similarly situated Participants as a whole. The Board shall have the authority to remove, replace or fill any vacancy of any member of the Committee upon notice to the Committee and the affected member. Any member of the Committee may resign upon notice to the Board. The Committee may allocate among one or more of its members, or may delegate to one or more of its agents, such duties and responsibilities as it determines. Subject to the provisions of the Plan, the Committee is authorized to:
A.Interpret the provisions of the Plan and any Award or Award Agreement, and make all rules and determinations that it deems necessary or advisable relating to the administration of the Plan;
B.Determine which employees of the Company or an Affiliate shall be designated as Eligible Employees and which of the Eligible Employees shall be granted Awards;
C.Determine the Key Non-Employees to whom Awards, other than Incentive Options for which Key Non-Employees shall not be eligible, shall be granted;
D.Determine whether an Option to be granted shall be an Incentive Option or Nonstatutory Option;
E.Determine the number of Shares for which an Option, Restricted Stock or Other Stock-Based Award shall be granted;
F.Determine the number of Rights, the Cash Award or the Performance Award to be granted;
G.Provide for the acceleration of the right to exercise any Award; and
H.Specify the terms, conditions, and limitations upon which Awards may be granted;
provided, however, that with respect to Incentive Options, all such interpretations, rules, determinations, terms, and conditions shall be made and prescribed in the context of preserving the tax status of the Incentive Options as “incentive stock options” within the meaning of Section 422 of the Code.
If permitted by applicable law, and in accordance with any such law, the Committee may delegate to the chief executive officer and to other senior officers of the Company or its Affiliates its duties under the Plan pursuant to such conditions or limitations as the Committee may establish, except that only the Committee may select, and grant Awards to, Participants who are subject to Section 16 of the Exchange Act. All determinations of the Committee shall be made by a majority of its members. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award.
The Committee shall have the authority at any time to cancel Awards for reasonable cause and/or to provide for the conditions and circumstances under which Awards shall be forfeited.
Any determination made by the Committee pursuant to the provisions of the Plan shall be made in its sole discretion and, in the case of any determination relating to an Award, may be made at the time of the grant of the Award or, unless in contravention of any express term of the Plan or any Agreement, at any time thereafter. All decisions made by the Committee pursuant to the provisions of the Plan shall be

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final and binding on all persons, including the Company and the Participants. No determination shall be subject to DE NOVO review if challenged in court.

V.     ELIGIBILITY FOR PARTICIPATION

Awards may be granted under this Plan only to Eligible Employees and Key Non-Employees. The foregoing notwithstanding, each Participant receiving an Incentive Option must be an Eligible Employee of the Company or of an Affiliate at the time the Incentive Option is granted.
The Committee may, at any time and from time to time, grant one or more Awards to one or more Eligible Employees or Key Non-Employees and may designate the number of Shares, if applicable, to be subject to each Award so granted; provided, however that no Incentive Option shall be granted after the expiration of ten (10) years from the earlier of the date of the adoption of the Prior Plan by the Company or the approval of the Prior Plan by the stockholders of the Company, and in no event after January 23, 2012, and provided further, that the Fair Market Value of the Shares (determined at the time the Option is granted) as to which Incentive Options are exercisable for the first time by any Eligible Employee during any single calendar year (under the Plan and under any other incentive stock option plan of the Company or an Affiliate) shall not exceed One Hundred Thousand Dollars ($100,000). To the extent that the Fair Market Value of such Shares exceeds One Hundred Thousand Dollars ($100,000), the Shares subject to Option in excess of One Hundred Thousand Dollars ($100,000) shall, without further action by the Committee, automatically be converted to Nonstatutory Options.
Notwithstanding any of the foregoing provisions, the Committee may authorize the grant of an Award to a person not then in the employ of, or engaged by, the Company or of an Affiliate, conditioned upon such person becoming eligible to be granted an Award at or prior to the execution of the Award Agreement evidencing the actual grant of such Award.

VI.     AWARDS UNDER THIS PLAN

As the Committee may determine, the following types of Awards may be granted under the Plan on a stand-alone, combination, or tandem basis:
A.    INCENTIVE OPTION
An Award in the form of an Option that shall comply with the requirements of Section 422 of the Code. Subject to adjustments in accordance with the provisions of Article XIX, the aggregate number of Shares that may be subject to Incentive Options under the Plan shall not exceed ten percent (10%) of the Shares as of May 1, 2004.
B.    NONSTATUTORY OPTION
An Award in the form of an Option that shall not be intended to, or has otherwise failed to, comply with the requirements of Section 422 of the Code.
C.    RESTRICTED STOCK
An Award made to a Participant in Common Stock or denominated in units of Common Stock, subject to future service and/or such other restrictions and conditions as may be established by the Committee, and as set forth in the Award Agreement, including, but not limited to, continuous service

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with the Company or its Affiliates, achievement of specific business objectives, increases in specified indices, attainment of growth rates, and/or other measurements of Company or Affiliate performance.
D.    STOCK APPRECIATION RIGHT
An Award in the form of a Right to receive the excess of the Fair Market Value of a Share on the date the Right is exercised over the Fair Market Value of a Share on the date the Right was granted.
E.    DIVIDEND EQUIVALENTS
An Award in the form of, and based upon, the value of dividends on Shares.
F.    OTHER STOCK-BASED AWARDS
An Award in the form of Shares that are valued in whole or in part by reference to, or are otherwise based upon, the Fair Market Value of Shares.
G.    PERFORMANCE AWARDS
An Award made to a Participant that is subject to performance conditions specified by the Committee, including, but not limited to, continuous service with the Company and/or its Affiliates, achievement of specific business objectives, increases in specified indices, attainment of growth rates, and other measurements of Company or Affiliate performance.
H.    CASH AWARDS
An Award made to a Participant and denominated in cash, with the eventual payment subject to future service and/or such other restrictions and/or conditions as may be established by the Committee, and as set forth in the Award Agreement.
Each Award under the Plan shall be evidenced by an Award Agreement. Delivery of an Award Agreement to each Participant shall constitute an agreement between the Company and the Participant as to the terms and conditions of the Award.

VII.	TERMS AND CONDITIONS OF INCENTIVE OPTIONS AND NONSTATUTORY OPTIONS

Each Option shall be set forth in an Award Agreement, duly executed on behalf of the Company and by the Participant to whom such Option is granted. Except for the setting of the Option price under Paragraph A, no grant of any Option shall be effective until such Award Agreement shall have been duly executed on behalf of the Company and by the Participant. Except as may otherwise be provided for in the Award Agreement, each such Award Agreement shall be subject to at least the following terms and conditions:
A.    OPTION PRICE

The purchase price of the Shares covered by each Option granted under the Plan shall be determined by the Committee. The Option price per share of the Shares covered by each Nonstatutory Option shall be at such amount as may be determined by the Committee in its sole discretion on the date of the grant of the Option. In the case of an Incentive Option, if the Participant owns directly, or by reason of the applicable attribution rules, ten percent (10%) or less of the total combined voting power of

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all classes of stock of the Company, the Option price per share of the Shares covered by each Incentive Option shall be not less than the Fair Market Value of the Shares on the date of the grant of the Incentive Option. In all other cases of Incentive Options, the Option price shall be not less than one hundred ten percent (110%) of the Fair Market Value of the Shares on the date of grant.
B.    NUMBER OF SHARES

Each Option shall state the number of Shares to which it pertains.

C.    TERM OF OPTION

Each Incentive Option shall terminate not more than ten (10) years from the date of the grant thereof, or at such earlier time as the Award Agreement may provide, and shall be subject to earlier termination as herein provided, except that if the Option price is required under Paragraph A of this Article VII to be at least one hundred ten percent (110%) of Fair Market Value, each such Incentive Option shall terminate not more than five (5) years from the date of the grant thereof, and shall be subject to earlier termination as herein provided. The Committee shall determine the time at which a Nonstatutory Option shall terminate.
D.    DATE OF EXERCISE

Upon the authorization of the grant of an Option, or at any time thereafter, the Committee may, subject to the provisions of Paragraph C of this Article VII, prescribe the date or dates on which the Option becomes exercisable, and may provide that the Option become exercisable in installments over a period of years, and/or upon the attainment of stated goals. Unless the Committee otherwise provides in writing, or unless otherwise required by law (including, if applicable, the Uniformed Services Employment and Reemployment Rights Act) the date or dates on which the Option becomes exercisable shall be tolled during any unpaid leave of absence. It is expressly understood that Options hereunder shall, unless otherwise provided for in writing by the Committee, be granted in contemplation of, and earned by the Participant through the completion of, future employment or service with the Company and/or its Affiliates.

E.    MEDIUM OF PAYMENT

The Option price shall be payable upon the exercise of the Option, as set forth in Paragraph I. It shall be payable in such form (as permitted by Section 422 of the Code in the case of Incentive Options) as the Committee shall, either by rules promulgated pursuant to the provisions of Article IV of the Plan, or in the particular Award Agreement, provide.
F.    TERMINATION OF EMPLOYMENT

1.    A Participant who ceases to be an employee or Key Non-Employee of the Company or of an Affiliate for any reason other than death, Disability, or termination “for cause,” as defined in subparagraph (2) below, may exercise any Option granted to such Participant, to the extent that the right to purchase Shares thereunder has become exercisable by the date of such termination, but only within three (3) months (or such other period of time as the Committee may determine, with such determination in the case of an Incentive Option being made at the time of the grant of the Option and not exceeding three (3) months) after such date, or, if earlier, within the originally prescribed term of the Option, and subject to the conditions that (i) no Option shall be exercisable after the expiration of the term

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of the Option and (ii) unless the Committee otherwise provides, no Option that has not become exercisable by the date of such termination shall at any time thereafter be or become exercisable. A Participant’s employment shall not be deemed terminated by reason of a transfer to another employer that is the Company or an Affiliate.

2.    A Participant who ceases to be an employee or Key Non-Employee of the Company or of an Affiliate “for cause” shall, upon such termination, cease to have any right to exercise any Option. For purposes of this Plan, cause shall be as defined in any employment or other agreement between the Participant and the Company (or an Affiliate) or, if there is no such agreement or definition therein, cause shall be defined to include (i) a Participant’s theft or embezzlement, or attempted theft or embezzlement, of money or property of the Company or of an Affiliate, a Participant’s perpetration or attempted perpetration of fraud, or a Participant’s participation in a fraud or attempted fraud, on the Company or an Affiliate or a Participant’s unauthorized appropriation of, or a Participant’s attempt to misappropriate, any tangible or intangible assets or property of the Company or an Affiliate; (ii) any act or acts by a Participant of disloyalty, dishonesty, misconduct, moral turpitude, or any other act or acts by a Participant injurious to the interest, property, operations, business or reputation of the Company or an Affiliate; (iii) a Participant’s commission of a felony or any other crime the commission of which results in injury to the Company or an Affiliate; (iv) any violation of any restriction on the disclosure or use of confidential information of the Company or an Affiliate, or client, prospect, or merger or acquisition target, or on competition with the Company or an Affiliate or any of its businesses as then conducted; or (v) any other action that the Board or the Committee, in their sole discretion, may deem to be sufficiently injurious to the interests of the Company or an Affiliate to constitute substantial cause for termination. A Participant who ceases to be an employee or Key Non-Employee of the Company or an Affiliate for reasons other than cause at a time when grounds for cause exist shall be deemed terminated for cause for purposes of the Plan. The determination of the Board or the Committee as to the existence of cause shall be conclusive and binding upon the Participant and the Company.

3.    Except as the Committee may otherwise expressly provide or determine (consistent with Section 422 of the Code, if applicable), a Participant who is absent from work with the Company or an Affiliate because of temporary disability (any disability other than a Disability), or who is on leave of absence for any purpose permitted by the Company or by any authoritative interpretation (i.e., regulation, ruling, case law, etc.) of Section 422 of the Code, shall not, during the period of any such absence, be deemed, by virtue of such absence alone, to have terminated his or her employment or relationship with the Company or with an Affiliate. For purposes of Incentive Options, no leave of absence may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract (or the Committee approves such longer leave of absence, in which event the Incentive Option held by the Participant shall be treated as a Nonstatutory Option following the ninetieth (90th) day of such leave).

4.    Paragraph F(1) shall control and fix the rights of a Participant who ceases to be an employee or Key Non-Employee of the Company or of an Affiliate for any reason other than Disability, death, or termination “for cause,” and who subsequently becomes Disabled or dies. Nothing in Paragraphs G and H of this Article VII shall be applicable in any such case under Paragraph F(1) except that, in the event of such a subsequent Disability or death within the three (3) month period after the termination of employment or, if earlier, within the originally prescribed term of the Option, the Participant or the Participant’s estate or personal representative may exercise the Option permitted by this Paragraph F, in the event of Disability, within twelve (12) months after the date that the Participant ceased to be an employee or Key Non-Employee of the Company or an Affiliate, or, in the event of death, within twelve (12) months after the date of death of such Participant.

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G.    TOTAL AND PERMANENT DISABILITY

A Participant who ceases to be an employee or Key Non-Employee of the Company or of an Affiliate by reason of Disability may exercise any Option granted to such Participant to the extent that the right to purchase Shares thereunder has become exercisable on or before the date such Participant becomes Disabled as determined by the Committee.

A Disabled Participant, or his estate or personal representative, shall exercise such rights, if at all, only within a period of not more than twelve (12) months after the date that the Participant became Disabled as determined by the Committee (notwithstanding that the Participant might have been able to exercise the Option as to some or all of the Shares on a later date if the Participant had not become Disabled) or, if earlier, within the originally prescribed term of the Option.

H.    DEATH

In the event that a Participant to whom an Option has been granted ceases to be an employee or Key Non-Employee of the Company or of an Affiliate by reason of such Participant’s death, such Option, to the extent that the right is exercisable but not exercised on the date of death, may be exercised by the Participant’s estate or personal representative within twelve (12) months after the date of death of such Participant or, if earlier, within the originally prescribed term of the Option, notwithstanding that the decedent might have been able to exercise the Option as to some or all of the Shares on a later date if the Participant were alive and had continued to be an employee or Key Non-Employee of the Company or of an Affiliate.
I.    EXERCISE OF OPTION AND ISSUANCE OF STOCK

An Option shall be exercised by giving written notice to the Company. Such written notice shall: (i) be signed by the person exercising the Option, (ii) state the number of Shares with respect to which the Option is being exercised, (iii) contain the warranty required by Paragraph M of this Article VII, if applicable, and (iv) specify a date (other than a Saturday, Sunday or legal holiday) not more than ten (10) days after the date of such written notice, as the date on which the Shares will be purchased. Such tender and conveyance shall take place at the principal office of the Company during ordinary business hours, or at such other hour and place agreed upon by the Company and the person or persons exercising the Option. On the date specified in such written notice (which date may be extended by the Company in order to comply with any blackout limitations, or with laws or regulations that require the Company to take any action with respect to the Option Shares prior to the issuance thereof), the Company shall accept payment for the Option Shares in cash, by bank or certified check, by wire transfer, or by such other means as may be approved by the Committee and shall deliver to the person or persons exercising the Option in exchange therefor an appropriate certificate or certificates for fully paid nonassessable Shares or undertake to deliver an appropriate certificate or certificates within a reasonable period of time. In the event of any failure to pay for the number of Shares specified in such written notice on the date set forth therein (or on the extended date as above provided), the right to exercise the Option shall terminate with respect to such number of Shares, but shall continue with respect to the remaining Shares covered by the Option and not yet acquired pursuant thereto.

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If approved in advance by the Committee, and subject to compliance with the Sarbanes-Oxley Act of 2002 or the requirements of any applicable securities laws, payment in full or in part also may be made (i) by delivering Shares, or by attestation of Shares which have a total Fair Market Value on the date of such delivery equal to the Option price and provided that accepting such Shares, in the sole discretion of the Committee, shall not result in any adverse accounting consequences to the Company; (ii) by the execution and delivery of a note or other evidence of indebtedness (and any security agreement thereunder) satisfactory to the Committee; (iii) by authorizing the Company to retain Shares that otherwise would be issuable upon exercise of the Option having a total Fair Market Value on the date of delivery equal to the Option price; (iv) by the delivery of cash or the extension of credit by a broker-dealer to whom the Participant has submitted a notice of exercise or otherwise indicated an intent to exercise an Option (in accordance with part 220, Chapter II, Title 12 of the Code of Federal Regulations, a so-called “cashless” exercise); or (v) by any combination of the foregoing.
J.    RIGHTS AS A STOCKHOLDER

No Participant to whom an Option has been granted shall have rights as a stockholder with respect to any Shares covered by such Option except as to such Shares as have been registered in the Company’s share register in the name of such Participant upon the due exercise of the Option and tender of the full Option price.
K.    ASSIGNABILITY AND TRANSFERABILITY OF OPTION

Unless otherwise permitted by the Code and by Rule 16b-3 of the Exchange Act, if applicable, and approved in advance by the Committee, an Option granted to a Participant shall not be transferable by the Participant and shall be exercisable, during the Participant’s lifetime, only by such Participant or, in the event of the Participant’s incapacity, his guardian or legal representative. Except as otherwise permitted herein, such Option shall not be assigned, pledged, or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment, or similar process and any attempted transfer, assignment, pledge, hypothecation or other disposition of any Option or of any rights granted thereunder contrary to the provisions of this Paragraph K, or the levy of any attachment or similar process upon an Option or such rights, shall be null and void.
L.    OTHER PROVISIONS

The Award Agreement for an Incentive Option shall contain such limitations and restrictions upon the exercise of the Option as shall be necessary in order that such Option qualifies as an “incentive stock option” within the meaning of Section 422 of the Code. Further, the Award Agreements authorized under the Plan shall be subject to such other terms and conditions including, without limitation, restrictions upon the exercise of the Option, as the Committee shall deem advisable and which, in the case of Incentive Options, are not inconsistent with the requirements of Section 422 of the Code. No Incentive Options may be granted under this Plan after January 23, 2012.
M.    PURCHASE FOR INVESTMENT

If Shares to be issued upon the particular exercise of an Option shall not have been effectively registered under the Securities Act of 1933, as now in force or hereafter amended, the Company shall be under no obligation to issue the Shares covered by such exercise unless and until the following conditions have been fulfilled. The person who exercises such Option shall warrant to the Company that, at the time of such exercise, such person is acquiring his or her Option Shares for investment and not with a view to, or for sale in connection with, the distribution of any such Shares, and shall make such other

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representations, warranties, acknowledgments, and/or affirmations, if any, as the Committee may require. In such event, the person acquiring such Shares shall be bound by the provisions of the following legend (or similar legend) which shall be endorsed upon the certificate(s) evidencing his or her Option Shares issued pursuant to such exercise.

“The shares represented by this certificate have been acquired for investment and they may not be sold or otherwise transferred by any person, including a pledgee, in the absence of an effective registration statement for the shares under the Securities Act of 1933 or an opinion of counsel satisfactory to the Company that an exemption from registration is then available.” Without limiting the generality of the foregoing, the Company may delay issuance of the Shares until completion of any action or obtaining any consent that the Company deems necessary under any applicable law (including without limitation state securities or “blue sky” laws).

VIII.     TERMS AND CONDITIONS OF RESTRICTED STOCK

A.    The Committee may from time to time grant an Award in Shares of Common Stock or grant an Award denominated in units of Common Stock, for such consideration as the Committee deems appropriate (which amount may be less than the Fair Market Value of the Common Stock on the date of the Award), and subject to such restrictions and conditions and other terms as the Committee may determine at the time of the Award (including, but not limited to, continuous service with the Company or its Affiliates, achievement of specific business objectives, increases in specified indices, attainment of growth rates, and/or other measurements of Company performance), and subject further to the general provisions of the Plan, the applicable Award Agreement, and the following specific rules.

B.    If Shares of Restricted Stock are awarded, such Shares cannot be assigned, sold, transferred, pledged, or hypothecated prior to the lapse of the restrictions applicable thereto, and, in no event, absent Committee approval, prior to six (6) months from the date of the Award. The Company shall issue, in the name of the Participant, stock certificates representing the total number of Shares of Restricted Stock awarded to the Participant, as soon as may be reasonably practicable after the grant of the Award, which certificates shall be held by the Secretary of the Company as provided in Paragraph G.

C.    Restricted Stock issued to a Participant under the Plan shall be governed by an Award Agreement that shall specify whether Shares of Common Stock are awarded to the Participant, or whether the Award shall be one not of Shares of Common Stock but one denominated in units of Common Stock, any consideration required thereto, and such other provisions as the Committee shall determine.

D.    Subject to the provisions of Paragraphs B and E hereof and the restrictions set forth in the related Award Agreement, the Participant receiving an Award of Shares of Restricted Stock shall thereupon be a stockholder with respect to all of the Shares represented by such certificate or certificates and shall have the rights of a stockholder with respect to such Shares, including the right to vote such Shares and to receive dividends and other distributions made with respect to such Shares. All Common Stock received by a Participant as the result of any dividend on the Shares of Restricted Stock, or as the result of any stock split, stock distribution, or combination of the Shares affecting Restricted Stock, shall be subject to the restrictions set forth in the related Award Agreement.

E.    Restricted Stock or units of Restricted Stock awarded to a Participant pursuant to the Plan will be forfeited, and any Shares of Restricted Stock or units of Restricted Stock sold to a Participant pursuant to the Plan may, at the Company’s option, be resold to the

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Company for an amount equal to the price paid therefor, and in either case, such Restricted Stock or units of Restricted Stock shall revert to the Company, if the Company so determines in accordance with Article XV or any other condition set forth in the Award Agreement, or, alternatively, if the Participant’s employment with the Company or its Affiliates terminates, other than for reasons set forth in Article XIV, prior to the expiration of the forfeiture or restriction provisions set forth in the Award Agreement.

F.    The Committee, in its discretion, shall have the power to accelerate the date on which the restrictions contained in the Award Agreement shall lapse with respect to any or all Restricted Stock awarded under the Plan.

G.    The Secretary of the Company shall hold the certificate or certificates representing Shares of Restricted Stock issued under the Plan, properly endorsed for transfer, on behalf of each Participant who holds such Shares, until such time as the Shares of Restricted Stock are forfeited, resold to the Company, or the restrictions lapse. Any Restricted Stock denominated in units of Common Stock, if not previously forfeited, shall be payable in accordance with Article XVI at the time set forth in the Award Agreement.

H.    The Committee may prescribe such other restrictions, conditions, and terms applicable to Restricted Stock issued to a Participant under the Plan that are neither inconsistent with nor prohibited by the Plan or the Award Agreement, including, without limitation, terms providing for a lapse of the restrictions of this Article or any Award Agreement in installments.

IX.     TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS

If deemed by the Committee to be in the best interests of the Company, a Participant may be granted a Right. Each Right shall be granted subject to such restrictions and conditions and other terms as the Committee may specify in the Award Agreement at the time the Right is granted, subject to the general provisions of the Plan, and the following specific rules.

A.    Rights may be granted, if at all, either singly, in combination with another Award, or in tandem with another Award. At the time of grant of a Right, the Committee shall specify the base price of Common Stock to be used in connection with the calculation described in Paragraph B below, provided that the base price shall not be less than one hundred percent (100%) of the Fair Market Value of a Share of Common Stock on the date of grant, unless approved by the Board.

B.    Upon exercise of a Right, which shall, absent Committee approval, be not less than six(6) months from the date of the grant, the Participant shall be entitled to receive in accordance with Article XVI, and as soon as practicable after exercise, the excess of the Fair Market Value of one Share of Common Stock on the date of exercise over the base price specified in such Right, multiplied by the number of Shares of Common Stock then subject to the Right, or the portion thereof being exercised.

C.    Notwithstanding anything herein to the contrary, if the Award granted to a Participant allows him or her to elect to cancel all or any portion of an unexercised Option by exercising an additional or tandem Right, then the Option price per Share of Common Stock shall be used as the base price specified in Paragraph A to determine the value of the Right upon such exercise and, in the event of the exercise of such Right, the Company’s obligation with respect to such Option or portion thereof shall be discharged by payment of the Right so exercised. In the event of such a cancellation, the number of Shares as to which such Option was canceled shall become available for use under the Plan, less the

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number of Shares, if any, received by the Participant upon such cancellation in accordance with Article XVI.

D.    A Right may be exercised only by the Participant (or, if applicable under Article XIV, by a legatee or legatees of such Right, or by the Participant’s executors, personal representatives, or distributees).

X.     TERMS AND CONDITIONS OF DIVIDEND EQUIVALENTS

A.    A Participant may be granted an Award in the form of Dividend Equivalents. Such an Award shall entitle the Participant to receive cash, Shares, other Awards or other property equal in value to dividends paid with respect to a specified number of Shares. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Shares, Awards or other investment vehicles, and subject to such restrictions on transferability and risks of forfeiture, as the Committee may specify.

XI.     TERMS AND CONDITIONS OF OTHER STOCK-BASED AWARDS

The Committee, in its sole discretion, may grant Awards of Shares and/or Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares or on the Fair Market Value thereof (“Other Stock-Based Awards”). Such Other Stock-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive, or vest with respect to, one or more Shares (or the equivalent cash value of such Shares) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. Other Stock-Based Awards may be granted alone or in addition to any other Awards granted under the Plan. Subject to the provisions of the Plan, the Committee shall determine the number of Shares to be awarded to a Participant under (or otherwise related to) such Other Stock-Based Awards and all other terms and conditions of such Awards (including, without limitation, the vesting provisions thereof and provisions ensuring that all Shares so awarded and issued shall be fully paid and non-assessable).

XII.     TERMS AND CONDITIONS OF PERFORMANCE AWARDS

A.    A Participant may be granted an Award that is subject to performance conditions specified by the Committee. The Committee may use any business criteria and/or other measures of performance as it deems appropriate in establishing any performance conditions (including, but not limited to, continuous service with the Company or its Affiliates, achievement of specific business objectives, increases in specified indices, attainment of growth rates and/or other measurements of Company or Affiliate performance), and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions.

B.    Any Performance Award will be forfeited if the Committee so determines in accordance with Article XV or any other condition set forth in the Award Agreement, or, alternatively, if the Participant’s employment with the Company or its Affiliates terminates, other than for reasons set forth in Article XIV, prior to the expiration of the time period over which the performance conditions are to be measured.

C.    Achievement of performance goals in respect of such Performance Awards shall be measured over such periods as may be specified by the Committee.

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D.    Settlement of Performance Awards may be in cash or Shares, or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce or increase the amount of a settlement otherwise to be made in connection with such Performance Awards.

XIII.     TERMS AND CONDITIONS OF CASH AWARDS

A.    The Committee may from time to time authorize the award of cash payments under the Plan to Participants, subject to such restrictions and conditions and other terms as the Committee may determine at the time of authorization (including, but not limited to, continuous service with the Company or its Affiliates, achievement of specific business objectives, increases in specified indices, attainment of growth rates, and/or other measurements of Company performance), and subject to the general provisions of the Plan, the applicable Award Agreement, and the following specific rules.

B.    Any Cash Award will be forfeited if the Company so determines in accordance with Article XV or any other condition set forth in the Award Agreement, or, alternatively, if the Participant’s employment or engagement with the Company or its Affiliates terminates, other than for reasons set forth in Article XIV, prior to the attainment of any goals set forth in the Award Agreement or prior to the expiration of the forfeiture or restriction provisions set forth in the Award Agreement, whichever is applicable.

C.    The Committee, in its discretion, shall have the power to change the date on which the restrictions contained in the Award Agreement shall lapse, or the date on which goals are to be measured, with respect to any Cash Award.

D.    Any Cash Award, if not previously forfeited, shall be payable in accordance with Article XVI on or about March 15 of the fiscal year immediately following the fiscal year during which the goals are attained, and in no event later than December 31 of such year.

E.    The Committee may prescribe such other restrictions, conditions, and terms applicable to the Cash Awards issued to a Participant under the Plan that are neither inconsistent with nor prohibited by the Plan or the Award Agreement, including, without limitation, terms providing for a lapse of the restrictions, or a measurement of the goals, in installments.

XIV.     TERMINATION OF EMPLOYMENT OR SERVICE

Except as may otherwise be (i) provided in Article VII for Options, (ii) provided for under the Award Agreement, or (iii) permitted pursuant to Paragraphs A through C of this Article XIV (subject to the limitations under the Code for Incentive Options), if the employment or service of a Participant terminates, all unexpired, unpaid, unexercised, or deferred Awards shall be canceled immediately.

A.    RETIREMENT UNDER A COMPANY OR AFFILIATE RETIREMENT PLAN.

When a Participant’s employment or service terminates as a result of retirement as defined under a Company or Affiliate tax-qualified retirement plan, the Committee may permit Awards to continue in effect beyond the date of retirement in accordance with the applicable Award Agreement, and/or the exercisability and vesting of any Award may be accelerated.

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B.    TERMINATION IN THE BEST INTERESTS OF THE COMPANY OR AN AFFILIATE.

When a Participant’s employment or service with the Company or an Affiliate terminates and, in the judgment of the chief executive officer or other senior officer designated by the Committee, the acceleration and/or continuation of outstanding Awards would be in the best interests of the Company, the Committee may (i) authorize, where appropriate, the acceleration and/or continuation of all or any part of Awards granted prior to such termination and/or (ii) permit the exercise, vesting, and payment of such Awards for such period as may be set forth in the applicable Award Agreement, subject to earlier cancellation pursuant to Article XV or at such time as the Committee shall deem the continuation of all or any part of the Participant’s Awards are not in the Company’s or its Affiliate’s best interests.

C.    DEATH OR DISABILITY OF A PARTICIPANT.

1.    In the event of a Participant’s death, the Participant’s estate or beneficiaries shall have a period up to the earlier of (i) the expiration date specified in the Award Agreement, or (ii) the expiration date specified in Paragraph H of Article VII, within which to receive or exercise any outstanding Awards held by the Participant under such terms as may be specified in the applicable Award Agreement. Rights to any such outstanding Awards shall pass by will or the laws of descent and distribution in the following order: (a) to beneficiaries so designated by the Participant; (b) to a legal representative of the Participant; or (c) to the persons entitled thereto as determined by a court of competent jurisdiction. Awards so passing shall be paid and/or may be exercised at such times and in such manner as if the Participant were living.

2.    In the event a Participant is determined by the Company to be Disabled, and subject to the limitations of Paragraph G of Article VII, Awards may be paid to, or exercised by, the Participant, if legally competent, or by a legally designated guardian or other representative if the Participant is legally incompetent by virtue of such Disability.

3.    After the death or Disability of a Participant, the Committee may in its sole discretion at any time (i) terminate restrictions in Award Agreements; (ii) accelerate any or all installments and rights; and/or (iii) instruct the Company to pay the total of any accelerated payments in a lump sum to the Participant, the Participant’s estate, beneficiaries or representative, notwithstanding that, in the absence of such termination of restrictions or acceleration of payments, any or all of the payments due under the Awards ultimately might have become payable to other beneficiaries.

XV.     CANCELLATION AND RESCISSION OF AWARDS

Unless the Award Agreement specifies otherwise, the Committee may cancel any unexpired, unpaid, unexercised, or deferred Awards at any time if the Participant is not in compliance with the applicable provisions of the Award Agreement, the Plan, or with the following conditions:
A.    A Participant shall not breach any restrictive covenant, employment, consulting or other agreement entered into between him or her and the Company or any Affiliates, or render services for any organization or engage directly or indirectly in any business which, in the judgment of the chief executive officer of the Company or other senior officer designated by the Committee, is or becomes competitive with the Company or its Affiliates, or which organization or business, or the rendering of services to such organization or business, is or becomes otherwise prejudicial to or in conflict with the interests of the Company or its Affiliates. For a Participant whose employment or engagement has terminated, the

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judgment of the chief executive officer shall be based on the terms of the restrictive covenant agreement, if applicable, or on the Participant’s position and responsibilities while employed or engaged by the Company or its Affiliates, the Participant’s post-employment/engagement responsibilities and position with the other organization or business, the extent of past, current, and potential competition or conflict between the Company and/or its Affiliates and the other organization or business, the effect of the Participant’s assuming the post-employment or engagement position on the Company’s or its Affiliate’s customers, suppliers, investors, and competitors, and such other considerations as are deemed relevant given the applicable facts and circumstances. A Participant may, however, purchase as an investment or otherwise, stock or other securities of any organization or business so long as they are listed upon a recognized securities exchange or traded over-the-counter, and such investment does not represent a substantial investment to the Participant or a greater than one percent (1%) equity interest in the organization or business.

B.    A Participant shall not, without prior written authorization from the Company, disclose to anyone outside the Company or its Affiliates, or use in other than the Company’s or Affiliate’s business, any confidential information or materials relating to the business of the Company or its Affiliates, acquired by the Participant either during or after his or her employment or engagement with the Company or its Affiliates. Notwithstanding anything herein to the contrary, each Participant is hereby notified, in accordance with the Defend Trade Secrets Act of 2016, that the Participant will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (a) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding. The Participants are further notified that if they file a lawsuit for retaliation by the Company for reporting a suspected violation of law, the Participant may disclose the Company’s trade secrets to his or her attorney and use the trade secret information in the court proceeding if the Participant (a) files any document containing the trade secret under seal; and (b) does not disclose the trade secret, except pursuant to court order.

C.    A Participant shall disclose promptly and assign to the Company all right, title, and interest in any invention or idea, patentable or not, made or conceived by the Participant during employment or engagement with the Company or an Affiliate, relating in any manner to the actual or anticipated business, research, or development work of the Company or its Affiliates, and shall do anything reasonably necessary to enable the Company or its Affiliates to secure a patent, trademark, copyright, or other protectable interest where appropriate in the United States and in foreign countries.

Upon exercise, payment, or delivery pursuant to an Award, the Participant shall certify on a form acceptable to the Committee that he or she is in compliance with the terms and conditions of the Plan, including the provisions of Paragraphs A, B and C of this Article XV. Failure to comply with the provisions of Paragraphs A, B and C of this Article XV at any time prior to, or during the one (1) year period after, the date Participant’s employment or engagement with the Company or any Affiliate terminates shall cause any exercise, payment, or delivery which occurred during the two (2) year period prior to the breach of Paragraph A, B or C of this Article XV to be rescinded. The Company shall notify the Participant in writing of any such rescission within one (1) year of the date it acquires actual knowledge of such breach. Within ten (10) days after receiving such a notice from the Company, the Participant shall pay to the Company the amount of any gain realized or payment received as a result of the exercise, payment, or delivery pursuant to the Award. Such payment shall be made either in cash or by returning to the Company the number of Shares of Common Stock that the Participant received in

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connection with the rescinded exercise, payment, or delivery. The Company’s rights of rescission hereunder shall be in addition to any and all other remedies that may be available to the Company at law or in equity in such event, including, without limitation, the right to request any court of competent jurisdiction to issue a decree of specific performance or issue a temporary and permanent injunction, without the necessity of the Company posting bond or furnishing other security and without proving special damages or irreparable injury, enjoining and restricting the breach, or threatened breach, of any such covenant.

XVI.	PAYMENT OF RESTRICTED STOCK, RIGHTS, OTHER STOCK-BASED AWARDS, PERFORMANCE AWARDS AND CASH AWARDS

Payment of Restricted Stock, Rights, Other Stock-Based Awards, Performance Awards and Cash Awards may be made, as the Committee shall specify, in the form of cash, Shares of Common Stock, or combinations thereof; provided, however, that a fractional Share of Common Stock shall be paid in cash equal to the Fair Market Value of the fractional Share of Common Stock at the time of payment.

XVII.     WITHHOLDING

Except as otherwise provided by the Committee,

A.    the Company shall have the power and right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy the minimum federal, state, and local taxes required by law to be withheld with respect to any grant, exercise, or payment made under or as a result of this Plan; and

B.    in the case of payments of Awards, or upon any other taxable event hereunder, a Participant may elect, subject to the approval in advance by the Committee, to satisfy the withholding requirement, if any, in whole or in part, by having the Company withhold Shares of Common Stock that would otherwise be transferred to the Participant having a Fair Market Value, on the date the tax is to be determined, equal to the minimum marginal tax that could be imposed on the transaction. All elections shall be made in writing and signed by the Participant.

XVIII.     SAVINGS CLAUSE

This Plan is intended to comply in all respects with applicable law and regulations, including, (i) with respect to those Participants who are officers or directors for purposes of Section 16 of the Exchange Act, Rule 16b-3 of the Securities and Exchange Commission, if applicable, (ii) Section 402 of the Sarbanes-Oxley Act of 2002, and (iii) Code Section 409A. In no event whatsoever shall the Company be liable for any additional tax, interest or penalty that may be imposed on a Participant by Code Section 409A or damages for failing to comply with Section 409A. In case any one or more provisions of this Plan shall be held invalid, illegal, or unenforceable in any respect under applicable law and regulation (including Rule 16b-3 and Code Section 409(A)), the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the invalid, illegal, or unenforceable provision shall be deemed null and void; provided, however, to the extent permitted by law, any provision that could be deemed null and void shall first be construed, interpreted, or revised retroactively to permit this Plan to be construed in compliance with all applicable law (including Rule 16b-3 and Code Section 409A) so as to foster the intent of this Plan. Notwithstanding anything herein to the contrary, with respect to Participants who are officers and directors for purposes of Section 16 of the Exchange Act, if

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applicable, and if required to comply with rules promulgated thereunder, no grant of, or Option to purchase, Shares shall permit unrestricted ownership of Shares by the Participant for at least six (6) months from the date of grant or Option, unless the Board determines that the grant of, or Option to purchase, Shares otherwise satisfies the then current Rule 16b-3 requirements.

XIX.	ADJUSTMENTS UPON CHANGES IN CAPITALIZATION; CORPORATE TRANSACTIONS

If the outstanding Shares of the Company are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another entity by reason of any reorganization, merger, or consolidation, or if a change is made to the Common Stock of the Company by reason of any recapitalization, reclassification, change in par value, stock split, reverse stock split, combination of shares or dividends payable in capital stock, or the like, the Company shall make adjustments to such Awards (including, by way of example and not by way of limitation, the grant of substitute Awards under the Plan or under the plan of such other entity or the suspension of the right to exercise an Award for a specified period of time in connection with a corporate transaction) as it may determine to be appropriate under the circumstances, and, in addition, appropriate adjustments shall be made in the number and kind of shares or securities and in the option price per share or security subject to outstanding Awards under the Plan or under the plan of such successor entity. The foregoing notwithstanding, unless the Committee determines otherwise, no such adjustment shall be made to an Option which shall, within the meaning of Sections 424 and 409A of the Code, as applicable, constitute such a modification, extension, or renewal of an option as to cause it to be considered as the grant of a new option.

Notwithstanding anything herein to the contrary, the Company may, in its sole discretion accelerate the timing of the exercise provisions of any Award in the event of (i) the adoption of a plan of merger or consolidation under which a majority of the Shares of the Company would be converted into or exercised for cash or securities of any other corporation or entity, or (ii) a sale or exchange of all or any portion of the Company’s assets or equity securities. Alternatively, the Company may, in its sole discretion and without the consent of the Participants, provide for one or more of the following in the event of any merger, consolidation, recapitalization, or sale of all or any portion of the Company’s assets or capital stock: (i) the assumption of the Plan and outstanding Awards by the surviving entity or its parent; (ii) the substitution by the surviving entity or its parent of awards with substantially the same terms for such outstanding Awards; (iii) notice to the holders of vested and exercisable Options and Rights of their ability to exercise vested and exercisable Options and Rights effective contingent upon and immediately prior to such transaction followed by the cancellation of all unexercised Options and Rights (whether or not then vested and exercisable); (iv) settlement of the intrinsic value of the outstanding vested Options and Rights in cash or cash equivalents or equity followed by the cancellation of all Options and Rights (whether or not then vested or exercisable); and (v) cancellation of all unvested or unexercisable Awards. In connection with any such transaction, each Participant shall, to the extent so provided under the definitive transaction agreement, (i) be subject to any earn-outs, purchase price adjustments, holdbacks, escrows and other contingent payments on the terms set forth in the definitive transaction agreement, (ii) be subject to all indemnification and other obligations of the Company’s equityholders in connection with such transaction, (iii) be bound by the appointment of any equityholder representative who shall represent the Company’s equityholders under the definitive transaction agreement as the representative, agent, proxy, and attorney-in-fact for the Participant, with the power and authority to act on the Participant’s behalf with respect to the definitive transaction agreement, and (iv) execute such additional agreements or documentation, if any, as may be required under the definitive transaction agreement to reflect the

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foregoing or the treatment of the Participant’s Awards, including without limitation, letters of transmittal or cash-out agreements.
Upon a business combination by the Company or any of its Affiliates with any corporation or other entity through the adoption of a plan of merger or consolidation or a share exchange or through the purchase of all or substantially all of the capital stock or assets of such other corporation or entity, the Board or the Committee may, in its sole discretion, grant Options pursuant hereto to all or any persons who, on the effective date of such transaction, hold outstanding options to purchase securities of such other corporation or entity and who, on and after the effective date of such transaction, will become employees or directors of, or consultants or advisors to, the Company or its Affiliates. The number of Shares subject to such substitute Options shall be determined in accordance with the terms of the transaction by which the business combination is effectuated. Notwithstanding the other provisions of this Plan, the other terms of such substitute Options shall be substantially the same as or economically equivalent to the terms of the options for which such Options are substituted, all as determined by the Board or by the Committee, as the case may be. Upon the grant of substitute Options pursuant hereto, the options to purchase securities of such other corporation or entity for which such Options are substituted shall be canceled immediately.

XX.     DISSOLUTION OR LIQUIDATION OF THE COMPANY

Upon the dissolution or liquidation of the Company other than in connection with a transaction to which Article XIX is applicable, all Awards granted hereunder shall terminate and become null and void; provided, however, that if the rights of a Participant under the applicable Award have not otherwise terminated and expired, the Participant may, if the Committee, in its sole discretion, so permits, have the right immediately prior to such dissolution or liquidation to exercise any Award granted hereunder to the extent that the right thereunder has become exercisable as of the date immediately prior to such dissolution or liquidation.

XXI.     TERMINATION OF THE PLAN

The Plan shall terminate on April 22, 2028. The Plan may be terminated at an earlier date by vote of the stockholders or the Board; provided, however, that any such earlier termination shall not affect any Award Agreements executed prior to the effective date of such termination. Notwithstanding anything in this Plan to the contrary, any Options granted prior to the effective date of the Plan’s termination may be exercised until the earlier of (i) the date set forth in the Award Agreement, or (ii) in the case of an Incentive Option, ten (10) years from the date the Option is granted, subject to the limitations or Article VII; and the provisions of the Plan with respect to the full and final authority of the Committee under the Plan shall continue to control.

XXII.     AMENDMENT OF THE PLAN AND AWARDS

The Plan may be amended by the Board and such amendment shall become effective upon adoption by the Board; provided, however, that any amendment shall be subject to the approval of the stockholders of the Company at or before the next annual meeting of the stockholders of the Company if such stockholder approval is required by the Code, any federal or state law or regulation, the rules of any stock exchange or automated quotation system on which the Shares may be listed or quoted, or if the Board, in its discretion, determines to submit such changes to the Plan to its stockholders for approval. Further, no amendment to the Plan which reduces the Option exercise price below that provided for in Article VII of the Plan shall be effective unless it is approved by the stockholders of the Company.

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The Committee may amend the terms of any Award Agreement, retroactively or prospectively, but no such amendment shall (a) materially impair the accrued rights of any Participant without his or her written consent or (b) except for adjustments made pursuant to Article XIX, reduce the exercise price of any outstanding Options or Rights or cancel or amend outstanding Options or Rights for the purpose of repricing, replacing or regranting such Options or Rights with an exercise price that is less than the exercise price of the original Options or Rights or cancel or amend outstanding Options or Rights with an exercise price that is greater than the Fair Market Value of a Share for the purpose of exchanging such Options or Rights for cash or any other Awards without stockholder approval. Notwithstanding anything herein to the contrary, the Committee may amend the terms of any Award theretofore granted if the Committee, in its discretion, determines that such amendment is necessary to comply with the requirements of Section 409A of the Code, the rules of any stock exchange or automated quotation systems on which the Shares may be listed or traded, or changes in tax or other applicable laws or regulatory requirements.

XXIII.     EMPLOYMENT RELATIONSHIP

Nothing herein contained shall be deemed to prevent the Company or an Affiliate from terminating the employment, services or directorship of a Participant, nor to prevent a Participant from terminating his, her or its employment, services, or directorship, unless otherwise limited by an agreement between the Company (or an Affiliate) and the Participant.

XXIV.     INDEMNIFICATION OF COMMITTEE

In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee shall, to the extent permitted by the laws of the State of Delaware, be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken by them as directors or members of the Committee and against all amounts paid by them in settlement thereof (provided such settlement is approved by the Board) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that the director or Committee member is liable for negligence or willful misconduct in the performance of his or her duties. To receive such indemnification, a director or Committee member must first offer in writing to the Company the opportunity, at its own expense, to defend any such action, suit or proceeding.

XXV.     UNFUNDED PLAN

Insofar as it provides for payments in cash in accordance with Article XVI, or otherwise, the Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are entitled to cash, Common Stock, or rights thereto under the Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by cash, Common Stock, or rights thereto, nor shall the Plan be construed as providing for such segregation, nor shall the Company, the Board, or the Committee be deemed to be a trustee of any cash, Common Stock, or rights thereto to be granted under the Plan. Any liability of the Company to any Participant with respect to a grant of cash, Common Stock, or rights thereto under the Plan shall be based solely upon any contractual obligations that may be created by the Plan and any Award Agreement; no such obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Board nor the Committee

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shall be required to give any security or bond for the performance of any obligation that may be created by the Plan.

XXVI. MITIGATION OF EXCISE TAX

Unless otherwise provided for in the Award Agreement or in any other agreement between the Company (or an Affiliate) and the Participant, if any payment or right accruing to a Participant under this Plan (without the application of this Article XXVI), either alone or together with other payments or rights accruing to the Participant from the Company or an Affiliate, would constitute a “parachute payment” (as defined in Section 280G of the Code and regulations thereunder), such payment or right shall be reduced to the largest amount or greatest right that will result in no portion of the amount payable or right accruing under the Plan being subject to an excise tax under Section 4999 of the Code or being disallowed as a deduction under Section 280G of the Code. The determination of whether any reduction in the rights or payments under this Plan is necessary shall be made by the Company. The Participant shall cooperate in good faith with the Company in making such determination and providing any necessary information for this purpose.

XXVII. EFFECTIVE DATE

This amendment and restatement of the Plan shall become effective upon adoption by the Board, provided that the adoption of the amendment and restatement of the Plan shall be subject to the approval of the stockholders of the Company if such stockholder approval is required by the Code, any federal or state law or regulations, the rules of any stock exchange or automated quotation system on which the Shares may be listed or quoted, or if the Board, in its discretion, desires to submit the Plan to its stockholders for approval.

XXVIII. RECOVERY

If the Company is or becomes subject to regulations or listing standards adopted pursuant to Section 10D of the Exchange Act, then each Award granted pursuant to the Plan, each Share acquired pursuant to the Plan, and all proceeds in respect of any such Awards or Shares shall be subject to any “clawback” or similar policy of the Company adopted pursuant to such regulations or listing standards that may be in effect from time to time, whether before or after the grant, exercise or settlement of such Awards or Shares.

XXIX.     FOREIGN JURISDICTIONS

To the extent the Committee determines that the restrictions imposed by the Plan preclude the achievement of the material purposes of the Plan in jurisdictions outside the United States of America, the Committee in its discretion may modify those restrictions as it determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States of America.

XXX.     DEFERRAL OF AWARDS

At the time of the grant of an Award, the Company may permit a Participant to elect to:

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(a)    have cash that otherwise would be paid to such Participant as a result of the exercise of an Award credited to a deferred compensation account established for such Participant by the Committee as an entry on the Company’s books;

(b)    have Shares that otherwise would be delivered to such Participant as a result of the exercise of an Award converted into an equal number of Rights; or

(c)    have Shares that otherwise would be delivered to such Participant as a result of the exercise of an Award converted into amounts credited to a deferred compensation account established for such Participant by the Committee as an entry on the Company’s books. Such amounts shall be determined by reference to the Fair Market Value of the Shares as of the date on which they otherwise would have been delivered to such Participant.

A deferred compensation account established under this Article XXX may be credited with interest or other forms of investment return, as determined by the Committee and shall be subject to compliance with Section 409A of the Code. A Participant for whom such an account is established shall have no rights other than those of a general creditor of the Company. Such an account shall represent an unfunded and unsecured obligation of the Company and shall be subject to the terms and conditions of the applicable agreement between such Participant and the Company. If the deferral or conversion of Awards is permitted or required, the Committee may establish rules, procedures and forms pertaining to such Awards, including (without limitation) the settlement of deferred compensation accounts established under this Article XXX.

XXXI.     GOVERNING LAW
This Plan shall be governed by the laws of the State of Delaware and construed in accordance therewith.
Adopted this 7th day of March, 2018.

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APPENDIX C AUDIT COMMITTEE CHARTER
Adopted by the Board March 15, 2016.
Organization
The Board of Directors (the “Board”) of SP Plus Corporation (the “Company”) shall appoint annually an audit committee (the “Committee”) composed of not less than three non-employee, independent members of the Board, i.e., those directors who neither are officers or employees of the Company or its subsidiaries nor have a relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and each of whom is otherwise “independent” under the rules of The Nasdaq Stock Market, Inc. (“Nasdaq”) and the applicable rules and regulations of the Securities and Exchange Commission (“SEC”). In addition, a member of the Committee may not (i) accept any consulting, advisory or other compensatory fee from the Company other than in his or her capacity as a member of the Board or any committee of the Board; (ii) be an affiliate of the Company or own or control 10% or more of the Company’s voting securities, or such lower measurement as may be established by the SEC; and (iii) participate in the preparation of the financial statements of the Company or any subsidiary at any time during the past three years.
The Board, by resolution of a majority of the directors, shall appoint (and may remove) the members of the Committee. All members of the Committee must be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement. The Committee shall determine that at least one member is an “audit committee financial expert,” as defined by Item 407(d)(5) of SEC Regulation S-K, as it may be modified or supplemented, and is financially sophisticated under Nasdaq rules. The determination by the Committee that a person is an audit committee financial expert will not impose on such person individually, on the Committee or on the Board as a whole any greater duties, obligations or liability than would exist in the absence of such determination.
No Committee member may receive any compensation from the Company other than (i) directors fees, which may be received in cash, stock options or other in-kind consideration ordinarily available to directors, (ii) a pension or other deferred compensation for prior service that is not contingent on future service, and (iii) any other regular benefits that other directors receive. No director may serve as a member of the Committee if such director serves on the audit committees of more than two other public companies unless the Board determines that such simultaneous service would not impair the ability of the director to effectively serve on the Committee.
The Board, by resolution of a majority of the directors, shall designate one member of the Committee to act as the Chairperson of the Committee. The Committee member so designated shall (i) chair all the meetings of the Committee; and (ii) perform such other activities as from time to time are requested by the other directors or as circumstances indicate.
The Committee shall serve at the discretion of the Board, and the Board shall have the power at any time to change the membership of the Committee and to fill vacancies on the Committee, subject to the independence, experience and financial expertise requirements referred to above.
Meetings
The Committee will ordinarily meet at least quarterly each year, generally in advance of the release of quarterly financial statements, and at any additional time as either the Board or the members of the Committee deem necessary. In addition, the Committee will separately meet on a periodic basis with management, the director of the internal auditing department and the independent registered public accounting firm to discuss any matters that the Committee or any of these persons or firms believes should be discussed. The Committee may request any officer or employee of the Company or the Company’s outside counsel or independent registered public accounting firm to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. The Chairperson has the power to call a Committee meeting whenever he or she determines there is a need. Meetings will follow an agenda and approved minutes of the meeting will be maintained and distributed to each director of the Company after each meeting. The Committee will require that the independent accountants be available to meet with the full Board at least annually. The operation of the Committee shall be subject to the by-laws of the Company as in effect from time to time, the Delaware General Corporation Law, the rules and regulations of the SEC and the listing standards of Nasdaq, each as in effect from time to time.
The Committee shall meet in separate executive sessions following each Committee meeting. During at least some portion of each executive session, no non-Committee member or member of the Corporation’s management shall be present.

Purpose
The primary function of the Committee is to assist and guide the Board in fulfilling its oversight responsibilities to the Company’s stockholders with respect to (i) the Company’s corporate accounting and financial reporting practices; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the independent registered public accounting firm qualifications and independence; (iv) the performance of the Company’s internal audit function and independent registered public accounting firm; (v) the quality and integrity of the Company’s financial statements and reports, (vi) reviewing and approving all fees for professional services and terms, as well as all non-audit services with the independent registered public accounting firm; (vii) approving the report that management produces which the rules of the SEC require be included in the Company’s annual proxy statement; (viii) oversight of the Company’s Code of Business Conduct and Ethics as applied to the Company’s directors and executive officers; and (ix) reviewing and approving the Company’s decision to enter into swaps. The policy of the Committee, in discharging these obligations, shall be to maintain and foster an open avenue of communication between the Committee and the independent registered public accounting firm, the Company’s financial management and director of internal audits.
Oversight of the Independent Registered Public Accounting Firm
The function of the Committee is oversight of the matters applicable to the Committee. The management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements. Management is responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations and Internal Audit is responsible for assessing the design and effectiveness of the Company’s internal controls over financial reporting to support management’s certification to its control environment. The independent registered public accounting firm is responsible for planning and carrying out a proper audit of the Company’s annual financial statements, reviews of the Company’s quarterly financial statements prior to the filing of each quarterly report on Form 10-Q and other procedures. In fulfilling their responsibilities hereunder, it is recognized that members of the Committee are not full-time employees of the Company and are not, and do not represent themselves to be, performing the functions of auditors or accountants. As such, it is not the duty or responsibility of the Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards.
The independent registered public accounting firm for the Company is accountable to the Board and the Committee, and shall report directly to the Committee. The Committee is directly responsible for the appointment, fees for professional services, retention and oversight of the work of the independent registered public accounting firm (including resolving disagreements between management and the independent registered public accounting firm regarding financial reporting). The Committee has the authority and responsibility to appoint, retain and terminate the Company’s independent registered public accounting firm. The Company’s independent registered public accounting firm shall report directly to the Committee.
The independent registered public accounting firm shall submit to the Committee annually a formal written statement (the “Accountant’s Statement”) describing (a) the independent registered public accounting firm internal quality‑control procedures; (b) any material issues raised by the most recent internal quality control review or peer review of the independent registered public accounting firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent registered public accounting firm, and any steps taken to deal with any such issues; and (c) (to assess the independent registered public accounting firm’s independence) all relationships between the independent registered public accounting firm and the Company, including each non-audit service provided to the Company and the matters set forth in the applicable requirements of the Public Accounting Oversight Board.
The independent registered public accounting firm shall submit to the Committee annually a formal written statement of the aggregate fees for professional services for each of the last two fiscal years in each of the following categories: (i) professional services rendered by the independent registered public accounting firm for the audit of the Company’s annual financial statements and review of financial statements included in the Company’s Form 10-Q or services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years; (ii) assurance and related services by the independent registered public accounting firm that are reasonably related to the performance of the audit or review of the Company’s financial statements; (iii) professional services rendered by the independent registered public accounting firm for tax compliance, tax advice, and tax planning; and (iv) products and services provided by the independent registered public accounting firm, other than services described in clauses (i), (ii), and (iii). The written statement shall describe the nature of the services comprising the fees disclosed under clauses (ii), (iii) and (iv).

Duties and Responsibilities
In fulfilling its responsibilities, the Committee believes that its functions and procedures should remain flexible in order to address changing conditions most effectively. To carry out its purposes, the Committee shall have the following responsibilities, duties and powers:
1.    With respect to independent registered public accounting firm,
(a)    Decide whether to appoint, retain or terminate the Company’s independent registered public accounting firm, including sole authority to approve fees for professional services and terms, including scope, extent and procedures of the audit and to pre-approve all audit-related and non-audit services to be provided by the independent registered public accounting firm and to consider whether the outside independent registered public accounting firm’s provision of non-audit services to the Company is compatible with maintaining the independence of the independent registered public accounting firm. The Committee shall monitor and evaluate the independent registered public accounting firm’s qualifications, performance and independence on an ongoing basis, and shall be directly responsible for overseeing the work of the independent registered public accounting firm (including resolving disagreements between management and the independent registered public accounting firm regarding financial reporting). In conducting such evaluations, the Committee shall:

•
Evaluate, together with the Board, the qualifications, performance, and independence of the independent registered public accounting firm and the lead audit partner and, if so determined by the Committee, recommend that the Board replace the independent registered public accounting firm or the lead partner;

•	Review the opinions of management and the Company’s internal auditors in assessing the independent registered public accounting firm’s qualifications, performance and independence;

•
Discuss with management the timing and process for implementing the rotation of the lead audit partner and the reviewing partner, which rotation must occur not less than once every five years, and consider whether there should be a regular rotation of the independent registered public accounting firm itself; and

•
Ensure that the independent registered public accounting firm prepares and delivers annually the Auditor’s Statement (it being understood that the independent registered public accounting firm is responsible for the accuracy and completeness of the statement), review such statement, discuss with the independent registered public accounting firm any relationships or services disclosed (such as the provision of non-audit related services) in the statement that may impact the quality of the audit services or the objectivity and independence of the Company’s independent registered public accounting firm, and ensure that the statement delineates all relationships between the independent registered public accounting firm and the Company and any other items that may be required by the matters set forth in the applicable requirements of the Public Company Accounting Oversight Board;

(b)    Review, upon completion of the audit, the financial statements to be included in the Company’s Annual Report on Form 10-K;
(c)    Confer with the independent registered public accounting firm and senior management of the Company regarding the scope, adequacy and effectiveness of internal accounting and financial reporting controls;
(d)    Instruct the independent registered public accounting firm that the independent registered public accounting firm is ultimately accountable to the Board and the Committee, as representatives of the stockholders;
(e)    Discuss with the independent registered public accounting firm the results of the annual audit, including the independent registered public accounting firm’s assessment of the quality and potential conservatism, not just acceptability, of accounting principles, the reasonableness of significant judgments, the nature of significant risks and exposures, the adequacy of the disclosures in the financial statements, and any other matters required to be communicated to the Committee by the independent registered public accounting firm under generally accepted accounting standards; and
(f)    Obtain from the independent registered public accounting firm in connection with any audit a timely report relating to the Company’s annual audited financial statements describing all critical accounting policies and practices to be used, all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent registered public accounting firm, and any material written communications between the independent registered public accounting firm and management, such as any “management comment letter” or schedule of unadjusted differences.
2.    With respect to the internal accounting and internal audit departments,
(a)    Evaluate the cooperation received by the independent registered public accounting firm during their audit examination, including any restrictions on the scope of their activities or access to required records, data and information;
(b)    As necessary, review the appointment or replacement of the chief accounting officer; and
(c)    Advise the director of internal audit that he or she is expected to provide the Committee summaries of and, as appropriate, the significant reports to management prepared by the internal audit department and management’s responses thereto.
3.    With respect to financial reporting principles and polices and internal controls and procedures,
(a)    Consider and discuss with the independent registered public accounting firm any reports or communications (and management’s and/or the internal audit department’s responses thereto) submitted to the Committee by the independent registered public accounting firm required by applicable accounting standards, including reports and communications related to:

•	deficiencies noted in the audit in the design or operation of internal controls;

•	consideration of fraud in a financial statement audit;

•	detection of illegal acts;

•	the independent registered public accounting firm’s responsibility under generally accepted auditing standards;

•	any restriction on audit scope;

•	significant accounting policies;

•	significant issues discussed with the national office respecting auditing or accounting issues presented by the engagement;

•	management judgments and accounting estimates;

•	any accounting adjustments arising from the audit that were noted or proposed by the independent registered public accounting firm but were passed (as immaterial or otherwise);

•	the responsibility of the independent registered public accounting firm for other information in documents containing audited financial statements;

•	disagreements with management;

•	consultation by management with other accountants;

•	major issues discussed with management prior to retention of the independent registered public accounting firm;

•	difficulties encountered with management in performing the audit;

•	the independent registered public accounting firm’s judgments about the quality of the entity’s accounting principles;

•	reviews of interim financial information conducted by the independent registered public accounting firm; and

•	the responsibilities, budget and staffing of the Company’s internal audit function.
(b)    Confer with the independent registered public accounting firm, the director of internal audit and senior management in separate executive sessions to discuss any matters that the Committee, the independent registered public accounting firm, the director of internal audit or senior management believe should be discussed privately with the Committee;
(c)    Review with the Company’s general counsel any significant legal, compliance or regulatory matters that could have a material impact on the Company’s financial statements or the Company’s business, financial statements or compliance policies, including material notices to or inquiries received from governmental agencies;
(d)    Review procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or financial reporting matters;
(e)    Investigate any matter brought to the attention of the Committee within the scope of its duties, with the power to retain outside counsel and a separate accounting firm for this purpose if, in the judgment of the Committee, such investigation or retention is necessary or appropriate;
(f)    Discuss the types of financial information and earnings guidance, and the types of presentations made, to analysts and rating agencies;
(g)    Review hiring policies for employees and former employees of the independent registered public accounting firm. These policies shall provide that no former employee of the independent registered public accounting firm who served on the engagement may be hired in a financial reporting oversight role if such person participated in any capacity in the Company’s audit within the one-year period preceding the date of the initiation of the audit. Initiation of the Audit commences for a fiscal period the day after the Company files its annual report. Additionally, the accounting firm must complete one audit subsequent to when an individual was a member of the audit engagement team.
(h)    Review the appointment and replacement of the director of internal audit who shall report to the Committee;
(i)    Approve the compensation for the director of internal audit;
(j)    Discuss with the independent registered public accounting firm and the director of internal audit responsibilities, budget and staffing and any recommendations regarding the internal audit department;
(k)    Review the internal audit review committee minutes prepared by the internal auditing department and management’s responses;
(l)    Discuss earnings press releases;
(m)    Review and discuss with management the Company’s major risk exposures, including financial, operational, privacy, security, business continuity, and legal and regulatory risks, the steps the Company has taken to monitor and control such exposures, and the Company’s financial risk assessment and risk management policies; and regularly report to the Board the substance of such reviews and discussions;
(n)    Discuss the Company’s tax strategies and tax exposures; and
(o)    Review and approve the Company’s policies and decisions regarding the proposed use of the “end-user” exception from the mandatory clearing and exchange trading requirements for certain swaps under the Dodd-Frank Wall Street Reform and Consumer Protection Act. The Committee will review these policies at least annually and, as appropriate, more often based upon the extent of the Company’s swaps activities, if any, or a change in the types of swaps, if any, used by the Company; provided, however, that said review and approval may occur at least annually on a general basis and does not need to occur on a swap-by-swap basis.

4.    With respect to reporting and recommendations,
(a)    Review management’s report of the Committee and any other disclosures required by the rules of the SEC to be included in the Company’s annual proxy statement and recommend to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K;
(b)    Review and assess the adequacy of this charter annually and recommend any proposed changes to the Board for approval;
(c)    Review with the Board an annual performance evaluation of the Committee, prepared with Committee oversight, which evaluation must compare the performance of the Committee with the requirements of this Charter. The performance evaluation shall be conducted in such a manner as the Committee deems appropriate. Any member of the Committee may present the evaluation to the Board either orally or in writing;
(d)    Report to the Board on a regular basis and from time to time or whenever it shall be called upon to do so, and make such recommendations with respect to the above and other matters as the Committee may deem necessary or appropriate;
(e)    Consider any reports submitted by the independent registered public accounting firm required by any applicable law or regulation;
(f)    Meet with management, the independent registered public accounting firm and the chief financial officer, the chief accounting officer and director of internal audit to discuss: the scope of the annual audit, the audited financial statements and quarterly financial statements including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”; any significant matters arising from any audit, including any audit problems or difficulties, whether raised by management, the internal auditing department or the independent registered public accounting firm, relating to the Company’s financial statements; any audit problems or difficulties, including any restrictions on the scope of the independent registered public accounting firm’s activities or access to requested information, and any significant disagreements with management; any “management comment letter” or “internal control” letter issued, or proposed to be issued; any major issues regarding accounting principles and financial statement presentations, including any significant changes to the Company’s accounting principles, policies, controls, procedures and practices, and major issues as to the adequacy of the Company’s internal controls and any special additional procedures adopted in light of material control deficiencies; analyses prepared by management and/or the independent registered public accounting firm setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; and the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company;
(g)    Inquire of the Company’s chief executive officer, chief financial officer and chief accounting officer as to the existence of any significant deficiencies in the design or operation of internal controls that could adversely affect the Company’s ability to record, process, summarize and report financial data, any material weaknesses in internal controls, and any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls; and
(h)    Obtain from the independent registered public accounting firm assurance that the audit was conducted in accordance with Section 10A of the Securities Exchange Act of 1934, as amended.
5.    Review and approve a Code of Business Conduct and Ethics with respect to the business conduct, ethics, and related party transactions (the “Code of Conduct”),
(a)    Periodically review the Code of Conduct applicable to the Company’s directors, officers and employees;
(b)    Review all requests for waivers of the Code of Conduct involving directors, executive officers, and senior financial advisors as defined in the Code of Conduct and make recommendations to the Board as to whether it should approve any such request;
(c)    Review with Company personnel the Company’s programs designed to ensure compliance with the Company’s Code of Conduct;

(d)    Periodically review the Company’s Related-Person Transactions Policy; and
(e)    Review potential conflict of interest situations and related party transactions in accordance with the Company’s Related‑Person Transactions Policy and approve all transactions required to be disclosed under Item 404 of SEC Regulation S-K.
6.    With respect to the Company’s executive officer in charge of risk management,
(a)    Discuss the Company’s major risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies, including whether:

•	the risk appetite implicit in the Company’s business model, strategy and execution is appropriate;

•	the expected risks are commensurate with the expected rewards;

•	management has effectively implemented a system to manage, monitor, and mitigate risk, and that system is appropriate given the Company’s business strategy;

•	the Company’s risk management system informs the Board of the major risks facing the Company;

•	an appropriate culture of risk-awareness exists throughout the Company; and

•	there is recognition that management of risk is essential to the successful execution of the Company’s strategy.
(b)    Promptly report to the Board regarding changes in the Company’s risk profile and report other risk management issues to the Board as the Committee deems necessary.
7.    Perform such other functions as assigned by the Board and to have such powers as may be necessary or appropriate in the efficient and lawful discharge of the foregoing.
Resources and Authority
The Committee shall have the resources and authority appropriate to discharge its duties and responsibilities, including the authority to select, retain, terminate, and approve the fees and other retention terms of special counsel or other experts or consultants, as it deems appropriate, without seeking approval of the Board or management. The Committee shall receive appropriate funding from the Company, as determined by the Committee, for payment of compensation to the independent registered public accounting firm and other advisors retained by the Committee and ordinary administrative expenses of the Committee that are necessary or appropriate to carrying out its duties.
Except as expressly provided in this Charter or the by-laws of the Company, or as otherwise provided by law or the requirements of Nasdaq, the Committee shall fix its own rules of procedure. The Committee may form and delegate authority to a subcommittee or any member of the Committee when appropriate. Without limiting the generality of the foregoing, the Committee may, in its discretion, delegate to one or more of its members the authority to pre-approve any audit, audit-related or non-audit services to be performed by the independent registered public accounting firm, provided that any such approvals are presented to the Audit Committee at its next scheduled meeting.
Minutes and Reports
Minutes of each meeting will be kept and distributed to each member of the Committee, members of the Board who are not members of the Committee, and the Secretary of the Company. The Committee shall report a summary of the actions taken at each Committee meeting, which shall be presented to the Board at the next Board meeting.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

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SP PLUS CORPORATION

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on May 7, 2018.

INTERNET/MOBILE – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

PHONE – 1 (866) 894-0536
Use a touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE.

▲ FOLD HERE · DO NOT SEPARATE · INSERT IN ENVELOPE PROVIDED ▲

PROXY

Please mark your votes like this ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2, 3 AND 4.

1. Election of six directors to serve until the 2019 annual meeting of SP Plus stockholders, and until the respective successor of each is duly elected and qualified.

(1) G Marc Baumann
(2) Karen M. Garrison
(3) Alice M. Peterson
(4) Gregory A. Reid
(5) Wyman T. Roberts
(6) Douglas R. Waggoner

FOR ALL	WITHHOLD AUTHORITY	*EXCEPTIONS
☐	☐	☐

***Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list above.**

Mark here to change your address. ☐

Mark here if you plan to attend the meeting. ☐

CONTROL NUMBER

Signature______________________________ **Signature, if held jointly**______________________________ **Date**____________**, 2018**

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

Important Notice Regarding the Availability of Proxy Materials for the SP Plus Corporation Annual Meeting of Stockholders to be held on May 8, 2018.

The Proxy Statement, Proxy Card and our 2017 Annual Report to Stockholders are available at this website: http://www.cstproxy.com/spplus/2018.

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PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY FOR THE ANNUAL MEETING ON MAY 8, 2018

SP PLUS CORPORATION

The undersigned hereby constitutes and appoints Robert N. Sacks, Executive Vice President, General Counsel and Secretary, and Jerome L. Pate, Vice President and Deputy General Counsel, or any of them acting in the absence of the other, his or her true and lawful agents and proxies, with full power of substitution, and hereby authorizes them to represent the undersigned and to vote for the undersigned as designated on the reverse side, at the Annual Meeting of Stockholders to be held at the Radisson Blu Aqua Hotel, 221 N. Columbus Drive, Chicago, Illinois, on May 8, 2018, at 4:00 p.m., local time, and at any adjournments thereof, on all matters coming before said meeting.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and proxy statement, both dated April 2, 2018, and hereby revokes any proxy or proxies heretofore given to vote at said meeting or any adjournment thereof.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICE BY MARKING THE APPROPRIATE BOXES ON THE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXY HOLDERS CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD. ACTION TAKEN PURSUANT TO THIS PROXY CARD WILL BE EFFECTIVE AS TO ALL SHARES THAT YOU OWN.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ITEMS 1, 2, 3, AND 4. THIS PROXY WILL BE VOTED, IN THE DISCRETION OF PROXY HOLDERS, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT THEREOF.

(Continued, and to be marked, dated and signed, on the other side)